As filed with the Securities and Exchange Commission on January 21, 1997

                                                     Registration No. 333-______

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              --------------------

                                USA FINANCE, INC.
             (Exact name of registrant as specified in its charter)

    Delaware                       6141                        23-2767307
    --------                       ----                        ----------
(State or other              (Primary Standard              (I.R.S. Employer
jurisdiction of             Classification Code           Identification Number)
 incorporation                    Number)
or organization)

                              1111 Park Centre Road
                              Miami, Florida 33169
                                 (305) 625-0900
--------------------------------------------------------------------------------
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
               executive office and principal place of business)

                              Stephen E. Michaelson
                              1111 Park Centre Road
                              Miami, Florida 33169
                                 (305) 625-0900
--------------------------------------------------------------------------------
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                  with copy to:
                            Stephen M. Cohen, Esquire
                   Buchanan Ingersoll Professional Corporation
                        1200 Two Logan Square, 12th Floor
                             Philadelphia, PA 19103
                                 (215) 665-3873

                              --------------------

      Approximate date of proposed sale to the public: As soon as practicable following the date on which this Registration Statement becomes effective.

                              --------------------

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [x]

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
           Title of              Amount               Proposed               Proposed
         Shares to be             to be           Maximum Offering       Maximum Aggregate        Amount of
          Registered            Registered        Price per Share(1)       Offering Price      Registration Fee
---------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par
value per share(2)               2,678,219             $1.44                 $3,856,635            $1,168.68

---------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par
value per share(3)                 271,000             $5.00                 $1,355,000              $410.61

---------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par
value per share(3)                 250,000             $4.00                 $1,000,000              $303.03

---------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par
value per share(4)                 171,675             $4.00                   $686,700              $208.09

---------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par
value per share(4)                 100,000             $5.00                   $500,000              $151.52

---------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par
value per share(4)                 100,000             $8.00                   $800,000              $242.42

---------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par
value per share(4)                  15,000             $6.00                    $90,000               $27.27

---------------------------------------------------------------------------------------------------------------
    Total                        3,585,894                                   $8,288,335            $2,511.62
===============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee. Since the Registrant will not be receiving any proceeds from the distribution of its securities and since there is no market therefor, the registration fee is calculated on the basis of (i) with respect to the outstanding shares of Common Stock, the book value of a share of Common Stock of the Registrant as of September 30, 1996 (see financial statements and notes thereto); and (ii) with respect to shares of Common Stock issuable upon the exercise or conversion of outstanding warrants and convertible debentures, the associated exercise or conversion prices pursuant to Rules 457(f)(2) and 457(g), respectively, of the Securities Act of 1933, as amended.

(2) Represents (i) 1,656,928 outstanding shares of Common Stock; (ii) 384,625 outstanding shares of Series A $4.00 Preferred Stock which will automatically convert into shares of Common Stock upon the effective date of this Registration Statement; and (iii) 636,666 outstanding shares of Series B $3.00 Preferred Stock which will automatically convert into shares of Common Stock upon the effective date of this Registration Statement.

(3) Represents shares of Common Stock that are issuable upon conversion of certain of the Registrant's outstanding convertible debentures.

(4) Represents shares of Common Stock that are issuable upon exercise of certain of the Registrant's outstanding common stock purchase warrants.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                                USA FINANCE, INC.

                              CROSS REFERENCE SHEET

Registration Statement
Item Number and Caption                  Location in Prospectus or Page
-----------------------                  ------------------------------

1.  Forepart of the Registration
    Statement and Outside Front Cover    Forepart of the Registration Statement;
    Page of Prospectus.................  Outside Front Cover Page of Prospectus

2.  Inside Front and Outside Back        Inside Front and Outside Back Cover
    Cover Pages of Prospectus..........  Pages of Prospectus

3.  Summary Information and Risk         Prospectus Summary; Summary Financial
    Factors............................  Information; Risk Factors

4.  Use of Proceeds....................  Use of Proceeds

5.  Determination of Offering Price....  Cover Page of Prospectus; Plan of
                                         Distribution

6.  Dilution...........................  N/A

7.  Selling Security Holders...........  Selling Security Holders

8.  Plan of Distribution...............  Cover Page of Prospectus; Plan of
                                         Distribution

9.  Legal Proceedings..................  Business of the Company - Legal
                                         Proceedings

10. Directors, Executive Officers,
    Promoters and Control Persons......  Management; Certain Transactions

11. Security Ownership of Certain
    Beneficial Owners and Management...  Principal Stockholders

12. Description of Securities..........  Description of Securities

13. Interest of Named Experts
    and Counsel........................  N/A

14. Disclosure of Commission Position    Statement on Indemnification; Part II
    on Indemnification for               Item 24 - Indemnification of Directors
    Securities Act Liabilities.........  and Officers

15. Organization within Last
    Five Years.........................  Business of the Company

16. Description of Business............  Business of the Company

17. Management's Discussion and          Management's Discussion and Analysis of
    Analysis or Plan of Operation......  Financial Condition and Results of
                                         Operations

18. Description of Property............  Business of the Company - Facilities

19. Certain Relationships and
    Related Transactions...............  Certain Transactions

20. Market for Common Equity and
    Related Stockholder Matters........  Market for Common Stock

21. Executive Compensation.............  Management - Executive Compensation
                                         Arrangements

22. Financial Statements...............  Summary Financial Information;
                                         Capitalization; Financial Statements

23. Changes In and Disagreements
    with Accountants on Accounting
    and Financial Disclosure...........  N/A

                     Subject to Completion January 21, 1997

PRELIMINARY PROSPECTUS

                                USA FINANCE, INC.

                            -------------------------

                    3,585,894 Shares of Common Stock Offered
                       by Certain Selling Security Holders
                             (Subject to Adjustment)

                            -------------------------

      This Prospectus relates to the sale by certain selling security holders identified in this Prospectus ("Selling Security Holders") of 3,586,894 shares of Common Stock, $.001 par value per share, of USA Finance, Inc. (the "Company") consisting of: (i) 1,656,928 shares previously issued by the Company; (ii) 384,625 shares issuable on the date hereof upon conversion of outstanding shares of Series A $4.00 Convertible Preferred Stock; (iii) 636,666 shares issuable on the date hereof upon conversion of outstanding shares of Series B $3.00 Convertible Preferred Stock; (iv) 386,675 shares issuable, if at all, upon the exercise of certain outstanding common stock purchase warrants; and (v) 521,000 or more shares issuable, if at all, upon conversion of the principal due under certain outstanding convertible debentures. The shares issuable, if at all, upon conversion of the convertible debentures are subject to increase to accommodate possible adjustments in the conversion feature based upon the trading price of the Common Stock and to pay accrued interest due upon maturity, at the election of the holder. See "DESCRIPTION OF SECURITIES" and "SELLING SECURITY HOLDERS."

      The Series A $4.00 Convertible Preferred Stock, Series B $3.00 Convertible Preferred Stock, warrants and convertible debentures were issued by the Company to sophisticated and accredited investors during 1996 in private placement transactions. Of the shares of Common Stock offered for resale by the Selling Security Holders, 1,579,427 shares will be offered by certain officers, directors and principal stockholders of the Company. See "SELLING SECURITY HOLDERS," "DESCRIPTION OF SECURITIES" and "CERTAIN TRANSACTIONS."

      The Company will not receive any proceeds from the sale of shares of Common Stock by the Selling Security Holders. The Company will, however, bear all expenses in connection with the preparation and filing of a Registration Statement of which this Prospectus forms a part. Sales of shares of Common Stock may be made in negotiated private or public transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices. See "PLAN OF DISTRIBUTION."

                            -------------------------

      The Company's Common Stock is not currently publicly traded. Application will be made to list the Common Stock on the OTC Bulletin Board and, thereafter, if the Company qualifies to do so, on The NASDAQ SmallCap Market. There can be no assurance that a public market will develop. See "DESCRIPTION OF SECURITIES" and "PLAN OF DISTRIBUTION."

                           -------------------------

          THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
        SEE "RISK FACTORS" ON PAGES 10 TO 17 FOR A DISCUSSION OF CERTAIN
            MATERIAL FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION
             WITH AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

                            -------------------------

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY
              STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
               OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              AVAILABLE INFORMATION

      The Company is not subject to the information reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"). The Company will provide a report to stockholders, at least annually, which will include audited financial statements of the Company.

                               PROSPECTUS SUMMARY

      The following summary is qualified in its entirety by the detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Investors should carefully consider the information set forth under the caption "Risk Factors."

                                   THE COMPANY

      Through its wholly owned subsidiaries, Gold Coast Finance, Inc. ("Gold Coast") and National-Wide Premium Finance Co. ("National-Wide"), USA Finance, Inc. (the "Company") is licensed as a premium finance company that offers purchasers of property and casualty insurance policies (the "Insureds") an opportunity to finance the payment of their annual premiums through installment loans provided by the Company. Approximately 90% of the Company's business involves the financing of automobile insurance premiums. The remainder of the Company's business consists of offering financing to buyers of commercial insurance policies, consumer homeowner policies and other property and casualty policies.

      A substantial portion of the Company's premium finance activities relate to non-standard automobile insurance policies which typically cover Insureds who have been classified by the insurance company as presenting higher than average insurable risks for a variety of reasons including age, driving record, a lapse in or absence of coverage, or ownership of high value or high performance vehicles.

      Non-standard policies are typically offered by smaller insurance carriers that require payment in advance for annual premiums and generally do not offer captive financing programs similar to those offered by certain of the larger national carriers. By offering Insureds an opportunity to finance the payment of their annual premiums on an installment basis, the Company believes that it can gain access to a significant demographic mix of individuals who are either unable or unwilling to pay their insurance premiums in advance. In a typical financing transaction, the Company collects a cash down payment from the Insured of approximately fifteen percent (15%) to thirty percent (30%) of the annual premium, and finances the balance, plus certain fees, interest and taxes, pursuant to the terms of an installment note in the form of a finance contract (the "Finance Contract"). The Company remits the full amount of the premium to the insurance company, which under applicable state law, earns the premium thereafter on a pro rata basis during the term of the policy. Generally, the Finance Contract is due over a period of shorter duration than the underlying policy. Thus, Finance Contracts relating to annual premiums are generally due over a period of eight to ten months. The economic security for the repayment of the principal obligation evidenced by the Finance Contract is the pro rata portion of the insurance premium paid to, but not yet earned by, the insurance company (the "unearned premium").

      The Finance Contract permits the Company to cancel a policy in the event of a default by the Insured. Upon cancellation, the insurance company remits the unearned premium to the Company, which in turn utilizes this amount to satisfy any amounts due and owing under the Finance Contract. The balance, if any, is returned to the Insured.

      As a premium finance company, the Company does not assume any of the underwriting risks of an insurance carrier. Rather, the Company's business involves the management of credit risk associated with providing consumer financing to individuals who purchase automobile insurance. If the Finance Contracts have been properly established (so that at any point during the term of the policy, the pro rata portion of the unearned premium exceeds the unpaid principal due under the Finance Contract), the Company does not rely upon the credit-worthiness of the Insured, but rather upon the insurance company for repayment. In this respect, the Company recognizes that in order to achieve profitable operations, if at all, it will have to profitably manage credit risk by attempting to (i) reduce, where possible, existing over-concentration of policies with insurance companies that are below certain industry ratings and present greater risks of insolvency than more highly rated carriers; (ii) conduct business, where feasible, in states that have guaranty funds to protect against losses due to failure of insurance companies; and (iii) reduce, where possible, situations in which additional premiums are assessed that result in an under-collateralization of the Company's Finance Contracts.

      Insurance companies are rated according to their financial strength and claims payment ability by A.M. Best Company ("A.M. Best"), a provider of independent rating services accepted within the industry. To mitigate against the risk of insurance company failure, the Company attempts, to the best extent possible, to finance policies written by insurance companies rated "B" or better by A.M. Best. Towards that end, as of the date of this Prospectus, 53% of the policies financed by the Company are written by insurance companies with an A.M. Best rating of "B" or better. To further mitigate against the risk of insurance company failure, the Company generally attempts to operate only in states with insurance guaranty funds.

      Under-collateralization, which occurs when the pro rata portion of the unearned premium is less than the unpaid principal owed on the Finance Contract, remains one of the most significant operating risks confronting the Company. The current policies and internal guidelines of the Company are designed to ensure that the return portion of the unearned premium (i.e., the premium paid to, but not yet earned by, the insurance company) is within ten percent (10%) of the unpaid principal due under substantially all of the Finance Contracts generated by the Company.

      Under-collateralization often occurs when an insurance company retroactively re-rates an Insured's premium after initial issuance of the policy and assesses an additional premium not contemplated by the original Finance Contract. This typically occurs when the Insured erroneously omits from his initial insurance application information about his automobile, past driving record or insurance claims history that is likely to yield higher premiums when discovered. Unless it is able to secure a larger down payment from the Insured, the original down payment received by the Company, as an effective percentage of the entire premium, will generally be insufficient to provide an unearned premium to protect the Company from the risk of Insured defaults. Thus, the risk of credit exposure in the event of a default by the Insured increases significantly.

      Under-collateralization also occurs when insurance companies, following cancellation of the underlying policy, return unearned premiums on a short-rated as opposed to a full pro-rata basis. Florida and South Carolina, where the Company conducts in excess of 95% of its operations, permit insurance companies to return unearned premiums on a 90% short-rated basis. This requires the Company to receive a larger down payment in order to provide it with an unearned premium upon cancellation of the policy. The following chart demonstrates how the Company can become under-collateralized in a typical policy (premium amount $800) where only the down payment is received, the policy is canceled 60 days after issuance and the insurance company is permitted to pro-rate the return of premiums following cancellation.

-----------------------------------------------------------------------------------------------
                             Unearned Premium Returned          Over/(Under) Collateralization
 Down       Principal   -----------------------------------------------------------------------
Payment      Balance     90% short-rated     100% pro-rata     90% short-rated    100% pro-rata
-----------------------------------------------------------------------------------------------
 20.0%       $640.00         $601.64            $668.49            ($38.36)           $28.49
 25.0%       $600.00         $601.64            $668.49             $ 1.64            $68.49
 28.4%       $572.80         $601.64            $668.49             $28.84            $95.69
-----------------------------------------------------------------------------------------------

      Management believes that it can mitigate the risk of under-collateralization through the purchase and installation of computer systems that will provide its independent agents with up-to-date information relative to the Insured's driving record. Pending the adequacy of capital resources for this project, the acquisition and installation of systems for this purpose remain a high corporate priority.

      The Company's marketing efforts are undertaken by approximately one hundred fifty (150) independent insurance agents ("Agents") and approximately nine (9) marketing representatives on a non-exclusive basis.

      Since inception, the Company has funded the purchase of its Finance Contracts through proceeds from operations, the private placement of approximately $5.8 million in equity and debt securities and a $25 million receivables purchase facility with SunAmerica Financial Resources, Inc. (the "SunAmerica Facility"). The Company's continued growth is dependent upon maintaining this facility, as well as securing additional proceeds from financing transactions, increasing the eligibility for coverage under its existing facility, and eventually, either increasing the outstanding coverage of its existing facility or securing additional credit facilities.

      At September 30, 1996, the Company's portfolio of Finance Contracts, which are owned by a third-party financial institution under the SunAmerica Facility but serviced by the Company, (the "Managed Portfolio") consisted of 46,064 Finance Contracts with an aggregate principal balance outstanding of $9,748,490. This reflects an increase from the combined operations of Gold Coast and National-Wide at December 31, 1995, at which time Finance Contracts owned and serviced by the Company totaled $6,025,667.

      For the nine month period ended September 30, 1996, the Company's unaudited results of operations reflected a loss of $1,102,258. During this period, the Company's Managed Portfolio increased 62% from $6,025,667 to $9,748,490.

      The Company's principal executive office is located at 1111 Park Centre Road, Miami, Florida 33169 and its telephone number is 305-625-0900. Unless otherwise specified herein, references to the "Company" shall include Gold Coast and National-Wide.

                                  THE OFFERING

Securities Being Offered:             This Prospectus relates to the sale by
                                      certain selling security holders
                                      identified in this Prospectus ("Selling
                                      Security Holders") of 3,585,894 shares of Common Stock, $.001 par value per share, of USA Finance, Inc. (the "Company") consisting of: (i) 1,656,928 shares previously issued by the Company; (ii)
                                      384,625 shares issuable on the date hereof upon conversion of outstanding shares of Series A $4.00 Convertible Preferred
                                      Stock; (iii) 636,666 shares issuable on
                                      the date hereof upon conversion of
                                      outstanding shares of Series B $3.00
                                      Convertible Preferred Stock; (iv) 386,675 shares issuable, if at all, upon the exercise of certain outstanding common stock purchase warrants; and (v) 521,000 or more shares issuable, if at all, upon conversion of the principal due under certain outstanding convertible debentures. The shares issuable, if at all, upon conversion of the convertible debentures are subject to increase to accommodate possible adjustments in the conversion feature based upon the trading price of the Common Stock and to pay accrued interest due upon maturity, at the election of the holder. See "SELLING
                                      SECURITY HOLDERS" and "DESCRIPTION OF
                                      SECURITIES."

                                      The shares of Common Stock offered by the Selling Security Holders may be offered for sale from time to time by the holders in regular brokerage transactions, either directly or through brokers or to dealers, in private sales or negotiated transactions, or otherwise, at prices related to then prevailing market prices. The Company will not receive any proceeds from the sale of shares of Common Stock by the Selling Security Holders. All expenses of the registration of such securities are, however, being borne by the Company. The Selling Security Holders, and not the Company, will pay or assume such brokerage commissions as may be incurred in the sale of their securities. See "SELLING SECURITY HOLDERS" and "PLAN OF DISTRIBUTION."

                                      The Company's Common Stock is not
                                      currently publicly traded. Application
                                      will be made to list the Common Stock on the OTC Bulletin Board, and, thereafter, if the Company qualifies to do so, on the NASDAQ SmallCap Market. There can be no assurance that a public market will develop. See

                                      "DESCRIPTION OF SECURITIES" and "PLAN OF
                                      DISTRIBUTION."

Number of shares of Common Stock
currently outstanding(1)... .......................................   2,646,928

Number of shares of Common Stock
which may be issued upon the
conversion or exercise, as
applicable, of outstanding shares
of Series A $4.00 Convertible
Preferred Stock, Series B $3.00
Convertible Preferred Stock, common
stock purchase warrants,
convertible debentures and
currently exercisable options(2) ..................................   2,249,466
                                                                      ---------

Total..............................................................   4,896,394

Number of shares of Common Stock being
offered by Selling Security Holders(2).............................   3,585,894

----------
(1)   As of January 13, 1997

(2) This may be increased based on the number of shares issuable upon the conversion, if at all, of the outstanding convertible debentures. See "DESCRIPTION OF SECURITIES" and "SELLING SECURITY HOLDERS."

----------

Use of Proceeds:                      The Company will not receive any proceeds
                                      from the sale of shares of Common Stock by the Selling Security Holders.

Risk Factors:                         The shares of Common Stock offered in this
                                      Prospectus are speculative in nature and involve a high degree of risk. Prior to making an investment decision, prospective investors should carefully review the risk factors enumerated in this Prospectus. See
                                      "RISK FACTORS" beginning at page 10,
                                      "MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                                      FINANCIAL CONDITION AND RESULTS OF
                                      OPERATIONS" beginning at page 19 and
                                      "BUSINESS OF THE COMPANY" beginning at
                                      page 31.

                          SUMMARY FINANCIAL INFORMATION

      Set forth below is the historical summary financial information with respect to the Company for each of the two years ended December 31, 1995, and 1994 and the nine months ended September 30, 1996 and 1995. The financial statements for the two years ended December 31, 1995 and December 31, 1994 consist of the combined financial statements of Gold Coast and National-Wide.

-----------------------------------------------------------------------------------------------------------------------
                                                                          Proforma                    Proforma
                                          Nine Months Ended           Nine Months Ended              Year Ended
                                           September 30,(1)            September 30,(2)            December 31,(3)
-----------------------------------------------------------------------------------------------------------------------
                                          1996          1995          1996          1995         1995          1994
-----------------------------------------------------------------------------------------------------------------------
                                               Unaudited                   Unaudited                 Unaudited
Income Statement Information:
Revenue                               $ 1,782,186   $        25   $ 2,540,899   $ 1,016,630  $ 1,509,168   $ 1,177,582

Income (Loss) Before Provision for
  Taxes and Extraordinary Loss           (662,445)          (44)     (757,944)       73,850       17,167       184,350

Net Income (Loss)                      (1,102,258)          (44)   (1,197,757)       15,901        9,745       114,880
Net Income (Loss) per Share
Primary Net Income (Loss) per Share:
  Income (Loss) Before
    Extraordinary Loss                       (.33)         --            (.36)          .01         --             .05
  Extraordinary Loss per Share               (.21)         --            (.21)         --           --            --
  Net Income (Loss) per Share                (.54)         --            (.57)          .01         --             .05

Fully Diluted Net Income (Loss) per
Share:
  Income (Loss) Before
    Extraordinary Loss                       (.33)         --            (.36)         --           --             .03
  Extraordinary Loss per Share               (.21)         --            (.21)         --           --            --
  Net Income (Loss) per Share                (.54)         --            (.57)         --           --             .03

Weighted Average Shares Outstanding:
  Primary                               2,104,336     2,104,336     2,104,336     2,104,336    2,104,336     2,104,336
  Fully Diluted(4)                      2,104,336     2,104,336     2,104,336     3,392,627    3,392,627     3,392,627
Balance Sheet Information (at end
  of period):
Total Assets                          $ 5,873,164   $    19,822   $ 5,847,087   $ 5,843,553  $ 6,636,816   $ 2,521,922
Total Liabilities                       2,091,677        15,000     2,161,099     5,684,177    6,740,080     1,414,305
Stockholders' Equity/(Deficit)          3,781,487         4,822     3,685,988       159,376     (103,264)    1,107,617

----------
(1) Actual results of operations reflect only the combined operations of Gold Coast and National-Wide subsequent to March 28, 1996.

(2) Proforma information presented to reflect the combined operations of Gold Coast and National-Wide as if the acquisitions by the Company had occurred on January 1, 1995.

(3) Proforma information presented to reflect the combined operations of Gold Coast and National-Wide as if the acquisitions by the Company had occurred on January 1, 1994. Net Income (Loss) has been presented on the basis of Gold Coast and National Wide operating as C Corporations for the years ended December 31, 1994 and December 31, 1995

(4) Includes 1,288,291 shares issuable upon conversion of all outstanding shares of Series A $4.00 Convertible Preferred Stock, Series B $3.00 Convertible Preferred Stock and all outstanding convertible debentures as of September 30, 1996. Does not include shares issuable upon exercise of outstanding common stock purchase warrants, or options.

                  MANAGED PORTFOLIO DATA FOR NINE MONTH PERIOD
                            ENDED SEPTEMBER 30, 1996

--------------------------------------------------------------------------------
                                                    January 1, 1996-
       Portfolio Data:                             September 30, 1996
--------------------------------------------------------------------------------

Number of Contracts Originated                                     32,341
--------------------------------------------------------------------------------

Total Dollars Financed in Period                             $ 22,573,666
--------------------------------------------------------------------------------

Contracts Serviced(1)                                              46,064
--------------------------------------------------------------------------------

Average Amount Financed per Contract                         $        698
--------------------------------------------------------------------------------

States (Operations)                                               Florida
                                                                Tennessee
                                                           South Carolina
--------------------------------------------------------------------------------

Active Agent locations(2)                                             194
--------------------------------------------------------------------------------

----------
(1)   Number of Active Contracts in Portfolio.

(2)   Number of Agents with Contracts Being Serviced.

                                  RISK FACTORS

      The securities offered hereby are speculative in nature, involve a high degree of risk and an investment in the Common Stock should not be made by any investor who cannot afford the loss of his entire investment. Prior to making an investment decision with respect to the Common Stock offered by this Prospectus, prospective investors should carefully consider the following risk factors along with the other matters discussed in this Prospectus.

      When used in this Prospectus, the words "may," "will," "expect," "anticipate," "continue," "estimate," "project," "intend" and similar expressions are intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Exchange Act regarding events, conditions and financial trends which may affect the Company's future plans of operations, business strategy, operating results and financial position. Prospective investors are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties and that actual results may differ materially from those included within the forward-looking statements as a result of various factors. Such factors are described under the headings "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," "BUSINESS OF THE COMPANY" and in the risk factors set forth below.

      1. Maintenance of Existing Financing and Need for Additional Financing. The Company is dependent upon existing and additional sources of financing in order to fund the Finance Contracts it generates. The Company presently derives a substantial portion of its funding through the SunAmerica Facility. The SunAmerica Facility has a term of three (3) years; however, it may be terminated sooner upon the occurrence of certain events, including, but not limited to, any event which could materially adversely affect the collectibility of the Finance Contracts or certain changes in the current management of the Company. It may also be terminated by SunAmerica Financial Resources, Inc. in the event that its principal funding sources for the sale of new or additional receivables are terminated. The termination of the SunAmerica Facility would have a material adverse affect upon the operations of the Company. In the event that such a termination were to occur, the Company would need to obtain a substitute source of financing, either through a borrowing or receivables purchase program, and there can be no assurance that the Company would be able to secure such financing. In addition, to fund any further expansion of the origination of Finance Contracts beyond that provided by the existing SunAmerica Facility, the Company will be required to secure additional sources of financing. There can be no assurance that the Company will be able to obtain such additional financing. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

      2. Substantial Indebtedness. The operations of the Company have historically incurred substantial indebtedness and are, therefore, subject to the risks associated with significant leverage, including the risks that interest rates may fluctuate and cash flow may not be adequate to make required payments on indebtedness. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

      3. Operating Risks. The Company's business activities require the Company to lend substantial sums of money to policyholders in order to finance the payment by such persons of insurance premiums. The Company will not have use of such funds while they constitute outstanding loans and will be dependent upon the efforts of borrowers, who have not undergone any credit risk analysis by the Company and over whom the Company will not have any control, for the repayment of such indebtedness. To the extent the unearned premium returned by the insurance company does not cover the outstanding principal and interest due on the Finance Contract at the time the policy is canceled, the Company will realize a loss on that particular loan.

      Although the repayment of such indebtedness will be secured in part by the Insured's unearned premiums, which typically involves the down payment of approximately 15-30% for a one-year insurance premium, the Company is at risk with respect to the repayment of any such indebtedness which may be subject to significant delays. In the event of a default in repayment of such indebtedness, the Company must seek payment from the insurance carrier for the refund of any unearned premium, the payment of which could exceed 90 days from the cancellation date. Inasmuch as the Company's principal funding facility does not provide for funding on receivables in excess of 60 days past due, the Company could experience cash flow difficulties in the event funds available under its funding facility are insufficient to meet any working capital shortfalls.

      The return of unearned premiums by an insurance carrier may be adversely affected by the insolvency or liquidation of the insurance carrier. Most states administer guaranty programs which provide for the return of a portion of unearned premiums upon the insolvency of an insurance carrier. Although most insurance carriers participate in such programs, such repayments are subject to significant delays and deductibles.

      The Company is also at risk that an insurance carrier, after receipt of an Insured's application and Company draft in payment of the full amount of coverage applied for, re-rates an Insured's policy to require payment of an additional premium. In these circumstances, an insurance carrier will bill the Insured for the entire amount of the additional premium. At this point, the Insured's initial down payment, which was based on the initial lower premium, represents a smaller percentage of the higher additional premium. This reduces or likely eliminates the amount of unearned premium associated with that particular policy resulting in an under-collateralization of the Finance Contract. This places the Company at risk that the Insured will not be able to pay the additional premium and upon cancellation, the Company will likely realize a loss on such a Finance Contract. The Company is also subject to risks that an insurance agent or policyholder may commit a fraudulent act. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and "BUSINESS OF THE COMPANY."

      4. Losses from Operations. For the nine month period ended September 30, 1996, the Company incurred a net loss of $1,102,258. The Company incurred net losses during each of its three calendar quarters through September 30 during 1996. There can be no assurance as to when, if ever, the Company may be able to achieve profits from operations. To the extent its losses continue, the Company will experience a continued depletion of its liquidity and capital resources, which on a cumulative basis may adversely affect the Company's ability to maintain its operations as a going concern.

      5. Reliance on Independent Insurance Agents; Limited Marketing Capability. The Company has been, and will continue to be, dependent on independent insurance agents for referrals which may lead to the financing of insurance premiums. To date, substantially all of the Company's revenues have been attributable to referrals from independent agents. Since the Company has no contractual relationship with or control over any of these agents, there can be no assurance that agents presently directing business to the Company will continue to do so. Moreover, as the Company expands its operations into additional states, it will be necessary to develop relationships with a new market of independent agents. This will likely require the Company to retain additional independent contractors familiar with these markets. Accordingly, there can be no assurance that the Company will be able to retain such contractors or develop any meaningful business in any other states See "BUSINESS OF THE COMPANY - Business Strategy" and " - Marketing."

      6. Intense Competition. The Company encounters intense competition from numerous other premium finance companies, insurance carriers and independent insurance brokers who offer premium finance services, as well as banks and other lending institutions. Competition comes from other premium finance companies, as well as insurance companies that offer captive financing programs and certain of the larger insurance agencies that provide financing to their customers. Some of the Company's competitors are larger and have greater financial and other resources and are better known to consumers than the Company. With regard to other premium finance companies, there are few, if any barriers to entry and the Company expects additional companies to enter the market. To the extent these competitors offer more attractive payment plans to Insureds or better commissions to agents, the Company's competitive position will be adversely affected. There can, therefore, be no assurance that the Company will be able to continue to compete successfully in its markets. See "BUSINESS OF THE COMPANY - Competition."

      7. No Public Market. There is currently no public trading market for the Company's Common Stock. Although the Company intends to make an application to list the Company's Common Stock on the OTC Bulletin Board, there can be no assurances that such an application will be approved and, if approved, that a regular trading market will develop for anything other than the short-term. There can be no assurances that a trading market that develops without the assistance of an offering underwritten by an institutional brokerage firm, will provide any material longer term liquidity for the Company's stockholders.

      8. Government Regulation. The operations of the Company are heavily regulated by laws, rules and regulations in each of the states in which it operates. The Company is licensed in four (4) states. Applicable statutes and regulations provide for the licensing, administration and supervision of premium finance companies. These regulations impose significant restrictions on the conduct of such operations, particularly with respect to the interest rates charged policyholders, minimum capital requirements, collections of unearned premiums, cancellation of policies and the remedies available with regard to delinquent accounts.

      As a result of such licensure, the Company is subject to regular and random supervisory examinations regarding compliance with state regulations. A failure to comply with applicable regulations could result in fines or a suspension or revocation of the Company's license.

Although the Company believes it is in material compliance with all applicable regulations, there can be no assurance that any state regulatory agency would agree with the Company's assessment of its compliance.

      Insurance regulations and state usury laws govern the amount and type of interest and non-interest fees which the Company may charge. Consequently, there may be periods during which high prevailing interest rates on institutional indebtedness, or high yields required under receivables purchase programs such as the SunAmerica Facility, will combine with fixed statutory ceilings on the rates the Company may charge policyholders to adversely affect the Company's profit margin. In addition, relevant statutory law does not provide for automatic adjustments in the rates a premium finance company may charge. Changes in the regulation of such activities, such as increased rate regulation, could have an adverse effect on the Company's operation. Since approximately 95% of the Company's finance contracts are originated in and governed under the laws of Florida, the Company is at particular risk of adverse changes in applicable Florida law. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION" and "BUSINESS OF THE COMPANY."

      9. No Underwriter Participation. No underwriter has participated in the preparation of this Prospectus. Generally, in an underwritten offering, an underwriter would conduct certain investigations relative to the issuer, its business and the terms of the offering in order to establish a reasonable basis for the pricing of the securities to be sold and for the accuracy and completeness of the disclosures set forth in any offering documents. Inasmuch as no underwriter has participated in the preparation of these offering materials, such an investigation has not been conducted in connection with this offering.

      10. Dividends. No dividends have been paid by the Company on its Common Stock since inception and the payment of dividends on the Company's Common Stock is not contemplated in the foreseeable future. The payment of future dividends will be directly dependent upon the earnings of the Company, its financial needs and other similarly unpredictable factors. Earnings, if any, are expected to be retained to finance and develop the Company's business

      11. Control by Insiders. Upon conversion of all outstanding shares of Series A $4.00 and Series B $3.00 Convertible Preferred Stock, Mark Margolis, the Company's President and a director, and principal stockholders Andrew Panzo and the Estate of Steven Margolis, and their affiliates, will own approximately 2,394,428 shares of Common Stock or 65% of the outstanding shares. The foregoing does not give effect to the issuance of any securities issuable upon conversion or exercise, as applicable of outstanding convertible debentures, common stock purchase warrants or vested options held by these persons.

      Additionally, Mark Margolis, Andrew Panzo, American Maple Leaf Financial Corporation ("AMLF") and Steven Margolis entered into a stockholders' agreement concerning, among other things, the election of directors which will continue in effect until March 28, 2001 (the "Stockholders' Agreement"). Pursuant to the Stockholders' Agreement, these stockholders have agreed to vote their shares for at least four directors, three of whom shall be designated by Messrs. Panzo and AMLF and one of whom shall be Mark Margolis. By virtue of the concentration of a substantial block of shares in the hands of a few stockholders, the absence of cumulative voting rights, and the Stockholders' Agreement regarding the election of directors, these stockholders will be in a position to elect all of the Company's directors and control the outcome of corporate matters without the approval or concurrence of the Company's other stockholders for the foreseeable future. See "PRINCIPAL STOCKHOLDERS" and "CERTAIN TRANSACTIONS."

      12. Additional Dilution. The Company is presently authorized to issue 25,000,000 shares of Common Stock, $.001 par value per share, of which 3,668,219 shares are outstanding as of the date of this Prospectus. This includes 1,021,291 shares issuable as of the date of this Prospectus upon conversion of 384,625 shares of Series A $4.00 Convertible Preferred Stock and 636,666 shares of Series B $3.00 Convertible Preferred Stock. Between March and December 1996, the Company sold an aggregate of $2,355,000 principal amount of convertible subordinated 10% debentures (the "Convertible Debentures") and 386,675 common stock purchase warrants (the "Warrants"), in various private placement transactions. In addition, there are currently outstanding options (the "Options") to purchase 905,250 shares of Common Stock of which 320,500 are currently vested and exercisable. Accordingly, the Company may be caused to issue at least 521,000 additional shares upon the conversion, if at all, of the principal due under the Convertible Debentures, 386,675 shares upon the exercise, if at all, of the Warrants, and 320,500 shares issuable, if at all, upon exercise of vested Options, thereby increasing the number of shares of Common Stock outstanding from 3,668,219 to 4,896,394.

      Convertible Debentures in the principal amount of $1,000,000 are convertible at $4.00 per share and the remainder are convertible at $5.00 per share. Assuming conversion prices of $4.00 and $5.00 at maturity, principal due under the Convertible Dentures is convertible into 521,000 shares of the Company's Common Stock. The issuance of shares upon conversion, if at all, of the Convertible Debentures is subject to increase based upon a decrease in the trading price of the Common Stock below $5.00 per share. For example, if on the date of conversion the Common Stock is trading at $2.50 per share, 1,148,780 shares would be issuable and if the Common Stock is trading at $1.00 per share on the date of conversion, 2,871,951 shares would be issuable upon conversion of the principal due under the Convertible Debentures. If all Convertible Debentures are held until maturity, conversion of accrued interest would increase the shares issuable by an additional 10%. This will cause substantial additional dilution. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," "SELLING SECURITY HOLDERS" and "DESCRIPTION OF SECURITIES."

      Conversion of the Convertible Debentures would, however, have the effect of releasing the Company from its obligation to repay $2,355,000 of principal plus all accrued interest due thereunder and recharacterizing such indebtedness as equity on the Company's financial books and records. In addition, exercise of all of the Warrants and currently vested and exercisable Options would have the effect of securing for the Company additional working capital of up to $1,986,700 and $1,662,000, respectively.

      As its rate of growth continues, the Company must continue to secure increasing amounts of financing to fund additional Finance Contracts. This may entail the sale of additional shares of Common Stock or Common Stock equivalents which would have the effect of further increasing the number of shares outstanding.

      In connection with other business matters deemed appropriate by the Company's management, there can be no assurances that the Company will not, in fact, undertake the issuance of more shares of Common Stock without notice to then existing stockholders. This may be done in order to, among others, facilitate a business combination, acquire assets or stock of another business, compensate employees or consultants or for other valid business reasons in the discretion of the Company's Board of Directors.

      13. Effect of Outstanding Convertible Debentures, Warrants and Options. For the respective terms of the outstanding Convertible Debentures, Warrants and Options, the holders thereof are given an opportunity to profit from a rise in the trading price of the Company's Common Stock with a resulting dilution in the interest of the other stockholders. The holders of such Convertible Debentures may exercise their right of conversion, and the holders of such Warrants or Options may choose to exercise such Warrants or Options, each at prices below the current trading price of the Company's Common Stock and at a time when the Company might be able to obtain additional capital through a new offering of securities at prevailing market prices. The terms on which the Company may obtain additional financing during this period may be adversely affected by the existence of such below market Convertible Debentures, Warrants and Options.

      14. Authorization of Preferred Stock. The Company's Certificate of Incorporation authorizes the issuance of "blank check" Preferred Stock with such designation, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, deterring, delaying or preventing unsolicited changes in control of the Company by discouraging open market purchases of the Company's Common Stock or a non-negotiated tender or exchange offer for such stock, which may be disadvantageous to a majority of the Company's stockholders who may otherwise desire to participate in such a transaction and receive a premium for their shares. Although the Company has no present intention to issue any additional shares of its Preferred Stock, there can be no assurance that the Company will not do so in the future. See "DESCRIPTION OF SECURITIES."

      15. Sensitivity to Interest Rates and General Economic Conditions. The Company's business is affected by a number of factors beyond its control, including prevailing interest rates, which may be affected by the general condition of the economy. The Company's profitability is directly related to its ability to obtain funding (whether by receivables sales similar to the SunAmerica Facility or borrowings) at effectively lower interest rates than it charges and collects from Insureds on Finance Contracts which are generally regulated by state insurance departments. There can be no assurance that the Company's cost of funds will not rise to a level that adversely affects its ability to achieve or maintain a level of profitability. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

      16. Unaudited Financial Statements. The Company's unaudited financial statements for the nine month period ended September 30, 1996 are contained herein. Although management believes that the unaudited financial statements included herein fairly present the financial position of the Company as of such date, no assurance can be given that the Company's independent auditors in connection with the preparation of an audit of such period may not recommend adjustments to such financial statements which adjustments may be material.

      17. Possible Limitations upon Trading Activities; Restrictions Imposed upon Broker-Dealers Effecting Transactions in Certain Securities. Trading of the Company's securities may be subject to material limitations as a consequence of amendments to the Exchange Act which limit the activities of broker-dealers effecting transactions in "designated securities" and "penny stocks."

            To the extent the Company's securities constitute "penny stocks," Rule 15g-9 promulgated under the Exchange Act will impose limitations upon trading activities which would make sale of the shares more difficult than in the case of securities which were not "penny stocks." Rule 15g-9 restricts the solicitation of sales of "penny stocks" by broker-dealers unless first the broker: (i) obtains from the purchaser information concerning his financial situation, investment experience and investment objectives; (ii) reasonably determines that the purchaser has sufficient knowledge and experience in financial matters that the person is capable of evaluating the risks of investing in "penny stocks," and (iii) delivers and receives back from the purchaser a manually signed written statement acknowledging the purchaser's investment experience and financial sophistication.

            Furthermore, Rules 15g-2 through 15g-6 promulgated under the Exchange Act provide a series of additional rules requiring broker-dealers engaging in transactions in "penny stocks" to first provide to their customers a series of disclosures and documents, including: (i) a standardized risk disclosure document identifying the risks inherent in investing in "penny stocks;" (ii) all compensation received by the broker-dealer in connection with the transaction; (iii) current quotation prices and other relevant market data; and (iv) monthly account statements reflecting the fair market value of the securities.

            "Penny stocks" are defined at Rule 3a51-1 as a security other than a security that: (i) is listed on any national securities exchange or The NASDAQ Stock MarketTM; (ii) has a price of $5.00 or more per share or whose issuer is not a "blank check" company; or (iii) whose issuer has net tangible assets in excess of $2,000,000, (if the issuer has been in business for at least three (3) years) or $5,000,000 (if the issuer has been in business for less than three (3) years).

            Under the Securities Act, and the regulations thereunder, any person engaged in a distribution of the shares offered hereby may not simultaneously engage in market making activities with respect to the Common Stock of the Company during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, each stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Rule 15g-9, and Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of Common Stock by stockholders.

      If the Company's Common Stock were to be classified as a "penny stock," trading activities for the Company's Common Stock would be made more difficult for broker-dealers than in the case of securities not defined as "penny stocks." This may have the result of depressing the market for the Company's securities and an investor may find it difficult to dispose of such securities.

      18. Benefits of Offering to Certain Affiliates. This Prospectus permits the resale of shares held by the Selling Security Holders which include certain affiliates of the Company including principal stockholder Andrew Panzo and director David Alperin both of whom acquired their shares for nominal consideration upon inception of the Company in 1994. This Prospectus also covers resales of shares held by certain other directors, executive officers and/or principal stockholders including Mark Margolis, President and a Director of the Company, and principal stockholders AMLF and the Estate of Steven Margolis, a former director and executive officer of the Company. These affiliates acquired their shares upon the Company's completion of its acquisitions of Gold Coast and National-Wide in March 1996. By virtue of the creation of a public market for the shares, these affiliates may be able to sell such shares in the future at a price which exceeds their purchase price.

                                 USE OF PROCEEDS

      The Company will not realize any proceeds from the sale of shares of Common Stock by the Selling Security Holders. See "SELLING SECURITY HOLDERS."

                             MARKET FOR COMMON STOCK

      The Company's Common Stock is currently not publicly traded. The Company intends to file an application to list the Common Stock on the OTC Bulletin Board, and, thereafter, if the Company qualifies, application will be made for listing on The NASDAQ SmallCap Market.

      As of January 13, 1997, the Company had 18 record holders of its Common Stock. On the date of this Prospectus, all outstanding shares of Series A $4.00 and Series B $3.00 Convertible Preferred Stock will automatically convert into shares of Common Stock. At that time the Company will have approximately 120 record holders of its Common Stock.

      As of January 13, 1997, an aggregate of 2,646,928 shares of Common Stock are issued and outstanding and an aggregate of at least 2,249,466 shares of Common Stock are issuable upon the exercise or conversion, as applicable, of the Warrants, vested Options, Series A $4.00 and Series B $3.00 Convertible Preferred Stock and Convertible Debentures. With regard to the Common Stock currently issued and outstanding, the Company has agreed to register for sale pursuant to the Registration Statement of which this Prospectus is a part, 1,656,928 shares. The remaining 990,000 shares may not be sold pursuant to Rule 144 under the Securities Act until two years from their purchase date (March 28, 1998). See "DESCRIPTION OF SECURITIES - Shares Eligible for Future Sale." With regard to the shares of Common Stock issuable upon exercise or conversion, as applicable, of outstanding Warrants, vested Options, Preferred Stock or Convertible Debentures, the Company has agreed to register for resale pursuant to the

Registration Statement of which this Prospectus is a part, 1,878,966 shares of Common Stock. The remaining 320,500 shares may not be sold pursuant to Rule 144 until two years from their respective purchase dates which, with respect to any of these shares, is no earlier than March 28, 1998. The Company has, however, agreed to register these shares for public resale in the future. See "DESCRIPTION OF SECURITIES - Registration Rights."

      The Company has not paid any cash dividends on its Common Stock to date, and does not anticipate or contemplate paying cash dividends in the foreseeable future. The payment of future dividends will be directly dependent upon the earnings, if any, of the Company, its financial needs and other similarly unpredictable factors. It is the present intention of management to utilize any and all earnings from operations for working capital of the Company.

                                 CAPITALIZATION

The following table sets forth the capitalization of the Company as of September 30, 1996 (unaudited).

   Borrowings:

     Convertible Subordinated Debt                                  $ 1,335,000
     Other Borrowings                                               $   116,061
                                                                    -----------

   Total Borrowings                                                 $ 1,451,061
                                                                    -----------

   Stockholders' Equity:

     Common Stock, $.001 par value per share,
     25,000,000 shares authorized, 2,632,708 shares
     issued and outstanding:                                        $     2,633

     Preferred Stock 5,000,000 shares authorized:
     Series B $3.00 Convertible Preferred Stock, $.001 par
     value per share, 636,666 shares issued and
     outstanding:                                                   $       637
     Series A $4.00 Convertible Preferred Stock, $.001 par
     value per share 384,625 shares issued and
     outstanding:                                                   $       385

     Additional paid-in capital                                     $ 4,905,827
     Accumulated Deficit                                            $(1,127,995)
                                                                    -----------

   Total stockholders' equity                                       $ 3,781,487
                                                                    -----------

   Total capitalization                                             $ 5,232,548
                                                                    ===========

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

      The following information should be read in conjunction with the Consolidated Financial Statements (including the notes thereto) and other financial data included elsewhere in this Prospectus.

Overview

      The Company provides premium financing for purchasers of property and casualty insurance policies. Approximately 90% of the Company's business involves the financing of insurance premiums for consumers who purchase non-standard automobile insurance policies. The remainder of the Company's business consists of offering financing to buyers of commercial insurance policies, consumer homeowner policies and other property and casualty policies. Insurance companies classify certain Insureds as non-standard for a variety of reasons, including age, driving record, a lapse in or absence of prior insurance coverage, or ownership of high value or high performance vehicles. Many of the insurance companies that write non-standard automobile liability policies require advance payment in full of the annual or semi-annual insurance premium. Insureds may choose to finance their automobile insurance premium because they are unable or unwilling to pay the entire premium in advance. The Company focuses on the non-standard segment of the insurance premium finance market by marketing to and servicing the needs of independent insurance agents ("Agents") and insurance companies that sell and underwrite non-standard automobile insurance to consumers.

Background

      The Company was originally incorporated in Delaware as "LMI Acquisition Corp." on May 12, 1994 and remained principally inactive from its inception until March 28, 1996, when it completed the acquisition of Gold Coast and National-Wide. Subsequently, the Company changed its name to "USA Finance, Inc."

      Gold Coast was acquired in a stock-for-stock exchange transaction that was completed on March 28, 1996. Pursuant to the exchange, the Company acquired 100% of the outstanding capital stock of Gold Coast in return for 920,000 shares of the Common Stock of the Company. In the transaction, the Company entered into three-year employment agreements with Mark Margolis (the Company's President) and Steven Margolis (the Company's former Chief Operating Officer) and granted options to each of them to purchase 100,000 shares of the Company's Common Stock. In addition, in the transaction, Mark Margolis and Steven Margolis received, in the aggregate, 100,000 shares of Series B $3.00 Convertible Preferred Stock in exchange for the conversion of pre-acquisition indebtedness of $300,000. Steven Margolis is no longer employed by the Company. See "CERTAIN TRANSACTIONS."

      On March 28, 1996, the Company also acquired 100% of the outstanding capital stock of National-Wide in primarily a cash transaction for the purchase price of approximately $2.1 million. The purchase price was calculated to encompass the payment of: (i) $200,000; (ii) the outstanding balance due under National-Wide's credit facility; and (iii) the net accounts receivable of National-Wide. $300,000 of the purchase price was accepted in the form of 100,000 shares of Series B $3.00 Convertible Preferred Stock.

      In the transaction, the Company entered into a three-year employment agreement with Jeanette Waserstein which included the grant of options to purchase 100,000 shares of the Company's Common Stock. Ms. Waserstein is no longer employed by the Company. See "CERTAIN TRANSACTIONS."

      Concurrent with the acquisitions of Gold Coast and National-Wide, the Company closed upon the private placement of 384,625 shares of Series A $4.00 Convertible Preferred Stock, 636,366 shares of Series B $3.00 Convertible Preferred Stock and 23,400 Warrants exercisable at $4.00 per share in consideration of a cash investment of $953,500 and the conversion of existing Gold Coast indebtedness in the principal amount of approximately $2,495,000.

      The acquisitions of Gold Coast and National-Wide were accounted for under the purchase method of accounting which accounted for the Gold Coast and National-Wide assets at their fair market values as of the acquisition date. The amount by which the aggregate fair market value of the assets acquired exceeded the purchase price paid is reflected as goodwill on the financial statements of the Company.

      Although presented on a consolidated basis, the Company's financial statements for the nine months ended September 30, 1996, include the operations of Gold Coast and National-Wide as the acquired businesses beginning March 28, 1996. Financial statements for prior periods have also been presented reflecting the combined operations of Gold Coast and National-Wide. No audited prior period financial statements have been presented for USA Finance, Inc. since prior to March 28, 1996, it was principally inactive with no material assets or liabilities.

Contract Acquisition

      The Company generates new Finance Contracts primarily through a network of Agents. For the quarter ending September 30, 1996, the Company had approximately 130 Agents within its network across the states of Florida, Tennessee, and South Carolina. These independent Agents are not contractually bound to do business with the Company and thus there can be no assurance that these Agents will continue to do business with the Company in the future. The Company compensates Agents for the origination of new business on a per contract basis. The following table provides certain material information relative to the origination of new business for each of the last seven quarters.

                                                           For the Quarter Ended
                                  --------------------------------------------------------------------------
                                  Sep 30,    Jun 30,    Mar 31,    Dec 31,   Sept 30,    Jun 30,    Mar. 30,
                                   1996       1996       1996       1995       1995       1995       1995
                                   ----       ----       ----       ----       ----       ----       ----
Contracts Originated During
the Period:
   Florida                        10,009     10,498     10,650      8,308      7,908      4,261      3,933
   Tennessee                         321        166        160       --         --         --         --
   South Carolina                     20       --         --         --         --         --         --
                                  ------     ------     ------      -----      -----      -----      -----

Total Contracts Originated:       10,350     10,664     10,810      8,308      7,908      4,261      3,933

      The Company has experienced significant growth in the volume of Finance Contracts originated and serviced. New originations increased to $7.8 million for the quarter ended September 30, 1996 from $4.6 million for the quarter ended September 30, 1995, representing an increase of 69.6%. The growth in contract volume is attributable primarily to the increase in the number of Agents participating in the Company's network and an expansion of the sources and amounts of financing available to originate Finance Contracts.

      Agents increased to approximately 130 at September 30, 1996 from 95 agents at December 31, 1995, an increase of 36.8% over the nine month period. Of the approximately 130 Agents at September 30, 1996, 28 were located in states other than Florida. Prior to January 1996, the Company did not have any operations outside of the state of Florida.

      The Company's business requires substantial cash to support the growth in Finance Contracts originated and serviced. The Company finances the origination of new Finance Contracts through its SunAmerica Facility. On average, the Company funds between 75% and 95% of the gross receivable generated by each new Finance Contract through this facility. The remainder of the Finance Contract is financed through the Company's own capital. Since its inception and through the quarter ended September 30, 1996, the Company has relied upon the private placement of several convertible debt and equity instruments. As the Company continues to increase its loan portfolio, additional capital will be required to support its growth. See "Liquidity and Capital Resources."

Summary Results of Operations

      Prior to the acquisitions of Gold Coast and National-Wide on March 28, 1996, the Company was inactive and did not have any material operations. Thus, management believes that meaningful year-over-year comparisons can only be made on a proforma basis as if the acquisitions had occurred on January 1, 1995. The proforma adjustments include the addition of goodwill amortization and income taxes (as if the Company had operated as a C Corporation) in each of the reported periods. The proforma results that follow have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted had the acquisitions occurred on the date indicated.

      The following table estimates the Company's operating results as if Gold Coast and National-Wide had operated on a combined basis as of January 1, 1995:

                                USA Finance, Inc.
                        (Formerly LMI Acquisition Corp.)
                           Proforma income statements
                                   (Unaudited)

                                            Nine Months Ended        Year Ended
                                         30-Sep-96     30-Sep-95     31-Dec-95
                                         ---------     ---------     ---------
Revenue
  Interest and Fees                     $ 2,472,462   $   999,390   $ 1,466,647
  Other Income                               68,437        17,240        45,128
                                        -----------   -----------   -----------
                                        $ 2,540,899   $ 1,016,630   $ 1,511,775

Expenses
  Interest                              $   603,003   $   193,478   $   357,717
  Provision for uncollectible accounts      700,481       131,444       212,441
  Direct marketing fees                     351,383        74,668       134,004
  General and administrative expenses     1,134,342       450,674       766,405
  Depreciation and Amortization              24,101        14,286        21,703
  Amortization of Goodwill                   78,230        78,230       104,308
  Cost of contract purchase agreement       407,303          --            --
                                        -----------   -----------   -----------
                                        $ 3,298,843   $   942,780   $ 1,596,578
                                        -----------   -----------   -----------

Net Income/(Loss) before
  extraordinary items and income taxes  $  (757,944)  $    73,850   $   (84,803)

Provision for income taxes                     --     $   (57,949)  $    (8,301)
                                        -----------   -----------   -----------

Net Income/(Loss) before
  extraordinary items, net of
  income taxes                          $  (757,944)  $    15,901   $   (93,104)

Costs of extinguishment of debt         $  (439,813)         --            --
                                        -----------   -----------   -----------

Net Income/(Loss)                       $(1,197,757)  $    15,901   $   (93,104)
                                        ===========   ===========   ===========

      The Company's revenue and income growth, as well as the certain costs and expenses, are often directly related to the growth of its Finance Contracts which are owned by a third party financial institution under the SunAmerica Facility but serviced by the Company (the "Managed Portfolio"). As a result, management of the Company uses these relationships to analyze its business and believes that a comparison of revenues and expenses as a percentage of the average Managed Portfolio provides a meaningful analysis of its financial condition and results of operations. The following table sets forth for the periods indicated certain items from the Company's consolidated financial statements expressed as a percentage of the average Managed Portfolio.

                                             9 Months Ended         Year Ended
                                              September 30          December 31
                                              ------------          -----------
                                           1996          1995          1995
                                           ----          ----          ----
Average Portfolio                       $8,125,311    $2,920,971    $3,588,214

Total Revenue                                 31.3%         34.8%         42.1%

Total Operating Expenses:
  Interest                                     7.4%          6.6%         10.0%
  Bad Debt                                     8.6%          4.5%          5.9%
  Salaries and Wages                           5.8%          5.9%          8.9%
  Depreciation & Amortization                   .3%           .5%           .6%
  Goodwill Amortization                        1.0%          2.7%          2.9%
  Other Expenses                              17.5%         12.1%         16.2%

Total Expenses                                40.6%         32.3%         44.5%

Results of Operations for the Nine Months Ended September 30, 1996 and 1995 (unaudited) (proforma)

Net Income. The Company experienced a loss of $1,197,797 for the nine months ended September 30, 1996, versus net income of $15,901 for the comparative period during 1995. This equates to a loss per share on a fully diluted basis of ($0.57) compared to net income per share of $0.01, respectively.

Revenue. The Company originated 31,824 Finance Contracts with an aggregate principal amount of approximately $22.6 million during the nine months ended September 30, 1996, an increase of 97.6% and 186.1% respectively, from the 16,102 Finance Contracts with an aggregate principal amount of $7.9 million originated during the nine months ended September 30, 1995. The primary source of this growth was continued market penetration throughout the states of Florida and Tennessee. Total revenue for the nine months ended September 30, 1996 was $2,540,899, an increase of 149.9% over $1,016,630 for the nine months ended September 30, 1995. The increase in total revenues resulted primarily from a 178% increase in the average outstanding portfolio balance to $8,125,311 during the nine month period ended September 30, 1996, from $2,920,971 during the comparable period of 1995. Total revenue as a percent of the average outstanding portfolio balance decreased to 31.3% for the nine months ended September 30, 1996, from 34.8% for the comparable period in 1995. This change was driven by an decrease in the annual percentage rate ("APR") earned on the average contract held in the Managed Portfolio. This decrease in average APR was due primarily to the mix of contracts in the Managed Portfolio and not due to competitive pressures on the Company's pricing. Most states' interest rate ceilings and limits are a function of the principal amount of the loan. In these states, the larger the principal amount, the lower the maximum interest rate a lender can charge. In states with such graduated rate ceilings, as the average Finance Contract size in that state increases, the average APR on those Finance Contracts declines. Further, as the average portfolio receivable base increases, the origination fee that is earned becomes a smaller percentage of the average portfolio balance.

Costs and Expenses. Interest expense increased to $603,003 for the nine months ended September 30, 1996, from $193,478 for the comparable period in 1995. The increase was primarily due to growth of the Company's Managed Portfolio and management's decision to increase the Company's financial leverage.

      The provision for bad debt expense increased to $700,481 for the nine months ended September 30, 1996, from $131,444 for the comparable period in 1995. The increase was the result of both a sharp increase in the total amount of new business originated in 1996 versus the same period in 1995 and a larger percentage of the portfolio being written off in 1996 versus 1995. As a percentage of the average net receivable balance, bad debt expense increased to 8.6% for the nine months ended September 30, 1996, from 4.5% for the comparable period of 1995. The percentage increase in bad debt expense was largely a result of the Company's relaxation of certain loan terms as it expanded into new geographic regions. This policy was later changed in favor of a more stringent loan acceptance policy which management believes will result in a future bad debt expense of approximately 8% of the average net receivable balance.

      Direct marketing fees increased to $351,383 for the nine months ended September 30, 1996, from $74,668 for the comparable period in 1995 primarily as a result of an increase in the use of independent marketing representatives, the Company's expansion into new states and a significant increase in the number of new Finance Contracts originated. The Company usually pays a direct marketing fee only upon the successful origination of new business; however, the Company may pay its contracted marketing representatives in advance of new business for the purpose of marketing in a state that the Company has not historically conducted operations. There can be no guarantee that the marketing representatives will successfully generate new business under this plan and current contractual arrangements do not provide for a refund to the Company should these representatives fail to open new business. Management has determined that the origination fees earned upon the successful execution of new Finance Contracts are largely offset by the origination expense associated with completing the same transactions. Thus, the net origination fees associated with each transaction have been determined to be immaterial, and are therefore booked in the current period as opposed to being amortized over the contractual lives of the related Finance Contracts, pursuant to SFAS No. 91.

      General and administrative expenses increased to $1,134,342 for the nine months ended September 30, 1996, from $450,674 for the comparable period in 1995. The increase was primarily related to the expansion of the Company's business in terms of the number of Finance Contracts originated and managed. Approximately half of the additional expense was due to an increase in salaries and wages as professional management and additional employees were hired to help manage the Company's rapid growth. Variable costs such as postage, printing, and communications expense also increased sharply as a result of the increase in volume.

      Depreciation and amortization increased to $102,331 for the nine months ended September 30, 1996, from $92,516 for the comparable period in 1995. In each of these periods, the amortization of goodwill expense makes up $78,230 of the total depreciation and amortization expense.

      The Company also experienced a one-time operating expense of $407,303 during the nine months ended September 30, 1996 related to the origination of the SunAmerica Facility. These expenses included finder's fees, legal, printing, and other administrative costs.

      No income taxes have accrued for the Company for the nine months ended September 30, 1996. For the same period in 1995, the Company would have accrued taxes of approximately $57,949 for an effective tax rate of 78.46%.

Delinquency and Credit Loss Experience

      The Company's profitability depends largely upon its ability to effectively manage delinquency and credit losses. The Company maintains a reserve available to absorb future credit losses on contracts held within the Managed Portfolio. On a monthly basis, the Company evaluates historical charge-off experience against the reserve and performs analysis of portfolio performance and delinquency trends to determine if the reserve is adequate to absorb future losses.

Collection and Charge-Off Procedure. In general, when an account becomes 5 days past due, a computer generated past due notice is printed and mailed to the Insured. The notice informs the Insured that the Company will begin cancellation procedures on their policy if payment is not received within the next 10 days. If payment is not received within the next ten (10) days, a cancellation notice is generated and mailed to the Insured and Agent. A list of customer cancellations by Agent is also faxed to the appropriate Agent on the same day that this second notice is mailed. On the 20th day after the due date, the actual cancellation notice is sent to the insurance company and the appropriate Agents are notified of the requested cancellation. Typically, 30 days after requesting cancellation, any unearned premium and/or unearned commission that may be due from the insurance company or Agent, as applicable, is returned to the Company and the outstanding balance that remains due is written-off. The account is then turned over to a collection agency for further disposition. Any amount received after a Finance Contract has been written-off is recorded as a recovery and an increase in the reserve available for credit losses.

Reserve Available for Credit Losses. In the event of a payment default, the unearned premium that is returned to the Company may not cover the outstanding Finance Contract balance. The Company maintains a reserve for these credit losses in an amount which management believes is adequate to absorb future losses on Finance Contracts. Each month, the Company evaluates the adequacy of the reserve available for credit losses by analyzing historical write-offs and by evaluating the quality of new originations against the make-up of the existing portfolio. The Company then charges against income a general allowance for uncollectible amounts on Finance Contracts receivable based upon projections of future write-offs. Should management deem the level of the reserve for credit losses to be inadequate, an additional provision for credit losses would be recorded to increase the allowance for credit losses and, therefore, the overall level of the reserve available for credit losses.

      The following table sets forth information concerning the Company's allowance for uncollectible amounts on Finance Contracts receivable and its write-off experience for the periods indicated.

--------------------------------------------------------------------------------
                                              Proforma               Proforma
                                        Nine Months Ended(1)       Year Ended(1)
--------------------------------------------------------------------------------
                                     30-Sept-96       30-Sept-95     31-Dec-95
--------------------------------------------------------------------------------
Allowance for uncollectible
 amounts--Beginning Balance           $ 110,543        $  65,000      $  65,000

Bad debt expense                      $ 700,481        $ 131,444      $ 212,441

Net write-offs                        $(590,647)       $ (98,635)     $(166,898)
                                      ---------        ---------      ---------

Allowance for uncollectible
 amounts--Ending Balance              $ 220,377(2)     $  97,809      $ 110,543
                                      =========        =========      =========

Net write-offs as a percentage of
 the Average Managed Portfolio              7.3%             3.4%           4.7%

----------
(1) Proforma Information presented to reflect the combined operations of Gold Coast and National-Wide as if the acquisitions by the Company had occurred on January 1, 1995.

(2) Includes $156,302 accrued liability for recourse on accounts sold under the SunAmerica Facility.

Seasonality

      Historically, the Company has experienced seasonal fluctuations in both revenue and the number of Finance Contracts originated as a result of population shifts within the state of Florida. Thus, the summer months of July and August, as well as the month of December are often characterized by lighter volume. Likewise, the Company has historically experienced an increase in volume during the first quarter of each calendar year. As the Company expands its operations into other states which have different seasonal trends, this effect will be minimized. The Company's management believes that these seasonal fluctuations will not have a material adverse impact on the Company.

Liquidity and Capital Resources

      The ability of the Company to generate profits is directly related to its ability to obtain funding at effectively lower interest rates than it charges policy holders. Accordingly, an increase in the Company's cost of funds could have a material adverse impact on the Company. Because the interest rate the Company can charge to policy holders is regulated by state statute, the Company is at particular risk in times of increasing interest rates.

      Historically, the Company has secured its principal sources of funding through receivable purchase and sale agreements and/or a revolving credit facility, as well as the private placement of subordinated indebtedness consisting of convertible unsecured debentures. Significant liquidity has also been provided through the sale of shares of the Company's Series A $3.00 and Series B $4.00 Convertible Preferred Stock for cash proceeds and for the conversion of existing indebtedness.

Receivable Purchase and Sale Agreement. On September 19, 1996, the Company's wholly-owned subsidiaries, Gold Coast, National-Wide and Contract Funding Corporation ("Contract Funding") entered into a three (3) year receivable purchase and sale agreement (the "SunAmerica Facility") with SunAmerica Financial Resources, Inc. ("SunAmerica"). The SunAmerica Facility provides for the purchase of up to $25 Million of receivables which, under certain circumstances, may be increased by an additional $10 million by mutual consent of the parties. Under the terms of the SunAmerica Facility, Finance Contracts originated by the Company are sold to Contract Funding, a single purpose entity, and are then in turn sold to SunAmerica. Contract Funding has no business other than the purchase and sale of Finance Contracts under the SunAmerica Facility. These Finance Contracts are purchased by SunAmerica at an effective funding rate (the "Effective Funding Rate") from 75% to 95% of principal amount based on a number of factors, including among others, the quality of the insurance carrier that issued the policy underlying the Finance Contract and the concentration of receivables among different carriers. Under the terms of the SunAmerica Facility, the Finance Contracts are classified into four different levels based upon the A.M. Best rating of the insurance carrier that issued the policy underlying the Finance Contract. These levels are instrumental in determining the Effective Funding Rate (with 95% being assigned to the highest rated carriers and 75% being assigned to the lowest rated carriers).

      The Effective Funding Rate at which SunAmerica purchases Finance Contracts under the SunAmerica Facility is further reduced by the application of eligibility criteria and restrictions, including those relating to concentrations of Finance Contracts within different assigned levels of insurance carriers, concentrations with any one insurance carrier, payment delinquency, the elapsed time between the execution of the Finance Contract and the due date of the first payment, the minimum time required by law to request the cancellation of the Finance Contract and other factors. Depending on the constitution of a particular pool of Finance Contracts, these factors could reduce the Effective Funding Rate to or below 75%. To the extent Finance Contracts do not meet the criteria described above, they are ineligible for funding under the SunAmerica Facility and must be funded entirely with the Company's own equity. As a result, the Company must actively manage its business to minimize the amount of ineligible Finance Contracts within its Managed Portfolio. On average, the Effective Funding Rate of sale for the Company's Finance Contracts is approximately 78%. Accordingly, on the date of purchase, the Company receives an average of 22% less than the principal amount of the Finance Contracts (the "Purchase Discount"). A portion of the Purchase Discount is subsequently recovered by the Company after collections on the Finance Contracts exceed the amount initially advanced under the SunAmerica Facility, inclusive of certain fees, expenses and after providing SunAmerica with a designated return on investment (generally equal to 2.75% over the commercial paper rate.)

      Under the terms of the SunAmerica Facility, the Company must adhere to a number of financial covenants. Included in these covenants are the following restrictions: (i) all collections made by the Company must be deposited within two days to SunAmerica's local bank account; (ii) all payments on debt of greater than $50,000 must be paid when due; (iii) the Company must remain solvent; (iv) specific guidelines for portfolio default and delinquency ratios must be maintained and the Portfolio yield percentage must be greater than 18%; (v) the Company must continue to own 100% of the seller, Contract Funding; and (vi) the Company must maintain an adjusted tangible net worth of $3,000,000.

      The Company is also obligated to comply with certain operating covenants. The major elements fall into three areas: reporting, automation and insurance. There are specific reports required to be provided to SunAmerica on a daily, weekly or monthly basis. For example, the Company must provide daily a cash receipts journal and an aggregate amount of receivables as of the close of the prior day's business. Weekly reports include a purchaser report, an insurance carrier exposure report, and an aged receivables report. Monthly reports include detail on the top ten obligors of the Seller. The Company is obligated to provide direct access to its computer systems and maintain adequate backup and recovery policies and procedures. This includes a daily backup of all computer data and the storage of this data in an off site facility which can be accessed by SunAmerica. The Company must also maintain an errors and omissions policy with a minimum of $1,000,000 of coverage. Management of the Company believes that it is in material compliance with all applicable operating and financial covenants.

      SunAmerica's commitment to purchase any receivables under the SunAmerica Facility may be terminated by SunAmerica under certain circumstances including, but not limited to, any event which could materially affect the collectability of the Finance Contracts sold under the SunAmerica Facility; certain changes in the quality of the receivables such as the default ratio connected therewith; the suspension, cancellation, withdrawal, or revocation of the Company's insurance premium finance license in any state where the outstanding balance of the receivables owing by Insureds residing in such jurisdiction exceeds $500,000; the Company ceasing to own 100% of the outstanding capital stock of Contract Funding, Gold Coast, or National-Wide; or certain changes in the current management of the Company. The SunAmerica Facility may also be terminated by SunAmerica in the event that its principal funding sources for the purchase of new or additional receivables are terminated. The early termination of the SunAmerica Facility would have a material adverse affect upon the operation of the Company.

      The Company accounts for the sale of its Finance Contracts in accordance with Statement of Financial Accounting Standards No. 77, "Reporting by Transferors for Transfers of Receivables with Recourse." Accordingly, Finance Contracts sold are removed from the Company's balance sheet. The sales price of the Finance Contracts is generally equal to the gross contract amount at the Effective Funding Rate plus accrued interest less unearned finance and service charges and an estimate of bad debt losses related to the Finance Contracts. As such, no gain or loss is generally recognized upon sale. The Finance Contracts that remain on the balance sheet are the residual amount representing the percentage of the receivables not funded by SunAmerica.

      Interest income on owned Finance Contracts is recorded using the interest method. Interest is originally credited to unearned interest and, as payments are received on Finance Contracts, unearned interest is transferred to income for that portion of the payment that represents interest on the previous month's principal balance. Unearned interest is recorded as a reduction of the Finance Contracts receivable balance.

SunAmerica Liquidity Facility. SunAmerica has also provided a $500,000 revolving credit facility to provide liquidity pending the completion of funded purchases of Finance Contracts (the "Liquidity Facility"). The Liquidity Facility is evidenced by a secured promissory note due on demand having a face amount of $500,000. Defaults under this note can constitute an "Event of Investment Ineligibility" under the SunAmerica Facility. As of the date of this Prospectus, there was no principal outstanding under the Liquidity Facility.

Former Revolving Credit Facility. Prior to September 19, 1996, the Company's primary financing vehicle was a line of credit/receivables purchase facility with First Western Bank ("First Western") for an amount up to $6 million. The First Western facility was terminated upon the effective date of the SunAmerica Facility. In conjunction with the termination, the Company granted First Western warrants to purchase 15,000 shares of Common Stock at a nominal exercise price. The Company further guaranteed that the fair market value of the shares issuable upon exercise of these warrants would be at least $90,000 by July 2, 1997. To secure this guarantee, the Company provided $90,000 of cash collateral to First Western. The Company continues to maintain a cash balance at First Western to cover the payment of any outstanding drafts.

Private Placement of Convertible Subordinated Debentures, Warrants, and Common Stock. The Company has secured a significant amount of its capital through the private placement of equity and debt securities. Effective with the acquisitions of Gold Coast and National-Wide on March 28, 1996 (the "Acquisition Date'), the Company issued 384,625 shares of Series A $4.00 Convertible Preferred Stock, 23,400 Warrants and 636,666 shares of Series B $3.00 Convertible Preferred Stock in exchange for cash and the forgiveness of debt. The proceeds from these transactions yielded net proceeds of approximately $3,200,000 to the Company. Subsequent to the Acquisition Date, the Company issued $2,355,000 principal amount of Convertible Debentures and an additional 363,275 Warrants with exercise prices ranging from $4.00 to $8.00 per share. The Warrants were primarily issued to purchasers of the Convertible Debentures, and to certain consultants and advisors in consideration for financial advisory services.

      As of the date of this Prospectus, the Company had $2,355,000 principal amount of Convertible Debentures outstanding, all of which mature in 1997. Should the holders of these Convertible Debentures choose to receive the principal and interest due upon maturity, as opposed to converting them into Common Stock, the Company's capital resources could be adversely impacted. Conversion of these Convertible Debentures into Common Stock is largely a function of the spread between the trading price of the Company's Common Stock and the conversion price of the Convertible Debentures. Thus, there can be no assurances that the future trading prices of the Company's Common Stock will be sufficient to encourage the conversion of a material number of Convertible Debentures.

      The Company may secure certain amounts of capital in the future from the exercise of existing Warrants. As of the date of this Prospectus, the Company had 386,675 Warrants outstanding at exercise prices ranging between $4.00 and $8.00 per share. Exercise of the

Warrants is largely a function of the spread between the trading price of the Company's Common Stock and the exercise price of the Warrants. Thus, there can be no assurances that the future trading prices of the Company's Common Stock will be sufficient to encourage the exercise of a material number of Warrants. If exercised, the Company would receive aggregate gross proceeds of approximately $2.0 million.

      In August 1996, Sands Brothers & Co., Ltd. ("Sands Brothers") was engaged as the Company's financial advisor and given the right of first refusal on future financings for a period of one year. In exchange for rendering such services, in October 1996, the Company paid Sands Brothers a one time fee of $35,000 and issued to Sands Brothers or its designees 200,000 shares of Common Stock and 200,000 Warrants with exercise prices ranging from $5.00 to $8.00 per share. Between October and December 1996, Sands Brothers acted as exclusive placement in connection with the issuance of $1,000,000 principal amount of the Convertible Debentures and 55,000 of the Warrants.

RECENT ACCOUNTING PRONOUNCEMENTS

      On October 23, 1995, the FASB issued Statement No. 123, "Accounting for Stock-Based Compensation" ("FAS 123"). This Statement applies to all transactions in which an entity acquires goods or services by issuing equity instruments or by incurring liabilities where the payment amounts are based on the entity's common stock price. The Statement covers transactions with employees and non-employees and is applicable to both public and nonpublic entities. Entities are allowed (1) to continue to use the Accounting Principles Board Opinion No. 25 method ("APB 25"), or (2) to adopt the FAS 123 fair value based method. Once the method is adopted, an entity cannot change and the method selected applies to all of an entity's compensation plans and transactions. For entities not adopting the FAS 123 fair value based method, FAS 123 requires proforma net income and earnings per share information as if the fair valued based method has been adopted. For entities not adopting the fair value based method, the disclosure requirements of FAS 123, including the proforma information, are effective for financial statements for fiscal years beginning after December 15, 1995 (calendar year 1996). The proforma disclosures are to include all awards granted in fiscal years that begin after December 15, 1994 (calendar year 1995). However, the disclosures, including the proforma net income and earnings per share disclosures, for the fiscal year beginning after December 15, 1994 (calendar year 1995) will not be included in that year's financial statements but will be included in the following year-end (calendar year 1996) financial statements if the first fiscal year is presented for comparative purposes. Management has not yet determined the impact of FAS 123 on the Company.

      In June 1996, the FASB issued Statement of Financial Accounting Standards No. 125, "Accounting for Transfers of Servicing of Financial Assets and Extinguishments of Liabilities" ("FAS 125"). FAS 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities based on a financial-components approach that focuses on control. FAS 125 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996 and is to be prospectively applied. The Company's assessment of the adoption of FAS No. 125 indicates that the accounting for the sales of Finance Contracts will not change materially from the present accounting.

                             BUSINESS OF THE COMPANY

Overview of Operations

      Through the operations of Gold Coast and National-Wide, the Company is engaged in the business of originating and servicing Finance Contracts. Although the predominant portion of the Company's business has historically been undertaken in Florida, more recently, in an attempt to diversify and broaden its base of business, operations have begun in Tennessee, Kentucky and South Carolina and expansion is planned into other states.

      The Company is engaged primarily in the financing of "non-standard" automobile insurance policies. "Non-standard" insurance policies which typically cover Insureds who have been classified by the insurance company as presenting a higher than average insurable risk for a variety of reasons, including age, driving record, a lapse in or absence of coverage, or ownership of a high value or high performance vehicle.

      Through its subsidiaries, the Company is licensed as a property and casualty insurance premium finance company in Florida, Tennessee, Kentucky and South Carolina. The Company's target consumers are those Insureds who seek financing in order to pay their annual insurance premiums. A standard rated Insured seeking financing to pay his insurance premium normally has several alternatives, including obtaining financing offered on a captive basis through many of the large nationally recognized highly-rated insurance carriers. However, Insureds that are required to obtain coverage under non-standard policies typically do not have this alternative since these policies are generally underwritten by carriers that often do not have captive financing available. Financing for insurance premiums can also be secured through commercial bank loans or other means of consumer financing, such as insurance premium finance companies.

      As a premium finance company, the Company does not assume any of the underwriting risk of an insurance carrier. Rather, the Company's business involves the management of credit risk associated with loans to Insureds that are secured, in part, by the unearned premium that has been paid, but not yet earned, by the insurance company. In a typical financing transaction, the Company generally requires a cash down payment of between 15% and 30% of the annual premium and finances an average of 70% to 85% of the entire annual premium with up to ten monthly installment payments. The Company also offers financing of six month policy premiums, which generally require 40% cash down and up to 60% financed with four monthly installment payments. The Company funds the full insurance premium to the insurance carrier, adding interest, taxes and an origination fee to form the basis of the Finance Contract.

      As of the date of this Prospectus, the Company deals with approximately 150 insurance Agents, 250 insurance companies and, during the previous 12 months, had an average amount financed of approximately $700 per Finance Contract.

      Approximately 90% of the Company's business involves the financing of automobile insurance premiums. The remainder of the Company's business consists of offering financing to buyers of commercial insurance policies, consumer homeowner policies and other property and casualty policies.

      The Company is presently organized according to the following schematic chart:

--------------------------------------------------------------------------------
                                USA Finance, Inc.
                             A Delaware Corporation
--------------------------------------------------------------------------------
      100%                         100%                         100%
--------------------------------------------------------------------------------
Contract Funding               Gold Coast                  National-Wide
A Delaware Corporation         A Florida Corporation       A Florida Corporation
--------------------------------------------------------------------------------

      Gold Coast and National-Wide have been engaged in the insurance premium finance business since their respective formations in 1989 and 1985. Contract Funding was formed in 1996 as a special purpose company for the sole purpose of facilitating the purchase and sale of the Company's premium finance contracts under the SunAmerica Facility. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

      The Company was principally inactive from its inception on May 12, 1994 until March 28, 1996, when it completed the acquisitions of Gold Coast, on a stock-for-stock basis and National-Wide, for a combination of cash and stock. Concurrent with these acquisitions, the Company completed the private placement of 384,625 shares of Series A $4.00 Convertible Preferred Stock, 23,400 Warrants and 636,366 shares of Series B $3.00 Convertible Preferred Stock. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS." Part of this funding was utilized to finance the acquisitions, with the remainder allocated towards working capital.

Operations and Credit Management Issues

      The Company generates Finance Contracts through its referral network of independent insurance agents ("Agents"). Each of the approximately 150 Agents in the Company's referral network is provided with bank drafts drawn against the Company's account. When an Insured seeks premium financing, the Agent completes the Finance Contract, collects a down payment which averages approximately 15%-30% of the total insurance premium, and has the Insured sign the Finance Contract. The Agent also signs the Finance Contract to certify that the insurance policy has been issued and delivered, that the Insured is of legal age to execute a contract, that a down payment has been paid by or on behalf of the Insured, and that upon a cancellation of the policy, all unearned premiums and commissions retained by the Agent will be paid to the Company.

      Upon the Insured's and Agent's execution of a Finance Contract, the Agent submits the insurance application, a copy of the Finance Contract and a bank draft written on the Company's account to the insurance carrier. The draft is typically for the amount of the premium due the insurance carrier less the amount of the Agent's commission. The Agent then forwards the original Finance Contract and a copy of the bank draft to the Company. The Company is under no obligation to provide financing until it accepts the Finance Contract. Acceptance of a Finance

Contract occurs upon payment of the draft issued by the Agent to the insurance carrier. All drafts must be appropriately endorsed by the payee and approved by an officer of the Company before they are honored by the Company's bank. Although the Company rarely rejects an executed Finance Contract, it may do so if the accompanying draft is (a) made payable to an agency not authorized by an insurance carrier; or (b) made payable to an unknown insurance carrier or one the Company does not do business with. Under these circumstances, the Company declines to honor the draft, no Finance Contract is created and the Company has no further obligation to the Insured.

      Upon acceptance of the Finance Contract, credit and contract information is entered into the Company's computer system. The Agent is obligated by both applicable law and the Finance Contract to forward a check to the Company representing the down payment collected from the Insured less the Agent's commission within 30 days of his receipt of the down payment.

      Since the entire annual premium pays for a full 365 days of insurance coverage in advance, and since the premium is earned by the insurance carrier each day the policy is in force, the down payment paid to the Company, depending on its size, may create equity in the insurance policy in the form of unearned premiums which are in excess of the loan made by the Company. For example, in Florida, an annual premium of $730 pays for 365 days of coverage at a rate of $2.00 per day on a pro rata basis. The Company's current policy is to require a down payment equal to 25% of the annual premium on Finance Contracts generated in Florida. This requires the Insured to make a down payment of approximately $182.50 on the date of inception, providing for coverage for 25% of 365 days, or approximately 91 days. If the Company agrees to provide financing for the remaining 75% of the annual premium ($547.50), it will pay the insurance carrier the full amount due under the policy. Payment of the monthly installments are payable 30 days from the inception of the policy. The amount owed to the Company, assuming the Insured elected the eight month payment option, consists of the amount financed ($547.50), interest ($43.90), the loan origination fee ($20) and documentary stamps ($2.10), totaling $613.50. Under Florida law, in the event that the Insured fails to make the first payment, mandatory insurance can be canceled for non-payment once the policy has been in effect for 60 days which would result in a refund of unearned premium totaling $549 (90% of 10/12 of $730) or $610 if 100% of the unearned premium is refunded. After the first installment payment is made, a policy can be canceled once it becomes fifteen
(15) days past due which results in a situation more favorable to the Company than the above example. Since the Insured is making eight (8) monthly payments for a one year insurance policy, the Insured builds up increasing amounts of equity in the policy. Management estimates that 14% of policy holders do not make a first payment, an additional 7% do not make the second, an additional 40% do not make all of the remaining payments, and that 39% make all of the required payments.

      Under Florida law, the Company has the authority to cancel an insurance policy at any time after it has been issued for 60 days if payments due to it from the Insured are more than 15 days late. After a payment is five (5) days late, the Company mails out a late notice to the Insured and generally charges the Insured for the delinquent payment. If payment is not received within ten
(10) days thereafter, a notice of cancellation may be mailed to the insurance carrier, the Insured, and the Agent. Such cancellation notice is generally mailed by the Company within ten

(10) days of its eligibility date. Applicable laws in Tennessee and Kentucky permit a policy to be canceled after 45 days and South Carolina permits cancellation after 60 days.

      Any monies paid for insurance coverage for periods extending past the cancellation date constitute unearned premiums and must be refunded to the Insured; however, since the Insured is required to sign a power of attorney for the benefit of the Company, all such refunds must be remitted to the Company for forwarding to the Insured or the Agent on behalf of the Insured. Before it forwards the refund to the Insured, the Company is entitled to deduct all origination and late charges due it, all principal due under the Finance Contract, plus earned interest on the monies lent for financing the contract. The Company may also charge additional interest at the rate of one percent (1%) per month on any balance outstanding after the original expiration of the contract until such monies are collected by it. Based upon management's experience, the time period between the cancellation date and receipt of the refund of unearned premiums averages between 30 and 90 days with approximately 15% being collected over 90 days later. In addition, the Finance Contract obligates the Agent to return any unearned commission to the Company.

      Although the Insured is primarily liable on the Finance Contract, the Company does not look solely to the Insured's creditworthiness for payment. Rather, the Insured assigns to the Company any unearned premium he may attain in the financed insurance policy as security for his loan and grants to the Company the power to cancel the insurance policy and collect the unearned premium if there is a default in payment on the Finance Contract. Thus, the insurance carrier, and not the Insured, is the primary source of payment on a delinquent Finance Contract. For this reason, the Company does not perform any investigation, inquiry, or diligence regarding the creditworthiness of an individual Insured. The Company does, however, keep statistics and information regarding the Agents that generate Finance Contracts for the Company. This provides the Company with a "loss per contract" figure for each of the Agents in its network.

      Because insurance premium financing depends upon the ability to obtain a refund of unearned premiums, the Company's current policy is to finance premiums on policies that have a term of one year or less, do not become fully earned in the event of a total loss and are cancelable in accordance with standard pro rata or short rate cancellation tables. The Company's current downpayment requirements and payment schedules on Finance Contracts generated in Florida are designed to provide it with at least some level of advanced payments to provide for an unearned premium upon cancellation of the underlying insurance policy equal to the amount outstanding on the associated Finance Contract. Notwithstanding this practice, there can be no guarantee, and the Company does not expect, that all financed premiums will have such an unearned premium associated with them. For example, insurance carriers that return less than the full amount of the unearned premium upon the cancellation of a policy require the Company to receive a larger down payment in order to create a fully collateralized Finance Contract. When the Company cancels the policy due to a default of the Insured, Florida and South Carolina permit the insurance carrier to return 90% of the unearned premium. As of the date of this Prospectus, substantially all of the Finance Contracts included within the Company's Managed Portfolio are protected by the economic security of unearned premiums equal to 90% or more of the outstanding principal balance due under the particular Finance Contract.

      Although the Company's loan to the Insured is protected in part by the economic security of the unearned premium, there are numerous operational risks that, if not adequately addressed, can cause the Company to incur a full or partial loss on its Finance Contract as follows: (i) loss of all or a portion of the unearned premium due to a failure to cancel a Finance Contract on a timely basis; (ii) insolvency of the insurance company holding the unearned premium not otherwise covered by a state guaranty fund; (iii) inadequacy of the unearned premium to cover interest and other charges in excess of the outstanding principal amount; (iv) costs of collection and administration which exceed the principal, interest and other charges due under the Finance Contract; and (v) the assessment of additional premiums in those situations when an insurance company re-rates an Insured's policy.

      One of the principal risks involved in financing non-standard insurance premiums is the possible insolvency of an insurance carrier. Another risk is that an insurance company's financial circumstances may cause it to delay its refunds of unearned premiums. Either event can adversely affect the yield to the Company on its Finance Contracts even when there are unearned premiums associated with the policies effected. Insurance company insolvencies and weakened financial circumstances can result from a number of occurrences including mismanagement, poor capitalization or extraordinary claims resulting from a natural disaster or catastrophe, such as a hurricane. To reduce its risk resulting from the insolvency of an insurance company, the Company has established certain internal guidelines that although not yet in effect, will be transitioned into effect during 1997 and thereafter. First, the Company will attempt to discourage the issuance of Finance Contracts covering policies written by an insurance company rated B- by A.M. Best once that insurance company represents a concentration in excess of 6% of the Company's Managed Portfolio. Similarly, the Company will attempt to discourage the issuance of Finance Contracts covering policies written by an insurance carrier that is rated below "B-" by A.M. Best once that carrier represents a concentration in excess of 3% of the Company's Managed Portfolio. Second, the Company intends to regularly review insurance company financial statements and/or its rating by A.M. Best to determine risk of insolvency. Third, the Company will attempt to limit the total concentration of Finance Contracts covering policies written by insurance carriers rated "B-" or lower by A.M. Best to no more than 30% of the Managed Portfolio. However, as of the date of this Prospectus, Finance Contracts covering policies issued by such insurance carriers accounted for approximately 47% of the Company's Managed Portfolio. Management expects to be able to decrease this percentage by approximately 1% per month, thereby reaching the goal of 30% by mid-1998. The Company reserves the right not to make loans which would be used for the purpose of purchasing policies from insurance companies which, in the Company's opinion, are undercapitalized. However, regardless of the vigilance of the Company and the limitation of concentration of its portfolio, there can be no assurances that the Company will not suffer losses as a result of insurance company insolvencies.

      The Company further attempts to mitigate against the risk of insurance company failure and the associated principal loss by attempting to operate only in states with insurance guaranty funds. These guaranty funds serve to protect their residents and premium finance companies in the event that a licensed insurance company becomes insolvent. These quasi-governmental entities return unearned premiums, subject to certain limitations, and pay the losses on property damage and liability claims for residents who obtained coverage from an insurance company which subsequently becomes insolvent. To fund the payment of claims against failed insurance companies and related expenses, the state guaranty funds typically assess a tax on the premiums written by all of the insurance companies licensed to do business in the state. All guaranty funds in states in which the Company operates, include the refund of unearned premiums in their coverage. The Company will attempt to limit its operations to only those states that have a guaranty fund.

      When an insurance company becomes insolvent and unable to pay its claims or refund unearned premiums upon cancellation of a policy, the state guaranty fund will pay such refunds less a per claim deductible which ranges up to 25% of the unearned premium. Furthermore, some time may elapse before the state guaranty funds make these refunds, and there can be no assurance that the state guaranty funds will remain solvent. It has been the Company's experience that it takes approximately six (6) months to recover unearned premiums from a guaranty fund. Accordingly, in the event of bankruptcy or insolvency of a carrier, the Company may experience some delay in receiving any unearned premiums. If a substantial number of insurance companies become insolvent due to generally deteriorating economic conditions or natural catastrophe, the Company could incur substantial losses as a result of the depletion of all funds in a particular state guaranty fund. To date the Company has not lost any material amount of money as a result of an insurance company's insolvency.

      Insurance carriers rated B- or lower by A.M. Best create additional operating risks for the Company. For instance, such carriers are sometimes viewed by financial institutions as having a greater chance of becoming insolvent. As a result, Finance Contracts covering policies issued by these carriers may not be valued as highly as those covering policies issued by more highly rated carriers. The terms of the SunAmerica Facility effectively limit the number of Finance Contracts covering policies issued by carriers B- or lower by A.M. Best which may be sold under the facility and such Finance Contracts are sold at much greater discounts than contracts covering policies issued by more highly rated carriers. This requires the Company to commit more capital to fund these Finance Contracts. Accordingly, financing an excessive amount of such Finance Contracts will require the Company to obtain more capital than in the case of financing policies issued by standard carriers.

      Even if no losses occur as a result of an Insured's default, due to the overall size of each Finance Contract, the Company can nonetheless be unprofitable if its costs of acquiring and servicing Finance Contracts are too high or if too much time is lost in the collection process. The Company intends to develop management information systems to assist in providing greater processing and operational efficiency, however, to date, many of these functions are still undertaken on a manual basis.

      One of the most significant operating risks confronting the Company occurs when an additional premium is assessed upon an Insured ("Additional Premium"). An insurance carrier may charge an Insured an Additional Premium upon receipt of the Insured's completed application. This situation typically arises when an Insured fails to fully disclose his driving record or claims history to his insurance agent when applying for insurance. After the insurance carrier re-rates the policy, it raises the premium applicable to that particular Insured and sends a bill to the Insured for the full amount of the Additional Premium. At this point the Insured's initial down payment represents a percentage of the lower original premium without inclusion of the higher Additional Premium, thereby reducing or eliminating the unearned premium associated with that particular Finance Contract. In the event that the Insured fails to pay the Additional Premium, the insurance carrier will cancel the policy and earn premiums based on the higher Additional Premium rather than the lower initial premium. In these situations, the unearned premium associated with the canceled policy will be insufficient to repay the Company the total amount due under the Finance Contract and will result in a loss to the Company. Since the Company does not perform any investigation regarding an Insured's driving record or insurability, the Company cannot eliminate this risk prior to accepting a Finance Contract. The Company does, however, keep statistics regarding the "loss per contract" associated with each of the Agents in its network which is primarily the result of the imposition of Additional Premiums. Although this will not eliminate this risk, it allows the Company to direct its marketing efforts at those Agents who generate the least amount of contracts which are assessed Additional Premiums. By contrast, South Carolina requires the submission of a motor vehicle report upon application which allows the Agent to provide a more accurate rate quotation to the potential Insured. Accordingly, the imposition of Additional Premiums is not as material a business risk in South Carolina.

      The imposition of an Additional Premium creates a greater risk in jurisdictions that have prohibitions upon the Company's ability to cancel an Insured's insurance policy. In Florida, the Company can not cancel a policy for the first sixty (60) days. Thus, the Company's risk of not having its Finance Contract covered by the unearned premium is greater than in states where earlier cancellations are possible.

Marketing

      The marketing of insurance policies to consumers is generally performed by a multitude of independent Agents. For example, in Florida alone there are approximately 6,000 registered Agents. All of the Company's Finance Contracts are generated through the efforts of its network of approximately 150 Agents throughout Florida, Tennessee, South Carolina and Kentucky. The majority of these Agents are small independent Agents selling non-standard insurance policies issued by smaller non-standard insurance carriers. This is the result of two factors inherent in the marketing of non-standard insurance policies. First, most large insurance agencies either offer their own financing or are associated with large standard insurance carriers that provide financing directly to their insureds. Secondly, the non-standard insurance carriers that issue the majority of non-standard automobile policies are typically smaller insurance companies that do not offer financing to their Insureds. Accordingly, the Company's marketing efforts are directed at these smaller independent agencies.

      Agents generally utilize insurance premium finance companies on behalf of their clients (the Insureds) for a number of reasons. First, it allows the Agent to offer financing to Insureds who purchase policies from insurance carriers that do not offer financing directly to their customers. Second, a finance company is often able to provide additional flexibility to the Insured in connection with the financing of insurance premiums such as providing one finance contract to policy holders who purchase multiple insurance policies written by multiple insurance carriers (split policies). For example, an Insured may obtain auto collision coverage from one insurance carrier and comprehensive from another or obtain his automobile policy and homeowner's policy from two different carriers. Even assuming that one or both of the carriers offer financing, neither will finance the other carrier's policy. As a result, the Insured will have two separate payments, or be obligated to pay one or both policies in full. The Company allows such Insureds to combine both policies into one finance contract and make one payment. The Company also offers flexibility with regard to late payments and policy cancellations. It is the Company's policy to notify the Agent immediately when any payment is past due which allows the Agent to arrange with the Insured for payment. Under certain circumstances the grace period can be extended, thereby avoiding cancellation of the policy and the loss of part of the Agent's commission which may result from such cancellation.

      During the past year the Company utilized the services of nine (9) unaffiliated marketing representatives on a non-exclusive basis to market its services to Agents. These contractors have extensive experience in the non-standard auto insurance industry in their respective markets and may represent other premium finance companies, insurance carriers, and companies which provide ancillary services to the industry. These contractors' fees average between $5 and $15 for each contract originated by their referral networks. The agreements with these contractors include, but are not limited to, prequalifying Agents for creditworthiness, meetings with the Company to discuss industry trends and the promotion of their territories, collection of accounts receivable from Agents with respect to unearned commissions, completing applications with new Agents, correcting existing applications with existing Agents, complying with all qualifying procedures as are set forth from time to time by the Company, monitoring the creditworthiness of Agents and compliance by the Agents with applicable state insurance laws and regulations and with the operating procedures of the Company.

      The continued origination of Finance Contracts is dependent upon the Company building and maintaining its relationship with its network of independent Agents. This requires personal service and attention by both the Company and its team of third party contractors. The Company's failure to cultivate and maintain these business relationships could have a material adverse effect on the business of the Company. Moreover, since the Company has no contracts with any Agents to continue to refer financing business, there can be no assurance that Agents presently directing financing business to the Company will continue to do so or that the Company will be able to locate and establish relationships with additional Agents. See " Competition."

Business Strategy

      The Company's overall business strategy is to attempt to enhance its results of operations and volume through securing additional sources of financing and attempting to increase its opportunities to originate new Finance Contracts by expanding the scope of its relationships with Agents throughout Florida, Tennessee, Kentucky and South Carolina. The Company believes that it can enhance results of operations through either or both of the following means:
(i) reducing over-concentrations with carriers that are rated B- or lower by A.M. Best; and (ii) implementing and installing computer and other systems that would better enable Agents to gain access to motor vehicle records in order to reduce the Company's exposure to Additional Premiums.

      Expansion Into Other States. The business of the Company is heavily regulated by state government insurance or banking commissions. See "Government Regulation." In order to do business in a particular state, the Company must be registered as an insurance premium finance company and comply with a particular state's statutory and administrative regulations. Changes in such regulations could have a material adverse effect on the business of the Company. Since approximately 95% of the Company's Finance Contracts are originated in and governed by Florida law, the Company is at particular risk of adverse changes in applicable Florida law. In order to minimize this risk, the Company intends to expand its operations into other states with favorable regulatory environments. The Company focuses its resources on states that allow a wider range of non-standard insurance carriers to do business in their states as the presence of these carriers provides the greatest opportunity for the Company. The Company is currently doing business in Florida, Kentucky, South Carolina and Tennessee and evaluating other potentially attractive states for expansion including Georgia, Oklahoma and Texas.

      Although the monetary costs of registering and complying with each state's laws are relatively modest, expansion into new states requires intense marketing efforts to introduce the Company's services to a new market of independent Agents. Since the Company currently has no independent contractors assigned to any states other than Florida, Tennessee, Kentucky and South Carolina nor any relationship with any independent Agents in any other states, there can be no assurance that it will be able to compete effectively or develop any meaningful business in these markets. See "Marketing."

Competition

      The Company encounters intense competition from numerous sources. The Company competes with a significant number of other companies that provide premium finance services. Competition is also encountered from Agents who offer premium finance services, banks and other lending institutions, as well as large national insurance carriers that offer financing to their customers. Although such carriers are prohibited by applicable law from imposing interest charges, they can collect limited service charges and offer financing as a service to their Insureds. Some of the competitors are larger, have greater financial and other resources, and are better known to consumers and Agents than the Company.

      The Company's competitive position is dependent upon its building and maintaining relationships with numerous Agents and offering flexibility with regard to late payments, policy cancellations, and the financing of split policies. To the extent insurance carriers add greater flexibility to their own financing practices, the Company's future operations could be adversely affected. Additionally, there are few if any barriers to entry into the marketplace and the Company expects additional companies to enter the premium finance business. To the extent these companies offer more attractive payment plans to Insureds or better commissions to Agents, the Company's competitive position will be adversely affected.

      The Company has strong repeat business with many different Agents and believes that its continued emphasis on servicing and personally contacting these Agents through the Company's independent contractors will allow the Company to achieve its desired market position. The Company's success is, however, ultimately dependent upon maintaining these relationships and there can be no assurance that the Company will be able to maintain these relationships or continue to compete successfully in the market. See "Marketing."

Government Regulation

      The operations of the Company are subject to state regulation governing the licensing, administration, and supervision of premium finance companies. The Company is licensed to do business in the states of Florida, Tennessee, Kentucky and South Carolina. Applicable state statutes generally require the Company to obtain a license to operate as a premium finance company and regulate procedures regarding the cancellation of policies and charging of interest and fees. The detailed description of the regulatory provisions of Florida set forth below is substantially similar to the laws of the other states in which the Company is licensed or in which the Company intends to obtain a license.

      The Florida Department of Insurance requires a license which must be renewed annually and subjects licensees to periodic examinations and investigations. The statute places certain limitations on service and other charges the Company may impose, governs the form and content of contracts used in connection with financing arrangements and generally prohibits the Company from accelerating the maturity of any loan, without an event of default having occurred, and further prohibits the Company from obtaining a power of attorney to perform any act other than to request cancellation of a policy for non-payment. The statute also provides that the Company may charge interest of no more than 1% per month on the total amount financed and may not charge a non-refundable service charge in excess of $20. The Florida Department of Insurance must also approve any changes in ownership control or management of the Company, including changes in the Board of Directors.

      Applicable Florida statutes govern delinquency, collection, cancellation and late charges, including the collection of attorneys' fees. In November 1993, Florida enacted a law restricting the financing of supplemental coverage combined with minimum mandatory coverage. A premium financing agreement may provide for a delinquency and collection charge of $10 on each installment in default for a period of not less than five days and attorneys' fees not exceeding 20% of the amount due, provided that the Company mails a notice of default to the Insured after five days from the due date, giving the Insured ten days within which to remedy such default. Policies may be canceled ten days after notice of intent to cancel has been mailed to the Insured. After the expiration of such period, the premium finance company may mail to the insurer a request for cancellation, specifying the effective date of cancellation and the unpaid premium balance due under the premium finance contract, with a copy to the Insured and the Agent. Upon cancellation by the Company, the insurer is required to promptly return no less than 90% of the unearned premium of the policy which secures the Finance Contract to the Company and the Agent is required to return the unearned commission to the Company. The Company returns any surplus exceeding the loan balance to the Insured or the Agent for the benefit of the Insured. The Company charges for its use of funds during post-contract periods at the rate of 1% per month on the outstanding balance.

      The Company is subject to regular and random supervisory examinations by regulatory authorities regarding compliance with applicable regulations. A failure to comply with such regulations can result in the imposition of fines, a suspension of the Company's license and, in some instances, a revocation of the Company's license.

      Changes in the regulation of the activities of the Company, such as increased rate regulation, could have an adverse effect on operations. Applicable Florida law does not provide for automatic adjustments in the rates a premium finance company may charge. Consequently, there may be periods during which high prevailing interest rates on institutional indebtedness may combine with fixed statutory ceilings on the rates the Company may charge its policyholders to adversely affect the ability of the Company to operate profitably. Since approximately 95% of the Company's finance contracts are originated in and governed by the laws of Florida, the Company is at particular risk of adverse changes in Florida law. Such changes could have a material adverse effect on the Company. To minimize this risk, the Company intends to expand its operations into other states.

Employees

      The personnel of the Company consists of three (3) executive officers, three (3) managers and vice presidents and approximately 20 other administrative and clerical personnel.

Facilities

      The Company does not own any real estate. The Company leases 7,500 square feet of office space at 1111 Park Centre Road, Miami, Florida 33169. This facility is the Company's only office and its principal place of business.

Legal Proceedings

      The Company is not a party to any material legal proceedings.

                                   MANAGEMENT

Directors and Executive Officers

      The present members of the Board of Directors and Executive Officers, their respective ages and positions with the Company are set forth below. Each of the directors is serving a one year term which expires at the next annual meeting of stockholders and until their successors are duly elected and qualified.

      Name                      Age      Position
      ----                      ---      --------

      Mark Margolis             32       President; Director

      Stephen E. Michaelson     49       Chief Executive Officer; Director;
                                         Assistant Secretary

      Robert R. Bartolini       51       Director

      David Alperin             33       Director; Secretary

      Robert Cohen              27       Chief Financial Officer

MARK MARGOLIS has been the President and a Director of the Company since March 28, 1996. Prior to its acquisition by the Company, Mr. Margolis was a Vice President and director of sales at Gold Coast since 1987. Mr. Margolis is the son of Roberta Margolis, executor of the Estate of Steven Margolis, a principal stockholder of the Company. Steven Margolis previously served as a director and executive officer of the Company.

STEPHEN E. MICHAELSON has served as a Director and the Chief Executive Officer of the Company since May 1, 1996. He currently serves as a director of CMR, Inc. a temporary staffing company specializing in the computer industry throughout Connecticut, Massachusetts and Rhode Island. From 1992 to May 1996 he served as President and Chief Executive Officer of CMR, Inc. From 1984 until 1992 he served as Executive Vice President, Chief Financial Officer and Secretary of CMR, Inc.

ROBERT R. BARTOLINI has served as a Director of the Company since July 9, 1996. He has been Chairman and Chief Executive Officer of NAL Financial Group Inc., which finances non-prime automobile loans throughout the United States, since its inception in 1991. Prior to founding NAL Financial Group Inc., he was President and Chief Operating Officer of Financial Federal Savings & Loan Association ("FinFed" - Miami, Florida), a $1.8 billion mutual savings and loan. From 1984 to 1987, Mr. Bartolini was Executive Vice President at CenTrust Savings Bank, an $11 billion institution based in Miami, Florida, with 60 branches. Prior to that, Mr. Bartolini was with First Pennsylvania Bank, NA (assets of $6 billion; 75 branches), where he served as Senior Vice President.

DAVID ALPERIN has served as a Director and Secretary of the Company since its inception in May 1994. He was the Company's Treasurer from inception through March 28, 1996. Mr. Alperin is an associate at American Maple Leaf Financial Corporation where he specializes in the analysis of development stage companies and determines their suitability for the public equity markets. Since 1987 he has been the President of Enertia Sport, a sports clothing retailer in Philadelphia, Pennsylvania. Mr. Alperin earned his BS in Industrial Engineering from Lehigh University in 1986.

ROBERT COHEN has served as the Company's Chief Financial Officer since September 27, 1996. Prior to obtaining this position, since July 1995, he served as a Senior Financial Analyst for American Airlines where he was responsible for competitive analysis, cash flow and expense forecasts. From 1992 until July 1995 he served in various financial positions with the Procter & Gamble Company. Prior to that he was a research analyst for Edward D. Jones & Co. Mr. Cohen earned his MBA in Finance/Accounting from the John M. Olin School of Business of Washington University in 1993.

Nomination to the Board of Directors

      In connection with a certain private financing arranged by Sands Brothers as placement agent on behalf of the Company, the Company has agreed to permit Sands Brothers to nominate a designee to the Board of Directors for a two (2) year term. As of the date of this Prospectus, no designee has been nominated. Additionally, for so long as the designee of Sands Brothers remains on the Board, the Company has agreed to create and maintain a Financial Advisory Committee consisting of two current directors of the Company, the Sands Brothers' designee to the Board and one additional person to be chosen by Sands Brothers. The Financial Advisory Committee will periodically review and monitor the Company's internal financial controls as well as the Company's capital structure and financing needs and issue reports for the review and consideration of the entire Board. The Company has not yet formed the Financial Advisory Committee.

Executive Compensation Arrangements

Mark Margolis

      Mr. Margolis is employed as the Company's President pursuant to the terms of an Employment Agreement that expires March 28, 1999. The agreement provides for a current base salary of $94,000 per year which will be increased to $114,000 under certain circumstances related to the Company's available financing, an annual cost of living adjustment of five percent (5%) and an annual bonus in the form of (a) bonus options to purchase shares of the Company's Common Stock; and (b) bonus shares of the Company's Common Stock. Bonus options are granted annually at the rate of 5,000 for every $1,000,000 of Pre-Tax Net Operating Income (as defined therein) above $2,900,000 in each of the Company's fiscal years during the term of the agreement commencing with the 1996 fiscal year. The bonus options are exercisable at a price of $4.00 per share over a term of five (5) years commencing on the date of grant and will be immediately exercisable. Bonus shares are issuable annually at the rate of 250 for every $100,000 of Pre-Tax Net Operating Income over $3,496,000. The Agreement also provides for the grant by the Company of options to purchase 100,000 shares of the Company's Common Stock at the average bid price of the Company's stock for the first sixty (60) days of public trading. These options are exercisable for five (5) years commencing on the sixty-first (61st) day of public trading of the Company's Common Stock. The Agreement provides for vacation and reimbursement of certain expenses, contains confidentiality and non-compete clauses in favor of the Company and provides that Mr. Margolis may only be terminated for a material breach of the Agreement or willful misconduct having a material adverse effect on the Company. The terms of the Agreement may be extended at the option of Mr. Margolis by three one year options as long as the Company's pre-tax income in the most current four quarter period is at least ten percent (10%) higher than it had been in the four quarters immediately preceding.

Stephen E. Michaelson

      Mr. Michaelson is employed as the Company's Chief Executive Officer pursuant to the terms of an Employment Agreement that expires on May 1, 1999. The agreement provides for a current base salary of $94,000 per year to be increased to $114,000 under certain circumstances related to the Company's available financing, and an annual cost of living adjustment of five percent (5%). Pursuant to the agreement, Mr. Michaelson may be terminated for any reason by the affirmative vote of at least 75% of the directors of the Company and for cause at any time and without notice upon the affirmative vote of the Board of Directors. The agreement provides for vacation and reimbursement of certain expenses and contains confidentiality and non-compete clauses in favor of the Company in addition to a no-raid clause in favor of the Company which prohibits Mr. Michaelson from inducing or attempting to influence any current or future employees of the Company to terminate his or her employment with the Company. The agreement provides for a bonus in the form of stock options to purchase a total of 410,000 shares of the Company's Common Stock pursuant to the terms of a Stock Option Agreement between the Company and Mr. Michaelson. The Stock Option Agreement provides that 110,000 options are exercisable immediately at an exercise price of $4.00 per share and an additional 100,000 options are exercisable on each of the first, second and third anniversaries of Mr. Michaelson's employment date, at exercise prices of $5.00, $6.00 and $7.00 per share, respectively. All options expire May 1, 2001. Pursuant to the Stock Option Agreement, in the event that Mr. Michaelson is terminated for any reason other than for cause or if a "change in control" of the Company occurs, all options granted to Mr. Michaelson will immediately become vested. A "change in control" is defined to include those circumstances in which: (i) any person becomes a beneficial owner of 25% or more of the combined voting power of the Company's outstanding stock following the date of such agreement; (ii) a proxy solicitation results in the contesting party obtaining the ability to vote securities representing 25% of the combined voting power of the Company; or
(iii) the sale of substantially all of the assets of the Company, or a merger, consolidation or other reorganization of the Company in which the Company is not the surviving entity. Notwithstanding the occurrence of any of these events, a "change of control" will not be deemed to have occurred if a majority of the Board of Directors of the Company continues in such capacity after any of such events or if Mr. Michaelson continues to hold substantially similar positions with the surviving entity.

Robert Cohen

      Mr. Cohen is employed as the Company's Chief Financial Officer at a base salary of $80,000 per year subject to five percent (5%) annual cost of living increases. In the event that he is terminated during the first year of employment other than "for cause," he will be entitled to receive his base salary during the remainder of this period. In connection with his employment, Mr. Cohen has been granted 71,875 options, 11,875 of which are exercisable at $4.00 per share, and vest on the first anniversary of his employment date. The remainder of the options vest in ratable installments over the next four anniversaries of his employment date and are exercisable at $5.00, $6.00, $7.00 and $8.00 per share, respectively. In the event the Company sells substantially all of its assets or is involved in a merger, reorganization or consolidation in which the Company is acquired, all unvested options granted to Mr. Cohen shall immediately become vested.

Stock Option Plan

      The Company has adopted a 1997 Stock Option Plan (the "1997 Plan") which covers 500,000 shares of the Company's Common Stock. Under its terms, officers, directors, key employees and consultants of the Company are eligible to receive incentive stock options within the meaning of Section 422 of the Internal Revenue Code, as well as non-qualified stock options and stock appreciation rights ("SARs"). The 1997 Plan is administered by the Board of Directors or a committee consisting of no less than two members designated by the Board of Directors. Incentive stock options granted under the 1997 Plan are exercisable for a period of up to 10 years from the date of grant at an exercise price which is not less than the fair market value of the Common Stock on the date of the grant, except that the term of an incentive stock option granted under the 1997 Plan to a stockholder owning more than 10% of the outstanding Common Stock may not exceed five years and the exercise price of an incentive stock option granted to such stockholder may not be less than 110% of the fair market value of the Common Stock on the date of the grant. As of the date of this Prospectus, no grants have been made under the 1997 Plan.

Directors' Fees

      The directors of the Company receive no fees or other compensation in connection with their service as directors.


                              CERTAIN TRANSACTIONS

Transactions with Principal Stockholder and its Affiliates.

      On March 28, 1996, in conjunction with the acquisitions of Gold Coast and National-Wide and the closing of a private placement of Company's securities, the Company entered into an investment banking advisor agreement with American Maple Leaf Financial Corporation ("AMLF"), a principal stockholder of the Company. The agreement is for a term of three (3) years. Pursuant to the agreement, AMLF will provide the Company with investment counseling services and certain financial and public relations services. These services will include introducing the Company to institutions, brokers and other investment bankers interested in participating in a public offering, or assisting or facilitating in additional public or private placements of the Company's securities and the identification and structuring of strategic acquisition. In this regard, AMLF was responsible for introducing the Company to Sands Brothers and, in connection therewith, surrendered 200,000 shares of Common Stock to the Company which were subsequently issued to Sands Brothers in consideration for financial advisory services. AMLF was also instrumental in assisting the Company in structuring the acquisitions of Gold Coast and National-Wide in consideration for which it received 622,708 shares of Common Stock of the Company. Upon the filing of a Registration Statement with the Securities and Exchange Commission of which this Prospectus is a part, the Company will commence paying AMLF an investment banking fee of $3,000 per month payable for the balance of the term of the agreement. AMLF has a right of first refusal with regard to assisting the Company in securing any future debt or equity financing. The agreement includes a confidentiality provision in favor of the Company and provides for the reimbursement of certain expenses.

      Andrew Panzo, a principal stockholder and former officer and director of the Company, is a principal stockholder, officer and director of AMLF. Mr. Panzo has provided loans and purchased securities from the Company in various private financings. Mr. Panzo purchased 25,000 shares of Series A $4.00 Convertible Preferred Stock and 4,000 Warrants in connection with the acquisitions of Gold Coast and National Wide. Thereafter, between April and September 1996, Mr. Panzo purchased Convertible Debentures in the aggregate principal amount of $150,000, and 8,250 Warrants. In November 1996, Mr. Panzo made interest-free loans to the Company in the aggregate principal amount of $75,000 which have been repaid in full.

Employment Agreements and Grant of Options to Executive Officers and Other Employees

      The Company has employment contracts with executive officers, Mark Margolis, Stephen E. Michaelson and Robert Cohen which are described in detail above. See "Executive Compensation Arrangements." In addition, the Company entered into an employment agreement with David Michaelson, brother of Stephen
E. Michaelson, to serve as the Vice President of Operations for the Company at an annual salary of $80,000. In connection therewith, the Company granted David Michaelson 71,875 options, 11,875 of which are exercisable at $4.00 per share and vest on the first anniversary of his employment date. The remainder of the options vest in ratable installments over the next four (4) anniversaries of his employment date and are exercisable at $5.00, $6.00, $7.00 and $8.00 per share respectively. In the event that the Company sells substantially all of its assets or is involved in a merger, reorganization or consolidation in which the Company is acquired, all unvested options granted to David Michaelson shall immediately become vested.

Sale of Securities to Director

      Robert R. Bartolini purchased, through his self-directed IRA account, $50,000 principal amount of Convertible Debentures and 2,750 Warrants from the Company in a private placement transaction in July 1996.

Transactions with Fred Margolis

      Fred Margolis, the brother of Mark Margolis, serves as an independent marketing representative of the Company for which he received $40,020 in 1996. In August, 1996, the Company accepted an assignment of promissory notes ("the Notes") issued by Fred Margolis in the aggregate principal amount of $150,000 in partial payment of monies owed to the Company by Just Insurance, Inc. which, at the time, was indebted to the Company in the amount of approximately $200,000. The notes bear an interest rate of 12% and are payable in monthly installments over thirty-six (36) months. As of the date of this Prospectus, approximately $140,000 of principal is outstanding under the Notes and all payments are current. Fred Margolis also owns a number of insurance agencies which originate Finance Contracts for the Company.

Separation Agreements with Former Executive Officers

      Upon the Company's completion of its acquisition of Gold Coast on March 28, 1996, Steven Margolis became an executive officer of the Company pursuant to the terms of a three-year employment agreement. Prior to his death on December 18, 1996, Mr. Margolis had been a principal shareholder, director and officer of Gold Coast.

      On December 5, 1996, the Company entered into an agreement with Mr. Margolis (the "Margolis Separation Agreement") pursuant to which he resigned his position as a director and terminated his employment agreement with the Company. The Margolis Separation Agreement provided for the continuation of his salary for a period of six (6) months, the repayment of a $25,000 loan owed to Mr. Margolis, the execution of an Amended and Restated Stockholder's Agreement and the provision of group medical benefits for Mr. Margolis through December 31, 1997. The Margolis Separation Agreement contains standard confidentiality and non-compete covenants in favor of the Company and, for a period of six (6) months, prohibited Mr. Margolis from soliciting any employee of the Company to terminate his or her employment with the Company. The Margolis Separation Agreement also contains a mutual release by and between the Company and Mr. Margolis. Pursuant to the terms of a separate stock option agreement, Mr. Margolis retained options to purchase 100,000 shares of the Common Stock of the Company at an exercise price of $8.00 per share which are immediately exercisable.

      Upon the Company's acquisition of National-Wide on March 28, 1996, Jeanette Waserstein became an executive officer of the Company pursuant to the terms of a three-year employment agreement. Ms. Waserstein was formerly a director, officer and sole shareholder of National-Wide.

      On July 16, 1996, the Company and Ms. Waserstein entered into an agreement (the "Waserstein Separation Agreement") whereby Ms. Waserstein resigned her position as a director of the Company and terminated her employment agreement. The Waserstein Separation Agreement provided for the payment of Ms. Waserstein's salary through December 31, 1996 and the grant of 20,000 shares of Common Stock which the Company agreed to register with the Securities and Exchange Commission and include in this Prospectus. Ms. Waserstein further agreed (i) not to acquire any additional securities of the Company; (ii) to vote all of her shares in accordance with the recommendation of the majority of the Board of Directors;
(iii) not to solicit or become a participant in any solicitation of proxies in opposition to the recommendation of the majority of the Board of Directors; and
(iv) not to enter into any partnership or act in concert with any person regarding the voting or disposition of any of the Company's securities.

      The Waserstein Separation Agreement contains a confidentiality covenant in favor of the Company, prohibited Ms. Waserstein from engaging in the insurance premium finance business until December 31, 1996 and, for a period of one (1) year, prohibits Ms. Waserstein from soliciting employment from any employee of the Company. The agreement also provides for a mutual release by and between the Company and Ms. Waserstein. Pursuant to the terms of a separate option agreement, Ms. Waserstein retained options to purchase 100,000 shares of Common Stock of the Company at an exercise price of $3.00 per share which are exercisable immediately. The Company agreed to register the resale of the shares issuable upon exercise of these options by November 15, 1997.

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth, as of January 13, 1997, information with respect to the securities holdings of all persons which the Company has reason to believe may be deemed the beneficial owners of more than 5% of the Company's outstanding Common Stock and the beneficial ownership of all shares of the Company's outstanding Common Stock, as of such date, of all officers and directors, individually and as a group.

================================================================================
                                      Amount and Nature         Percentage of
                                        of Beneficial              Ownership
                                       Ownership(1)(2)           Interest(1)
--------------------------------------------------------------------------------
Andrew Panzo(3)                            1,416,678                38.18%
401 City Avenue
Suite 725
Bala Cynwyd, PA 19004
--------------------------------------------------------------------------------
David Alperin                                 50,000                 1.36%
401 City Avenue
Suite 725
Bala Cynwyd, PA 19004
--------------------------------------------------------------------------------
Mark Margolis(4)                             493,333                13.33%
--------------------------------------------------------------------------------
Estate of Steven Margolis(5)                 626,666                16.34%
--------------------------------------------------------------------------------
Stephen E. Michaelson(6)                     110,000                 2.91%
--------------------------------------------------------------------------------
Robert Cohen                                      --                    --
--------------------------------------------------------------------------------
American Maple Leaf Financial                436,928                11.91%
Corporation(7)
401 City Avenue
Suite 725
Bala Cynwyd, PA 19004
--------------------------------------------------------------------------------
Robert R. Bartolini(8)                        12,750                     *
500 Cypress Creek Road
West, Suite 590
Fort Lauderdale, FL 33309
================================================================================
All Directors and Officers as a              666,083                17.57%
group(9)
================================================================================
----------
* Represents less than 1%.

(1) Based upon 3,668,219 outstanding shares of Common Stock which includes 2,646,928 shares outstanding as of January 13, 1997, plus an additional 1,021,291 shares issuable as of the date of this Prospectus upon the conversion of 384,625 shares of Series A $4.00 Convertible Preferred Stock and 636,666 shares of Series B $3.00 Convertible Preferred Stock.

(2) Includes the number of shares of Common Stock which each person has the right to acquire within sixty days through the exercise or conversion, as applicable, of options, warrants or convertible securities, pursuant to
    Item 403 of Regulation S-B and Rule 13d-3(d)(1) promulgated under the Exchange Act.

(3) Represents 912,500 shares of Common Stock, 25,000 shares issuable upon conversion of Series A $4.00 Convertible Preferred Stock, 12,250 shares issuable upon exercise of Warrants, 30,000 or more shares issuable upon conversion of Convertible Debentures, and 436,928 shares held by AMLF, of which Mr. Panzo is a principal stockholder and President and as to which Mr. Panzo may be deemed a "control person" and beneficial owner. See footnote 7.

(4) Represents 460,000 shares of Common Stock and 33,333 shares issuable upon conversion of Series B $3.00 Convertible Preferred Stock. Does not include 100,000 Options issued under Mr. Margolis' employment agreement which have not vested.

(5) Represents 460,000 shares of Common Stock, 66,666 shares issuable upon conversion of Series B $3.00 Convertible Preferred Stock and 100,000 shares issuable upon the exercise of vested Options.

(6) Represents 110,000 shares issuable upon the exercise of vested Options granted under Mr. Michaelson's employment agreement. Excludes 300,000 Options which have not vested.

(7) Mr. Panzo, as a "control person" of AMLF may be deemed to be beneficial owner of these shares and, therefore, these shares are also included as being beneficially owned by Mr. Panzo. See footnote 3.

(8) Represents 10,000 or more shares of Common Stock issuable upon conversion of Convertible Debentures and 2,750 shares issuable upon exercise of Warrants.

(9) Represents five (5) persons.

Material Voting Arrangements

      AMLF, Andrew Panzo, Mark Margolis and the Estate of Steven Margolis are parties to a Stockholders' Agreement (the "Stockholders' Agreement") that was entered into in conjunction with the acquisitions of Gold Coast and National-Wide on March 28, 1996 and subsequently amended and restated as of December 5, 1996. The Stockholders' Agreement provides that the parties thereto will vote their shares of Common Stock for the election of at least four directors, three of whom will be nominated by AMLF and Mr. Panzo and one of whom shall be Mark Margolis.

      The Stockholders' Agreement also contains corporate governance provisions which require that the Board designees of stockholders Andrew Panzo and AMLF will not vote in favor of certain transactions or events unless Mark Margolis votes in favor of such transaction or event. These events include any merger, acquisition or disposition of assets in excess of 10% of the Company's existing assets, the declaration of cash dividends, the issuance of any securities, the assumption of indebtedness in excess of $50,000, the election and appointment of directors and executive officers, the establishment of executive salaries and any transaction between the Company and any of its subsidiaries, affiliates, directors or officers.

      The Stockholders' Agreement terminates on March 28, 2001; provided, however, that in the event that AMLF and Mr. Panzo no longer continue to own at least twenty-five percent (25%) of the shares they owned on the date of the Stockholders' Agreement (December 5, 1996), then the Stockholders' Agreement is terminable by Mark Margolis and the Estate of Steven

Margolis on thirty (30) days written notice. Likewise, in the event that Messrs. Mark Margolis and Steven Margolis, or their heirs or assigns, no longer continue to own at least twenty-five percent (25%) of the shares they owned on December 5, 1996, then the Stockholder's Agreement is terminable by AMLF and Mr. Panzo on thirty (30) days written notice.

      Jeanette Waserstein, a former executive officer and director of the Company, has agreed to vote her shares in accordance with the recommendation of the majority of the Board of Directors. See "CERTAIN TRANSACTIONS."

                            DESCRIPTION OF SECURITIES

Common Stock

      The Company is authorized to issue 25,000,000 shares of Common Stock, $.001 par value per share, of which 2,646,928 issued and outstanding. Additionally, upon the date of this Prospectus, all issued and outstanding shares of Series A $4.00 and Series B $3.00 Convertible Preferred Stock will automatically convert into 1,021,291 shares of Common Stock; thus increasing the number of shares of common stock outstanding to 3,668,219.

      Holders of Common Stock have equal rights to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefor. Holders of Common Stock have one vote for each share held of record and do not have cumulative voting rights.

      Holders of Common Stock are entitled upon liquidation of the Company to share ratably in the net assets available for distribution, subject to the rights, if any, of holders of any Preferred Stock then outstanding. Shares of Common Stock are not redeemable and have no preemptive or similar rights. All outstanding shares of Common Stock are, and the shares of Common Stock issuable upon conversion of the outstanding shares of Series A $4.00 and Series B $3.00 Convertible Preferred Stock will upon issuance be, fully paid and nonassessable.

Preferred Stock

      Following the conversion of the outstanding shares of Series A $4.00 Convertible Preferred Stock and Series B $3.00 Convertible Preferred Stock concurrent with the date of this Prospectus, the Company will be authorized to issue 5,000,000 shares of preferred stock, $.001 par value, of which no shares will be outstanding. Pursuant to the Company's Certificate of Incorporation, the Board of Directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of Preferred Stock in one or more series and to fix , as to any such series, the dividend rate, redemption prices, preferences on liquidation or dissolution, sinking fund terms, conversion rights, voting rights and any other preference or special rights and qualifications. See "Certain Provisions of the Certificate of Incorporation, By-Laws and Delaware Law."

Outstanding Convertible Debentures

      From April through December, 1996, the Company issued and sold in private placement transactions to sophisticated and accredited investors $2,355,000 principal amount of the Company's ten percent (10%) convertible subordinated debentures (the "Convertible

Debentures"). The Convertible Debentures bear a maturity date of one (1) year with interest due at maturity. In the event the Company obtains a line of credit of at least $15,000,000 prior to the maturity of certain of the Convertible Debentures, holders thereof will have the right to seek immediate repayment of all principal and interest due thereunder. In the event that the Company becomes obligated to repay these holders at least $25,000 of principal due under such Convertible Debentures, holders of all Convertible Debentures will have the right to accelerate payment of outstanding principal and interest.

      The indebtedness evidenced by the Convertible Debentures is subordinated to the prior payment when due of the principal and interest on all senior indebtedness of the Company. Senior indebtedness consists of all present and future bank and financial institutional indebtedness. Therefore, upon any distribution of its assets in a liquidation or dissolution of the Company, or in bankruptcy, reorganization, insolvency, receivership or similar proceedings relating to the Company, the holders of the Convertible Debentures will not be entitled to receive payment until the holders of the Company's senior indebtedness are paid in full. Upon the occurrence of any event of default with respect to any senior indebtedness of the Company, no payments may be made thereafter to the holders of the Convertible Debentures until the Company has cured such event of default.

      The principal and interest due under the Convertible Debentures is convertible, at the option of the holder, into shares of the Company's Common Stock. Convertible Debentures in the principal amount of $1,000,000 are convertible at $4.00 per share and the remainder are convertible at $5.00 per share. In the event that shares of the Company's Common Stock are publicly traded at the time of conversion, the conversion price shall be equal to the lower of (i) $4.00 or $5.00, as applicable and (ii) 18% less than the average closing bid price of the Company's Common Stock as reported by The NASDAQ Stock Market (or the last sales price of the Common Stock listed on a national securities exchange) for the thirty (30) consecutive trading days immediately preceding the date of conversion. To date, none have been converted. Assuming conversion prices of $4.00 and $5.00 per share at maturity, principal due under the Convertible Debentures is convertible into 521,000 shares of the Company's Common Stock. At a market price less than $5.00, additional shares would be issued upon conversion of the Convertible Debentures. See "RISK FACTORS" and "SELLING SECURITY HOLDERS."

Common Stock Purchase Warrants and Options

      From March 28, 1996 to the date hereof, the Company has issued a total of 386,675 Warrants and 905,250 Options.

      The Warrants were issued in conjunction with various financing transactions, have terms ranging from one (1) to five (5) years, exercise prices ranging from $4.00 to $8.00 per share, and are subject to certain vesting provisions. As of the date of this Prospectus, 186,675 Warrants are currently exercisable. At any time from the date of issuance, certain of the Warrants are subject to redemption by the Company at a redemption price of $.001 per Warrant on thirty (30) days written notice if (i) a registration statement covering the resale of the shares of Common Stock of the Company issuable upon exercise of the Warrant is effective as of that date; and (ii) the average of the closing bid or sales prices, as applicable, of the Company's Common Stock for twenty (20) consecutive trading days ending within fifteen (15) days of the notice of redemption exceeds $6.50, $8.125 or $13.00, respectively for Warrants with exercise prices of $4.00, $5.00 and $8.00, respectively. 15,000 Warrants were issued to First Western Bank at a nominal exercise price in conjunction with the repayment of the Company's former revolving credit facility with First Western Bank. See "MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION."

      The Options were issued in connection with the employment of the current and former executive officers and other employees of the Company. The Options have terms ranging from approximately three (3) to five (5) years with various vesting provisions. 100,000 of the Options have an exercise price equal to the average bid price of the Company's Common Stock for the first sixty (60) days of public trading. The remaining Options have exercise prices ranging from $3.00 to $8.00 per share. As of the date of this Prospectus, 320,500 Options are currently exercisable.

Reservation of Shares

      The Company has reserved a sufficient number of shares of Common Stock for issuance upon conversion of the Series A $4.00 Convertible Preferred Stock, Series B $3.00 Convertible Preferred Stock, and Convertible Debentures and exercise of all outstanding Warrants and Options. When issued in accordance with the terms of the applicable Preferred Stock, Convertible Debentures, Warrants or Options, as the case may be, the shares will be fully paid and non-assessable.

Registration Rights

      Exclusive of the shares whose resale is covered by this Prospectus, the Company has granted registration rights in connection with the resale of up to 310,000 shares issuable upon exercise of certain outstanding and currently exercisable Options. Pursuant to such registration rights, the Company has agreed to file a registration statement with the Securities and Exchange Commission covering 100,000 of these shares no later than November 15, 1997, covering an additional 110,000 shares no later than two (2) years following the date on which the Company's Common Stock is listed for trading upon the NASDAQ Stock Market and covering the remaining 100,000 shares no later than December 5, 1998. The Company has also granted registration rights in connection with the resale of shares issuable upon the exercise of certain Options which have not yet vested.

Transfer Agent

      The transfer agent for the Company's securities is StockTrans, Inc., 7 East Lancaster Avenue, Ardmore, Pennsylvania 19003, (610) 649-7300.

Shares Eligible For Future Sale

      Upon the effective date of the Registration Statement of which this Prospectus is a part, the Company will have 3,668,219 shares of Common Stock outstanding. Of these shares, 2,678,219 shares will be freely tradable without restriction under the Securities Act. The remaining 990,000 shares are restricted securities as that term is defined in Rule 144 under the Securities Act. An additional 1,228,175 or more shares of Common Stock are issuable upon exercise or conversion, as applicable, of certain outstanding Warrants, Convertible Debentures and currently exercisable Options. Of these shares, 907,675 will be freely tradable without restriction under the Securities Act.

      The 990,000 shares of restricted common stock may be sold in the future without registration upon compliance with Rule 144. A person (including a group of persons whose shares are aggregated) who has satisfied a two year holding period for restricted securities, including an affiliate of the Company, may sell an amount of restricted securities up to 1% of the Company's outstanding Common Stock in each three month period thereafter. Persons who are not affiliated with the Company and who have owned the restricted securities for at least three years are not subject to the 1% limitation. Of the 990,000 shares which constitute restricted securities, 920,000 are presently held by Mark Margolis and the Estate of Steven Margolis, both of whom are deemed to be "affiliates" of the Company. These individuals acquired their shares on or about March 28, 1996. Accordingly, resales may occur as early as on or about March 28, 1998. Provided these individuals remain "affiliates," their resales would be limited to 1% of the Company's outstanding Common Stock in each three month period thereafter. The remaining 70,000 shares are presently held by non-affiliates and were also acquired on or about March 28, 1996. Accordingly, resales can occur as early as on or about March 28, 1998 (limited to 1% of the Company's outstanding Common Stock per quarter) and unlimited resales may occur as early as March 28, 1999. Any substantial sale of restricted securities under Rule 144 in the future may have a depressive effect upon the price of the Company's Common Stock in any market that may develop therefor.

      Certain Selling Security Holders who have the right to acquire 391,667 or more shares of Common Stock upon the exercise, if at all, of certain Warrants and conversion, if at all, of certain Convertible Debentures and preferred shares, have agreed not to effect sales of these shares for a period of time following the date of this Prospectus. Additionally, 200,000 of the shares covered by this Prospectus are issuable, if at all, in connection with the exercise Warrants which do not vest until February 14, 1998. See "PLAN OF DISTRIBUTION."

Certain Provisions of the Certificate of Incorporation, By-Laws and Delaware Law

      Pursuant to the Company's Certificate of Incorporation, assuming full exercise of all of the outstanding Warrants, conversion of all Convertible Debentures, Series A and Series B Preferred shares and exercise of all currently exercisable Options, 20,113,606 shares of Common Stock, and 5,000,000 shares of Preferred Stock will remain authorized but unissued. The shares of Preferred Stock will be available for future issuance with such rights and designations as determined by the Board of Directors. These shares may be utilized for a variety of corporate purposes including future public offerings to raise additional capital or to facilitate corporate acquisitions.

      One of the effects of the existence of unissued and unreserved Common Stock and Preferred Stock may be to enable the Board of Directors to issue shares to persons friendly to current management which could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the Company's management. Such additional shares also could be issued to dilute the stock ownership of persons seeking to obtain control of the Company.

      Pursuant to the Company's Certificate of Incorporation, the Board of Directors is authorized without any future action by the stockholders, to determine the rights, preferences, privileges and restrictions of the undesignated and unissued Preferred Stock. The purpose of authorizing the Board of Directors to determine such rights and preferences is to eliminate delays associated with a stockholder vote on specific issuance. The Board of Directors may issue preferred stock with voting and conversion rights which could adversely affect the voting powers of the holders of Common Stock, and which could, among other things, have the effect of delaying, deferring or preventing a change in control of the Company.

      Upon listing of the Common Stock on NASDAQ, the Company will be governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware (the "GCL"), an anti-takeover law. In general, the law prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. "Business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with its affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock.

      The provisions regarding certain business combinations under the GCL could have the effect of delaying, deferring or preventing a change in control of the Company or the removal of existing management. A takeover transaction frequently affords stockholders the opportunity to sell their shares at a premium over current market prices.

                            SELLING SECURITY HOLDERS

      All of the shares of Common Stock of the Company covered by this Prospectus are being sold for the account of the selling security holders identified in the following table (the "Selling Security Holders").

      The Selling Security Holders are offering for sale an aggregate of up to 3,585,894 shares of Common Stock which consist of: (i) 1,646,928 shares previously issued by the Company; (ii) 384,625 shares issuable on the date hereof upon conversion of the outstanding shares of Series A $4.00 Convertible Preferred Stock; (iii) 636,666 shares issuable on the date hereof upon conversion of the outstanding shares of Series B $3.00 Convertible Preferred Stock; (iv) 386,625 shares issuable, if at all, upon the exercise of certain outstanding Warrants; and (v) 521,000 shares issuable, if at all, upon conversion of the principal due under certain outstanding Convertible Debentures. The shares issuable, if at all, upon conversion of the Convertible Debentures are subject to increase to accommodate possible adjustments in the conversion feature based upon the trading price of the Common Stock and to pay accrued interest due upon maturity, at the election of the holder. See "Adjustment Feature of Convertible Debentures" below.

      The following table sets forth the number of shares being held of record or beneficially (to the extent known by the Company) by such Selling Security Holders and provides (by footnote reference) any material relationship between the Company and such Selling Security Holder during the past three (3) years, all of which is based upon information currently available to the Company.

      The shares of Common Stock offered by the Selling Security Holders may be offered for sale from time to time at market prices prevailing at the time of sale or at negotiated prices, and without payment of any underwriting discounts or commissions except for usual and customary selling commissions paid to brokers or dealers.

                                                            Number of     Number of
                                          Number of         Shares of     Shares of
                                          Shares of           Common       Common
                                           Common          Stock to be      Stock        Percentage      Percentage
                                        Stock Before         Sold in        After          Before           After
Name                                     Offering(1)         Offering      Offering      Offering(2)     Offering(2)
----                                     -----------         --------      --------      -----------     -----------

Peter Abatiello                             3,333             3,333           0              *              0
Henry Adleman                               5,800             5,800           0              *              0
David Alldian(3)                            7,625             7,625           0              *              0
David Alperin(4)                           50,000            50,000           0              1.36%          0
Trustees for the JM
   Alperin Pension Benefits
   Trust                                    6,667             6,667           0              *              0
American Maple Leaf
   Financial Corp.(5)                     436,928           436,928           0              11.91%         0
Irwin & Bernice Baron                       6,000             6,000           0              *              0
IRA for Robert R. Bartolini(3)             12,750            12,750           0              *              0
Lawrence Bass(3)                            5,688             5,688           0              *              0
Stuart Baumel                               4,000             4,000           0              *              0
Paul Berman                                 2,500             2,500           0              *              0
Tonya Bleier                                6,667             6,667           0              *              0
Charles Block(3)                           15,250            15,250           0              *              0
Alan Bluestine                             36,667            36,667           0              *              0
Boston Provident Ptrs.                     25,000            25,000           0              *              0
Scott Brenner                               3,750             3,750           0              *              0
David Brown(3)                              7,625             7,625           0              *              0
Myles A. Cane(3)                           22,875            22,875           0              *              0
Mark Chessen                                6,000             6,000           0              *              0
Cliff Associates                           10,000            10,000           0              *              0
Arlene Cohen                               13,333            13,333           0              *              0
Fred Cohen and
   Debra Bloomberg                          8,333             8,333           0              *              0
Frederick Cohen(3)                          2,550             2,550           0              *              0
Gisella Cohen                               6,667             6,667           0              *              0
Herb Cohen(3)                              12,750            12,750           0              *              0
Jeffrey & Charlene Cohen                    7,500             7,500           0              *              0

                                                            Number of     Number of
                                          Number of         Shares of     Shares of
                                          Shares of           Common       Common
                                           Common          Stock to be      Stock        Percentage      Percentage
                                        Stock Before         Sold in        After          Before           After
Name                                     Offering(1)         Offering      Offering      Offering(2)     Offering(2)
----                                     -----------         --------      --------      -----------     -----------

Mitchell Cohen                              6,667             6,667           0              *              0
Susan Cohen(3)                             53,833            53,833           0              1.46%          0
Sidney Covich(3)                           12,750            12,750           0              *              0
Doug Cox(3)                                 6,375             6,375           0              *              0
Dr. Arnold Curnyn(3)                       15,250            15,250           0              *              0
D&D Bloomberg                               6,667             6,667           0              *              0
Linda Davis                                 1,250             1,250           0              *              0
Jacquelyn DeMirjian                         2,500             2,500           0              *              0
Roland DeSilva                             12,500            12,500           0              *              0
Richard Drath                               7,000             7,000           0              *              0
Jere Dumanic                               12,500            12,500           0              *              0
Gordon Fallone                             36,667            36,667           0              *              0
Carol Ann Federman                          2,500             2,500           0              *              0
Dale Filhaber                               5,000             5,000           0              *              0
Ed Filhaber,  Cust. For
  Scott Filhaber                            3,333             3,333           0              *              0
Edward Filhaber                             7,500             7,500           0              *              0
First Western Bank                         15,000            15,000           0              *              0
Michael Forman(3)                          14,233            14,233           0              *              0
Mark Freedman                               3,333             3,333           0              *              0
Harry Frei                                  2,500             2,500           0              *              0
Terry Fried(3)                              3,187             3,187           0              *              0
William Fried                              15,000            15,000           0              *              0
Steve Funk                                 12,500            12,500           0              *              0
Frances Gertsman                            3,750             3,750           0              *              0
Global Equity Partners                     14,500            14,500           0              *              0
Robert T. Goldberg                         12,500            12,500           0              *              0
Granite Associates, LLC(3)                 91,500            91,500           0              2.43%          0
Linda Greenspan                             5,000             5,000           0              *              0
Sid Greenspan(3)                           12,750            12,750           0              *              0
Jeffrey Grinspoon                          29,000            29,000           0              *              0
Karen & Leslie Groffman(3)                  3,188             3,188           0              *              0
Lennart Hagegard(3)                        12,750            12,750           0              *              0
Arnold Hantverk                             6,667             6,667           0              *              0
Milton Hantverk                             6,667             6,667           0              *              0
Manfred Hoffman                             2,500             2,500           0              *              0
IHN Partners(6)(3)                         70,142            70,142           0              1.89%          0
Richard Jacobs                              5,000             5,000           0              *              0
Slobodan Jovcic                             5,800             5,800           0              *              0
Katie and Adam Bridge
   Partners, L.P.(3)(7)                    30,500            30,500           0              *              0
Elliot Kaufman                              1,250             1,250           0              *              0
Richard Kaufman                             2,500             2,500           0              *              0

                                                            Number of     Number of
                                          Number of         Shares of     Shares of
                                          Shares of           Common       Common
                                           Common          Stock to be      Stock        Percentage      Percentage
                                        Stock Before         Sold in        After          Before           After
Name                                     Offering(1)         Offering      Offering      Offering(2)     Offering(2)
----                                     -----------         --------      --------      -----------     -----------

Marsha Kesh                                 5,000             5,000           0              *              0
Lee Kort                                    2,500             2,500           0              *              0
Arlene Kraines                             16,667            16,667           0              *              0
Martin Krimsky                              3,000             3,000           0              *              0
Henry Leace                                14,500            14,500           0              *              0
Peter Lesser                                2,500             2,500           0              *              0
Steve Levin                                12,500            12,500           0              *              0
Howard Levine                              10,583            10,583           0              *              0
Rita Linsker                               33,333            33,333           0              *              0
Lorne House Nominees Ltd.(3)               15,250            15,250           0              *              0
Doug Love                                   6,250             6,250           0              *              0
Theodore Lutins                             2,500             2,500           0              *              0
Mark Margolis(8)                          493,333            33,333        460,000           13.33%         12.43%
Estate of Steven Margolis(9)              626,666            66,666        560,000           16.34%         14.60%
Douglas Martin                             33,333            33,333           0              *              0
Sandy Martin                                3,333             3,333           0              *              0
Norman Millan                              14,500            14,500           0              *              0
Richard Millan                              7,250             7,250           0              *              0
Marc Miller                                12,500            12,500           0              *              0
Pasquale Nestico                           12,500            12,500           0              *              0
Philip Nicozisis                            2,500             2,500           0              *              0
Carletta Nonziato(3)                        6,375             6,375           0              *              0
Sharon Novak(3)                            50,500            50,500           0               1.37%          0
Odyssey Capital Group, L.P.                18,750            18,750           0              *              0
Richard Olstein(3)                          3,187             3,187           0              *              0
Andrew Panzo(10)(3)                       979,750           979,750           0              38.18%         0
Rick Parker(3)                             12,750            12,750           0              *              0
Boris Pavic                                14,500            14,500           0              *              0
Lawrence Perelman                           7,000             7,000           0              *              0
Mark Perelman(3)                           25,500            25,500           0              *              0
Robert Perelman                             6,667             6,667           0              *              0
Professional Investment Group,
  L.L.C.(3)                                12,750            12,750           0              *              0
Seth Potter                                   625               625           0              *              0
Prevor Marketing Intl                       6,000             6,000           0              *              0
Michael Prevor                              5,000             5,000           0              *              0
Isaac Raijman                              33,333            33,333           0              *              0
Ronald Rasch(3)                             7,625             7,625           0              *              0
Rawhide Partners, L.P.(7)                 200,000           200,000           0              5.30%          0
Marylyn Rose                                3,750             3,750           0              *              0
Jeffrey Rosenberg                           8,700             8,700           0              *              0
Larry Rotenberg                             2,500             2,500           0              *              0
Alan Rothberg                               2,500             2,500           0              *              0

                                                            Number of     Number of
                                          Number of         Shares of     Shares of
                                          Shares of           Common       Common
                                           Common          Stock to be      Stock        Percentage      Percentage
                                        Stock Before         Sold in        After          Before           After
Name                                     Offering(1)         Offering      Offering      Offering(2)     Offering(2)
----                                     -----------         --------      --------      -----------     -----------

Dr. & Mrs. Alan Rothberg                    7,333             7,333           0              *              0
Nancy Rothman(3)                            3,188             3,188           0              *              0
Matthew Russo                                 625               625           0              *              0
SAGAX Fund II Ltd.(3)                      15,250            15,250           0              *              0
Sands Brothers & Co., Ltd.(11)             85,000            85,000           0              *              0
Hal Satnick(3)                             15,250            15,250           0              *              0
Roy Scheinbaum                              7,250             7,250           0              *              0
Aaron Scott                                 3,750             3,750           0              *              0
Richard Seidenberg(3)                      30,500            30,500           0              *              0
Melvyn Sherman                              4,000             4,000           0              *              0
Spencer Sherman                             1,750             1,750           0              *              0
Morris Small                                8,750             8,750           0              *              0
Anna Smith(3)                               5,100             5,100           0              *              0
William Smith                               5,000             5,000           0              *              0
Eric Smolen                                 6,250             6,250           0              *              0
Nancy Sneider                               3,333             3,333           0              *              0
Robert Sobanski                             2,500             2,500           0              *              0
Craig Sobel                                 5,800             5,800           0              *              0
Elizabeth A. Solms                          3,333             3,333           0              *              0
Jerry Solovay                               6,667             6,667           0              *              0
Jerry and Joan Solovay(3)                  18,437            18,437           0              *              0
Aaron Some                                  3,125             3,125           0              *              0
Ben Sonkin                                  2,500             2,500           0              *              0
Nancy Sondow                                6,667             6,667           0              *              0
Robert Spiegel                             36,666            36,666           0              *              0
Georgie Stanley                             7,500             7,500           0              *              0
Michael Stanley                             5,000             5,000           0              *              0
Kathryn & Michael Stati(3)                  3,188             3,188           0              *              0
Gilbert Stein(3)                           12,750            12,750           0              *              0
Margaretta Stewart                          2,000             2,000           0              *              0
William Stewart                             1,500             1,500           0              *              0
Straub Family Trust                        16,667            16,667           0              *              0
John N. Straub                             41,083            41,083           0              1.12%          0
John Vincent Straub                         5,000             5,000           0              *              0
Philip Thompson(3)                          7,625             7,625           0              *              0
Burton R. Turk                              6,000             6,000           0              *              0
Ronald Vara                                 3,333             3,333           0              *              0
Dianne Vaughn(3)                            7,625             7,625           0              *              0
Michael Wachs                               2,500             2,500           0              *              0
David Walters                               2,500             2,500           0              *              0
Hugh J. Ward III(3)                         3,550             3,550           0              *              0
Jeanette Waserstein(12)                   186,667            86,667        100,000           *              0
Barbara Weiner                              6,000             6,000           0              *              0

                                                            Number of     Number of
                                          Number of         Shares of     Shares of
                                          Shares of           Common       Common
                                           Common          Stock to be      Stock        Percentage      Percentage
                                        Stock Before         Sold in         After         Before           After
Name                                     Offering(1)         Offering      Offering      Offering(2)     Offering(2)
----                                     -----------         --------      --------      -----------     -----------

Robert Weiner                               6,000             6,000           0              *              0
Stanley & Carol Weinstock(3)                3,187             3,187           0              *              0
Bart Yachbes                                8,333             8,333           0              *              0
Gertrude Yachbes                            8,333             8,333           0              *              0
Edward Zobian                               2,500             2,500           0              *              0
Simon Zunamon(3)                           30,500            30,500           0              *              0

* represents less than 1%.

----------
(1) The number of shares calculated includes, in addition to shares of Common Stock presently owned, shares of Series A $4.00 Convertible Preferred Stock and Series B $3.00 Convertible Preferred Stock which will automatically convert into shares of Common Stock on the date of this Prospectus, as well as all shares which may be acquired, if at all, upon the conversion of principal and interest due under the outstanding Convertible Debentures and upon exercise of all outstanding Warrants.

(2) Calculated on the basis of 3,668,219 shares of outstanding Common Stock which includes 2,646,928 shares outstanding as of January 13, 1997 and 1,021,291 shares issuable upon the conversion of an equal number of shares of Series A $4.00 and Series B $3.00 Convertible Preferred Stock on the date of this Prospectus. The percentage ownership is calculated pursuant to Item 403 of Regulation S-B and Rule 13d-3(d)(1) promulgated under the Act.

(3) Includes shares issuable upon the conversion, if at all, of the principal and accrued interest due under Convertible Debentures. The shares issuable upon such conversion may be increased based on the "Adjustment Feature of Debentures" described below.

(4) Mr. Alperin is a Director and Secretary of the Company. He served as the Company's Treasurer from its inception on May 12, 1994 until March 28, 1996. He is also an associate with AMLF which beneficially owns in excess of 5% of the outstanding Common Stock of the Company.

(5) AMLF provides financial banking advisory services to the Company pursuant to an investment banking agreement between the Company and AMLF. See "CERTAIN TRANSACTIONS."

(6) Mr. Linsker, the general partner of IHN Partners, served as the Chairman of the Board of Directors and President of the Company and was a principal stockholder of the Company from its inception on May 12, 1994 until December 12, 1995.

(7) The general partner of this limited partnership is an affiliate of Sands Brothers, a financial advisor to the Company. See footnote 11 below.

(8) Mr. Margolis is an executive officer and member of the Board of Directors of the Company. Mr. Margolis is also a principal stockholder of the Company. He was a principal shareholder of Gold Coast and served as its Chief Operating Officer and Vice President.

(9) Mr. Margolis was Chairman of the Board of Directors, and an executive officer of the Company from March 28, 1996 until his resignation from those positions on December 5, 1996. The Estate of Steven Margolis is a principal stockholder of the Company. He was a principal shareholder of Gold Coast and served as its Chief Executive Officer and President prior to its acquisition by the Company.

(10) Mr. Panzo served as President of the Company from inception on May 12, 1994 until March 28, 1996 and served as director from May 12, 1994 until July 9, 1996. He is also the principal stockholder of AMLF which beneficially owns in excess of 5% of the outstanding Common Stock of the Company. Mr. Panzo may be deemed a "control person" and beneficial owner of AMLF's shares.

(11) Sands Brothers is a financial advisor to the Company and acted as placement agent for the Company in connection with the sale of certain Convertible Debentures and Warrants. Sands Brothers has a right of first refusal to act as placement agent for the Company on future financings through August 14, 1996 and has the right to nominate one (1) person to be a member of the Company's Board of Directors.

(12) Ms. Waserstein served as an executive officer and Director of the Company from March 28, 1996 until her resignation from those positions on July 16, 1996. Ms. Waserstein was an officer, director and sole stockholder of National-Wide prior to its acquisition by the Company.

Adjustment Feature of Convertible Debentures

      The principal and interest due under the Convertible Debentures is convertible, at the option of the holder, into shares of the Company's Common Stock at conversion prices of $4.00 and $5.00 per share. In the event that shares of the Company's Common Stock are publicly traded at the time of conversion, the conversion price shall be equal to the lower of (i) $4.00 or $5.00, as applicable and (ii) 18% less than the average closing bid price of the Company's Common Stock as reported by The NASDAQ Stock Market (or the last sales price of the Common Stock listed on a national securities exchange) for the thirty (30) consecutive trading days immediately preceding the date of conversion.

      Assuming conversion prices equal to $4.00 and $5.00 at maturity, principal due under the Convertible Debentures is convertible into 521,000 shares of the Company's Common Stock. The issuance of shares upon conversion, if at all, of the Convertible Debentures is subject to increase based upon a decrease in the trading price of the Common Stock below $5.00 per share and the accrued interest due as of the date of conversion. For example, if on the date of conversion the Common Stock is trading at $2.50 per share, 1,148,780 shares would be issuable and if the Common Stock is trading at $1.00 per share on the date of conversion, 2,871,951 shares would be issuable upon conversion of the principal due under the Convertible Debentures. If all Convertible Debentures are held until maturity, conversion of accrued interest would increase the shares issuable by an additional 10%.

                              PLAN OF DISTRIBUTION

      The Selling Security Holders are offering for sale, exchange or transfer, shares of Common Stock that have previously been issued to such holders in private placement transactions, and shares of Common Stock issuable, if at all, upon the conversion of outstanding Convertible Debentures, or exercise of Warrants which were also issued in private placement transactions. Such shares are being offered for their own account, and not for the account of the Company. The Company will not receive any proceeds from the sale of the shares of Common Stock by the Selling Security Holders.

      Each Selling Security Holder will, prior to any sales, agree (a) not to effect any offers or sales of the Common Stock in any manner other than as specified in this Prospectus, (b) to inform the Company of any sale of Common Stock at least one business day prior to such sale and (c) not to purchase or induce others to purchase Common Stock in violation of Rule 10b-6 under the Exchange Act.

      The shares of Common Stock may be sold from time to time to purchasers directly by the Selling Security Holders acting as principal for their own account in one or more transactions in the over-the-counter market or in negotiated transactions at market prices prevailing at the time of sale or at prices otherwise negotiated. Alternatively, the shares of Common Stock may be offered from time to time through agents, brokers, dealers or underwriters designated from time to time, and such agents, brokers, dealers or underwriters may receive compensation in the form of commissions or concessions from the Selling Security Holders or the purchasers of the Common Stock.

      Under the Exchange Act and the regulations thereunder, any person engaged in a distribution of the shares of Common Stock of the Company offered by this Prospectus may not simultaneously engage in market making activities with respect to the Common Stock of the Company during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, Selling Security Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including without limitation Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of Common Stock by the Selling Security Holder.

      The Company will use its best efforts to file, during any period in which offers or sales are being made, one or more post-effective amendments to the Registration Statement of which this Prospectus is a part to describe any material information with respect to the plan of distribution not previously disclosed in this Prospectus or any material change to such information in this Prospectus.

      Selling Security Holders having the right to acquire 305,000 or more of the shares being offered hereunder upon the conversion, if at all, of the principal and interest due under certain Convertible Debentures and exercise, if at all, of certain Warrants have agreed not to effect sales of these shares until four (4) months after the date of this Prospectus (the "Effective Date"). In addition, Selling Security Holder Jeanette Waserstein has agreed not to effect sales of 20,000 shares covered by this Prospectus until six (6) months after the Effective Date. With regard to the remaining 66,667 shares being offered by Ms. Waserstein, she has agreed not to effect sales of these shares until three (3) months after the Effective Date and thereafter, to limit sales to 25% of these shares in each three (3) month period until one (1) year after the Effective Date. Finally, 200,000 of the shares covered by this Prospectus are issuable, if at all, in connection with the exercise of Warrants which do not vest until February 14, 1998.

                                  LEGAL MATTERS

      The validity of the Common Stock offered hereby has been passed upon for the Company by Buchanan Ingersoll Professional Corporation, 1200 Two Logan Square, 12th Floor, 18th and Arch Streets, Philadelphia, Pennsylvania 19103.

                          STATEMENT OF INDEMNIFICATION

      The Company has adopted the provisions of Section 102(b)(7) of the GCL which eliminate or limit the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty under certain circumstances. Furthermore, under Section 145 of the GCL, the Company may indemnify each of its directors and officers against his expenses (including reasonable costs, disbursements and counsel fees) in connection with any proceeding involving such person by reason of his having been an officer or director to the extent he acted in good faith and in a manner reasonably believed to be in, or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The determination of whether indemnification is proper under the circumstances, unless made by a court, shall be determined by the Board of Directors.

      Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in a successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issuer.

                                     EXPERTS

      The combined financial statements of Gold Coast Finance, Inc. and National-Wide Premium Finance Corporation as of December 31, 1995, and for each of the years in the two year period ended December 31, 1995, have been included herein and in the Registration Statement and Prospectus in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

      The Company has filed with the Securities and Exchange Commission (the "Commission"), a Registration Statement on Form SB-2 with respect to the Common Stock being registered hereby. This Prospectus does not contain all the information contained in such Registration Statement, as permitted by the Rules and Regulations of the Commission. The Registration Statement, including exhibits thereto, may be inspected and copied at the Public Reference facilities maintained by the Commission at Room 1024, 450 Fifth Street N.W., Washington, DC. 20549, and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. In addition, the Commission maintains a WebSite at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company's Registration Statement. For further information with respect to the Company, the Common Stock being registered hereby and the contents of any contract or document referred to herein, reference is made to the Registration Statement and the exhibits filed as a part thereof.

                          INDEX TO FINANCIAL STATEMENTS

                                                                  Page Reference
                                                                  --------------

Report of Independent Certified Public Accountants.......................  F-2


Combined Balance Sheet of Gold Coast
Finance, Inc. and National-Wide Premium
Finance Corporation as of December 31, 1995..............................  F-3


Combined Statements of Income of Gold Coast
Finance, Inc. and National-Wide Premium
Finance Corporation for the Years Ended
December 31, 1995 and 1994...............................................  F-4


Combined Statement of Stockholders' Equity
(Deficit) of Gold Coast Finance, Inc. and
National-Wide Premium Finance Corporation
for the Years Ended December 31, 1995
and 1994.................................................................  F-5


Combined Statements of Cash Flows of Gold
Coast Finance, Inc. and National-Wide
Premium Finance Corporation for the Years
Ended December 31, 1995 and 1994.........................................  F-6


Notes to Combined Financial Statements of
Gold Coast Finance, Inc. and National-Wide
Premium Finance Corporation for the Years
Ended December 31, 1995 and 1994.........................................  F-7


Consolidated Balance Sheet (Unaudited) of
USA Finance, Inc. as of September 30, 1996...............................  F-14


Consolidated Statements of Operations
(Unaudited) of USA Finance, Inc. for the Nine-
Month Periods Ended September 30, 1996
and 1995.................................................................  F-15


Consolidated Statements of Stockholders' Equity
(Unaudited) of USA Finance, Inc. for the Nine-
Month Periods Ended September 30, 1996
and 1995.................................................................  F-16


Consolidated Statements of Cash Flows
(Unaudited) of USA Finance, Inc. for the
Nine-Month Periods Ended September 30, 1996
and 1995.................................................................  F-17


Notes to Consolidated Financial Statements for
the (Unaudited) of USA Finance, Inc. for the
Nine-Month Periods Ended September 30, 1996
and 1995.................................................................  F-18

                             KPMG Peat Marwick LLP
                           110 East Broward Boulevard
                           Fort Lauderdale, FL 33301

                          Independent Auditors' Report


The Board of Directors
Gold Coast Finance, Inc.
National-Wide Premium Finance Corporation:


We have audited the accompanying combined balance sheet of Gold Coast Finance, Inc. and National-Wide Premium Finance Corporation (the "Companies") as of December 31, 1995, and the related combined statements of income, stockholders' equity (deficit), and cash flows for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Gold Coast Finance, Inc. and National-Wide Premium Finance Corporation at December 31, 1995, and the results of their operations and their cash flows for the years ended December 31, 1995 and 1994 in conformity with generally accepted accounting principles.

                                          /s/ KPMG Peat Marwick LLP

June 14, 1996

                            GOLD COAST FINANCE, INC.
                   NATIONAL-WIDE PREMIUM FINANCE CORPORATION

                             Combined Balance Sheet

                               December 31, 1995


                                     Assets
                                     ------

Finance contracts, net of deferred interest of $401,805 and allowance for credit
 losses of $110,543                                                                $ 6,025,667
Cash and cash equivalents                                                              150,429
Other receivables                                                                      215,676
Property and equipment, net                                                             58,783
Other assets                                                                            83,591
Due from affiliates                                                                    102,670
                                                                                   -----------

                                                                                   $ 6,636,816
                                                                                   ===========


             Liabilities and Stockholders' Equity (Deficit)

Borrowings under financing agreement                                                 4,828,858
Notes payable                                                                        1,760,177
Accounts payable and accrued expenses                                                   86,708
Drafts payable to insurance companies                                                   64,337
                                                                                   -----------

             Total liabilities                                                       6,740,080



Common stock, $1 par value.  Authorized, issued and outstanding 500 shares                 500
Additional paid-in capital                                                             334,500
Treasury stock                                                                        (740,000)
Retained earnings                                                                      301,736
                                                                                   -----------

             Total stockholders' equity (deficit)                                     (103,264)



Commitments and contingencies
                                                                                   -----------

                                                                                   $ 6,636,816
                                                                                   ===========


See accompanying notes to financial statements.

                            GOLD COAST FINANCE, INC.
                   NATIONAL-WIDE PREMIUM FINANCE CORPORATION

                         Combined Statements of Income

                     Years ended December 31, 1995 and 1994



                                                                   1995         1994
                                                                   ----         ----

Revenues:
   Interest and fees                                            $1,464,040    1,173,402
   Other income                                                     45,128        4,180
                                                                ----------    ---------
          Total revenue                                          1,509,168    1,177,582

Interest expense                                                   357,717      167,957
                                                                ----------    ---------

          Net finance contract income                            1,151,451    1,009,625

Provision for credit losses                                        212,441      234,816
                                                                ----------    ---------

          Net finance contract income after provision for
             credit losses                                         939,010      774,809

General and administrative expenses:
   Salaries and benefits                                           320,026      263,204
   Professional and consulting fees                                200,982       52,559
   Office occupancy                                                157,349      111,955
   Postage                                                          95,224       61,971
   Management fees                                                  47,000       35,492
   Other                                                           101,262       65,278
                                                                ----------    ---------

          Total general and administrative expenses                921,843      590,459
                                                                ----------    ---------

          Income before provision for income taxes                  17,167      184,350

Provision for income taxes                                            --           --
                                                                ----------    ---------

          Net income                                            $   17,167      184,350
                                                                ==========    =========
Pro forma earnings per share (unaudited):
   Historical income before income taxes                        $   17,167      184,350
   Pro forma provision for income taxes                              7,422       69,470
                                                                ----------    ---------

Pro forma net income                                            $    9,745      114,880
                                                                ==========    =========

Pro forma income per share - primary                            $      .00          .05
                                                                ==========    =========

Pro forma weighted average shares outstanding - primary          2,104,336    2,104,336
                                                                ==========    =========

Pro forma income per share - fully diluted                      $      .00          .03
                                                                ==========    =========

Pro forma weighted average shares outstanding - fully diluted    3,392,627    3,392,627
                                                                ==========    =========

See accompanying notes to financial statements

                            GOLD COAST FINANCE, INC.
                   NATIONAL-WIDE PREMIUM FINANCE CORPORATION

             Combined Statements of Stockholders' Equity (Deficit)

                     Years ended December 31, 1995 and 1994


                                                                 Additional
                                                    Common        paid-in      Treasury     Retained
                                                     stock        capital        stock      earnings       Total
                                                     -----        -------        -----      --------       -----

Balance at December 31, 1993                      $      500      334,500         --         738,279     1,073,279

   Net Income                                           --           --           --         184,350       184,350

   Distributions                                        --           --           --        (150,012)     (150,012)
                                                  ----------      -------     --------      --------     ---------

Balance at December 31, 1994                             500      334,500         --         772,617     1,107,617

   Net Income                                           --           --           --          17,167        17,167

   Purchase of treasury stock                           --           --       (740,000)         --        (740,000)

   Distributions                                        --           --           --        (488,048)     (488,048)
                                                  ----------      -------     --------      --------     ---------

Balance at December 31, 1995                      $      500      334,500     (740,000)      301,736      (103,264)
                                                  ==========      =======     ========      ========     =========


See accompanying notes to financial statements.

                            GOLD COAST FINANCE, INC.
                   NATIONAL-WIDE PREMIUM FINANCE CORPORATION

                       Combined Statements of Cash Flows

                     Years ended December 31, 1995 and 1994



                                                                            1995           1994
                                                                            ----           ----


Cash flows from operating activities:
   Net income                                                           $    17,167        184,350
   Adjustments to reconcile net income to net cash provided by operating activities:
          Provision for credit losses                                       212,441        234,816
          Depreciation                                                       16,308         17,268
          Loss on disposal of assets                                          1,327           --
          Changes in other assets and liabilities:
             Other receivables                                              (47,636)        90,496
             Other assets                                                   (75,658)         4,976
             Deferred interest on finance contracts                         240,561       (144,374)
             Accounts payable and accrued expenses                          (22,325)       (11,978)
             Drafts payable to insurance companies                           10,258         17,408
                                                                        -----------     ----------

                 Net cash provided by operating activities                  352,443        392,962
                                                                        -----------     ----------
Cash flows from investing activities:
   Net change in finance contracts                                       (4,258,608)     1,472,562
   Capital expenditures                                                     (43,028)          (930)
                                                                        -----------     ----------

                 Net cash provided by (used in) investing activities     (4,301,636)     1,471,632
                                                                        -----------     ----------

Cash flows from financing activities:
   Distributions to stockholders                                           (488,048)      (150,012)
   Due from affiliates                                                     (102,670)          --
   Purchase of treasury stock                                              (740,000)          --
   Net borrowings (repayments) under financing agreements                 4,300,460     (1,723,300)
   Borrowings under notes payable to stockholders                         1,037,382        233,017
   Repayment of notes payable to stockholders                                  --         (150,000)
                                                                        -----------     ----------

                 Net cash provided by (used in) financing activities      4,007,124     (1,790,295)
                                                                        -----------     ----------

                 Net increase in cash                                        57,931         74,299
Cash at beginning of year                                                    92,498         18,199
                                                                        -----------     ----------

Cash at end of year                                                     $   150,429         92,498
                                                                        ===========     ==========

See accompanying notes to financial statements.

                            GOLD COAST FINANCE, INC.
                             NATIONAL-WIDE PREMIUM
                              FINANCE CORPORATION

                     Notes to Combined Financial Statements


(1)  Description of Business

     Gold Coast Finance, Inc. ("Gold Coast") and National-Wide Premium Finance Corporation ("National-Wide") (collectively the "Companies") provide financing of insurance premiums, primarily auto insurance premiums to individuals, mainly in Florida.

     The Companies collect a down payment from a borrower and generally finance an average of 75% of annual insurance premiums. The Finance Companies fund the full insurance premium to the insurance carrier, adding interest and taxes to form the basis for a finance contract. The Finance Companies' loans are secured by the portion of the premium paid in advance to the carrier which has not been earned by the carrier. A substantial portion of the premium financing activities of the Finance Companies relate to "non-standard" automobile insurance, which typically covers an insured who is not suited to standard insurance carriers. Premium financing operations are subject to regulation by the Florida Department of Insurance under the Office of the Treasurer and include limitations on interest rates, service and late charges, and liquidation of collateral. To date, the Finance Companies have relied primarily on equity, the proceeds of a financing agreement and other borrowings to fund their loan portfolios.

     In May, 1995 the Companies entered into an Agreement and Plan of Reorganization and a Stock Purchase Agreement. See subsequent events in note 9 describing the completion of this transaction.

(2)  Summary of Significant Accounting Policies

(a)  Principles of Combination

     Gold Coast and National-Wide are presented on a combined basis as the Companies are under common ownership as of March 28, 1996 (see note 9). All intercompany transactions have been eliminated.

     Stockholders' equity reflects the combined retained earnings and additional paid-in capital of the Companies and the par value of the common stock of Gold Coast. The par value of the outstanding shares of National-Wide has been included in additional paid-in capital.

(b)  Cash and Cash Equivalents

     Cash and cash equivalents include cash in banks and certificates of deposit with an original maturity of three months or less for the purposes of analyzing cash flows.

                            GOLD COAST FINANCE, INC.
                             NATIONAL-WIDE PREMIUM
                              FINANCE CORPORATION

                     Notes to Combined Financial Statements

(c)  Finance Contracts

     Finance contracts represent the unpaid principal and interest on installment loans for insurance policy premiums. Finance contracts are secured by the unearned insurance premium related to the financial insurance policies. If the insured fails to make timely payments under the finance contract, the insured's coverage may be canceled by the Companies and the proceeds from the canceled policy, representing the unearned insurance premium, can be recovered from the insurance carrier to pay off the unpaid balance of the finance contracts.

(d)  Revenue Recognition

     Interest income, resulting from the financing of insurance premiums, is recognized using the rule of 78's, which approximates the interest method. Late charges are recognized as income when collected. Interest income is recognized on defaulted loans until a refund of the unearned portion of the insurance premium is received by the Companies from the insurance carrier.

(e)  Credit Losses

     Provisions for credit losses are chargeable to operations in amounts sufficient to maintain the allowance at a level considered adequate to cover the losses of principal and accrued interest in the existing portfolio.

(f)  Property and Equipment

     Property and equipment are stated at cost less accumulated depreciation. Equipment under capital leases is stated at the present value of minimum lease payments.

     Depreciation on property and equipment is calculated on the straight-line method over the estimated useful lives of the assets. Equipment held under capital leases is amortized straight-line over the estimated useful life of the asset.

(g)  Income Taxes

     The Companies have elected to be taxed under the provisions of subchapter S of the Internal Revenue Code. Under those provisions, the Companies do not

                            GOLD COAST FINANCE, INC.
                             NATIONAL-WIDE PREMIUM
                              FINANCE CORPORATION

                     Notes to Combined Financial Statements

     pay Federal corporation income taxes on their taxable income. Instead, the stockholders are liable for individual federal income taxes on their respective shares of the Companies' taxable income.

     In conjunction with acquisition of the Companies by LMI Acquisition Corp. on March 28, 1996 (see note 9), the Companies terminated their election to be taxed as S corporations.

     Had the termination of the S corporation status been in effect during 1995 and 1994 and the Companies were treated as C corporations, the pro forma effect would have been that the Companies would have recorded income tax expense of $7,422 and $69,470, respectively.

(h)  Earnings Per Share

     Historical earnings per share amounts are not presented because they are not indicative of the ongoing entity. Pro forma earnings per share includes the pro forma income tax effect and effect of the acquisition transaction and related issuance of stock (see note 9).

(i)  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The most significant of such estimates relates to the allowance for credit losses.

                            GOLD COAST FINANCE, INC.
                             NATIONAL-WIDE PREMIUM
                              FINANCE CORPORATION

                     Notes to Combined Financial Statements

(3)  Allowance For Credit Losses

     The allowance for credit losses is summarized as follows:

                                                             Year ended
                                                             December 31,
                                                        ----------------------
                                                           1995         1994
                                                           ----         ----

          Balance at beginning of year                   $ 65,000      117,584
          Provision for credit losses                     212,441      234,816
          Charge-offs                                    (166,898)    (287,400)
                                                         --------     --------

          Balance at end of year                         $110,543       65,000
                                                         ========     ========


(4)  Property and Equipment

     The components of property and equipment as of December 31, 1995, are as follows:



                Furniture, fixtures and equipment         $ 76,948
                Leasehold improvements                        --
                Equipment under capital leases              60,557
                                                          --------
                                                           137,505

                Less accumulated depreciation               78,722
                                                          --------

                         Total                            $ 58,783
                                                          ========

(5)  Borrowings Under Financing Agreement

     The Companies have entered into a premium finance contract purchase and servicing agreement ("Financing Agreement") with a bank which is collateralized by the finance contracts. The Financing Agreement provides for transfer of finance contracts to the bank based on the present value of the finance contract payments, discounted at the bank's prime rate plus 1.75%. The Companies provide servicing for the finance contracts, the bank has full recourse to the Companies in the event of default, and the Companies earn interest on contracts sold at the finance contract rate less the bank's prime rate plus 1.75%. Such arrangement has been accounted for as a financing transaction. Advances under the Financing Agreement were originally limited to $5,000,000 of finance contracts, and were subsequently

                            GOLD COAST FINANCE, INC.
                             NATIONAL-WIDE PREMIUM
                              FINANCE CORPORATION

                     Notes to Combined Financial Statements

     increased to $6,000,000. The Financing Agreement expires August 2005. Interest expense related to the Financing Agreement totaled approximately $180,000 in 1995. The Companies had other financing arrangements in 1994.

(6)  Notes Payable

     Notes payable represent liabilities for funds advanced by various individuals to Gold Coast Finance. Such amounts bear interest at either the prime rate plus 4% per annum or a 12% fixed rate and are due upon demand. At December 31, 1995, approximately $390,000 included in notes payable is payable to stockholders. Interest expense related to these notes was approximately $178,000 and $60,000 in 1995 and 1994, respectively.

(7)  Related Party Transactions

     Other receivables include amounts receivable from various insurance agencies affiliated with stockholders of Gold Coast Finance, Inc. Due from affiliates represents amounts receivable from LMI Acquisition Corp. for reimbursement of various expenses (see note 9 "Subsequent Events").

(8)  Fair Value of Financial Instruments

     The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at December 31, 1995. FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments, defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.


                                            Carrying        Fair
                                             Amount        Value
                                             ------        -----

Financial assets
   Cash                                    $  150,429       150,429
   Finance contracts                        6,025,667     6,025,667
   Other receivables                          215,676       215,676

Financial liabilities
   Borrowings under financial agreement     4,828,858     4,828,858
   Notes payable                            1,760,177     1,760,177
   Accounts payable and accrued expenses       86,708        86,708
   Drafts payable                              64,337        64,337

                            GOLD COAST FINANCE, INC.
                             NATIONAL-WIDE PREMIUM
                              FINANCE CORPORATION

                     Notes to Combined Financial Statements

     The carrying amounts shown in the table are included in the statement of financial position under the indicated captions.

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

     Cash and cash equivalents, other receivables, accounts payable and accrued expenses and drafts payable to insurance companies.

     The carrying amounts approximate fair value because of the short maturity of those instruments.

     Finance contracts: The carrying amounts approximate fair value because of the short average maturity of the contracts and the contracts' yield approximating current market rates for new contracts.

     Borrowings under financing arrangement and notes payable: The fair values of the Company's financing arrangements and notes payable is estimated by discounting the future cash flows of each instrument at rates currently offered to the Company for similar instruments of comparable maturities.

(9)  Subsequent Events

     In order to provide additional capital and flexibility in obtaining financing for the Companies, during May 1995, LMI Acquisition Corp. (LMI), an inactive Company, entered into an Agreement and Plan of Reorganization with Gold Coast Finance, Inc. and a Stock Purchase Agreement with National-Wide Premium Finance Corp. pursuant to which LMI was to acquire 100% of such companies (the "Transactions"). In 1995, in order to affect the Transactions and prior to the completion of the Transactions, National-Wide repurchased the outstanding common stock of two of its three stockholders for $740,000. In 1996, the remaining historic stockholders of Gold Coast and National-Wide ("Historic Stockholders") received 920,000 shares of common stock, 200,000 shares of Series B preferred stock and options to purchase 200,000 shares of common stock of LMI in exchange for their investment in Gold Coast and National-Wide. In conjunction with the Transactions, the Historic Stockholders also acquired options to purchase 300,000 additional shares of LMI's Common Stock. In addition, pursuant to the Transactions, the note holders of Gold Coast were given an option to convert their notes to Series B preferred stock. On March 28, 1996, upon completion of the

                            GOLD COAST FINANCE, INC.
                             NATIONAL-WIDE PREMIUM
                              FINANCE CORPORATION

                     Notes to Combined Financial Statements

     Transactions, LMI assumed the historic operations of Gold Coast and National-Wide, which became subsidiaries of LMI. On a prospective basis, the financial statements of Gold Coast and National-Wide will be presented as part of the consolidated financial statements of LMI and will no longer be presented on a combined basis. In addition, $3,448,500 was contributed to stockholders' equity of LMI by new shareholders for issuance of additional common and preferred shares.

                               USA FINANCE. INC.
                        (formerly LMI Acquisition Corp.)

                           CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 1996
                                  (Unaudited)

                                     Assets

Residual interest in finance contracts, net                         $ 2,137,459
Cash and cash equivalents                                               175,621
Other receivables                                                     1,029,472
Property and equipment, net                                             251,609
Other assets                                                            245,028
Goodwill, net                                                         2,033,975
                                                                    -----------
                                                                    $ 5,873,164
                                                                    ===========

                      Liabilities and Stockholders' Equity

Convertible debentures                                                1,335,000
Notes payable                                                           116,061
Accounts payable and accrued expenses                                   484,314
Accrued liability for recourse on finance contracts sold                156,302
                                                                    -----------
  Total liabilities                                                   2,091,677

Commitments and contingencies

Common stock, $.001 par value, 25,000,000 shares
authorized 2,632,708 shares issued and outstanding                        2,633

Preferred stock, 5,000,000 authorized:
Preferred stock, Series A, $.001 par value,
  384,625 shares issued and outstanding                                     385
Preferred stock, Series B, $.001 par value,
  636,666 shares issued and outstanding                                     637

Additional paid-in capital                                            4,905,827
Accumulated deficit                                                  (1,127,995)
                                                                    -----------
  Total stockholders' equity                                          3,781,487
                                                                    -----------
                                                                    $ 5,873,164
                                                                    ===========



            See accompanying independent accountants' review report

                               USA FINANCE. INC.
                        (formerly LMI Acquisition Corp.)

                      CONSOLIDATED STATEMENTS OF OPERATIONS

              NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1996 AND 1995
                                  (Unaudited)




                                                                                       1996          1995
                                                                                       ----          ----

Revenues:
Interest and fees                                                                  $ 1,727,290    $      --
Other income                                                                            54,896             25
                                                                                   -----------    -----------

                      Total revenues                                                 1,782,186             25

Expenses:
Interest expense                                                                       381,915           --
                                                                                   -----------    -----------

                Net finance contract income                                          1,400,271             25

Provision for credit losses                                                            500,202           --
                                                                                   -----------    -----------

                Net finance contract income
                   after provision for credit losses                                   900,069             25
                                                                                   -----------    -----------

Other expenses
     Amortization of goodwill                                                           52,153           --
     Office occupancy                                                                  165,963           --
     Salaries and benefits                                                             387,345           --
     Professional and consulting fees                                                  322,755           --
     Postage                                                                            93,095           --
     Other general and administrative expenses                                         133,900             69
     Expenses associated with implementation of contract purchase agreement            407,303           --
                                                                                   -----------    -----------

                Total other expenses                                                 1,562,514             69
                                                                                   -----------    -----------

                Loss before provision for
                   income taxes and extraordinary loss                                (662,445)           (44)

Provision for income taxes                                                                --             --
                                                                                   -----------    -----------

Loss before extraordinary item                                                        (662,445)           (44)

Extraordianary item
     Loss related to early extinguishment of debt, net of $0 income taxes             (439,813)          --
                                                                                   -----------    -----------
                      Net loss                                                     $(1,102,258)   $       (44)
                                                                                   ===========    ===========


           Net loss                                                                $(1,102,258)   $       (44)
           Preferred stock dividends                                                   (25,641)          --
                                                                                   -----------    -----------
                      Net loss on common stock                                     $(1,127,899)   $       (44)
                                                                                   ===========    ===========
Loss per share:
     Primary and fully diluted:
           Loss before extraordinary item per common and common equivalent share   $     (0.33)   $      --
           Extraordinary item per share                                                  (0.21)          --
                                                                                   -----------    -----------
                      Loss per common and common equivalent share                  $     (0.54)   $      --
                                                                                   ===========    ===========

           Weighted average number of common shares and
              common equivalent shares assumed outstanding
              during the period                                                      2,104,336      1,000,000
                                                                                   ===========    ===========


            See accompanying independent accountants' review report.

                               USA FINANCE. INC.
                        (formerly LMI Acquisition Corp.)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

              NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1996 AND 1995
                                  (Unaudited)





                                                          Preferred      Preferred      Additional
                                             Common        stock,          stock,        paid-in      Accumulated
                                             stock        Series A        Series B       capital        deficit          Total
                                          -----------    -----------    -----------    -----------    -----------     -----------

Balance at December 31, 1994              $      --      $      --      $      --      $      --      $      --       $      --

Net loss                                         --             --             --             --              (44)            (44)

Issuance of common stock                        1,000           --             --            3,866           --             4,866
                                          -----------    -----------    -----------    -----------    -----------     -----------

Balance at September 30, 1995             $     1,000    $      --      $      --      $     3,866    $       (44)          4,822
                                          ===========    ===========    ===========    ===========    ===========     ===========


Balance at December 31, 1995              $     1,000    $      --      $      --      $     3,866    $       (96)    $     4,770

Net loss                                         --             --             --             --       (1,102,258)     (1,102,258)

Issuance of common stock, net of
   accrued stock registration costs             1,310           --             --        1,471,890           --         1,473,200

Issuance of preferred stock, series A,
   net of issuance cost                           323            238           --          935,855           --           936,416

Conversion of notes payable to
   preferred stock, series A                     --              147           --          584,853           --           585,000

Conversion of notes payable to
   preferred stock, series B                     --             --              637      1,909,363           --         1,910,000

Payment of dividends on preferred
  stock, Series A                                --             --             --             --          (25,641)        (25,641)
                                          -----------    -----------    -----------    -----------    -----------     -----------
Balance at September 30, 1996             $     2,633    $       385    $       637    $ 4,905,827    $(1,127,995)    $ 3,781,487
                                          ===========    ===========    ===========    ===========    ===========     ===========



            See accompanying independent accountants' review report.

                               USA FINANCE. INC.
                        (formerly LMI Acquisition Corp.)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

              NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1996 AND 1995
                                  (Unaudited)




                                                                                           1996              1995
                                                                                           ----              ----
CASH FLOWS FROM OPERATING ACTIVITIES
        Net loss                                                                      $(1,102,258)      $       (44)
        Adjustments to reconcile net loss to
            net cash provided by (used for) operating activities
             Depreciation and amortization                                                 66,253              --
             Provision for credit losses                                                  500,202              --
             Non cash compensation expense                                                 23,200              --
             Changes in assets and liabilities, net of effects from acquisitions of Gold Coast and National-Wide:
                  Increase in other receivables                                          (636,149)             --
                  Increase in other assets                                               (142,832)           (4,692)
                  Increase (decrease) in accounts payable and accrued expenses           (534,836)           15,000
                                                                                      -----------       -----------

                       Net cash provided by (used for) operating activities            (1,826,420)           10,264
                                                                                      -----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES
        Proceeds from sale of finance contracts                                         7,611,031              --
        Increase in residual interest in finance contracts, net                        (2,253,052)
        Purchase of property and equipment                                               (204,440)             --
                                                                                      -----------       -----------

                       Net cash provided by investing activities                        5,153,539              --
                                                                                      -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES
        Net payment of borrowings under financing agreement                            (5,362,014)             --
        Proceeds from issuance of convertible debentures                                1,335,000              --
        Net payments on notes payable                                                    (270,837)             --
        Payment of dividends                                                              (25,641)             --
        Proceeds from issuance of preferred stock                                         936,416              --
        Issuance of common stock                                                             --               4,866
                                                                                      -----------       -----------

                       Net cash provided by (used for) financing activities            (3,387,076)            4,866
                                                                                      -----------       -----------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                                   (59,957)           15,130

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                            235,578              --

                                                                                      ===========       ===========
CASH AND CASH EQUIVALENTS, END OF PERIOD                                              $   175,621       $    15,130
                                                                                      ===========       ===========

Cash paid during the period for:
        Interest                                                                      $   381,915       $      --
                                                                                      ===========       ===========
        Income taxes                                                                  $      --         $      --
                                                                                      ===========       ===========

Supplemental disclosure of noncash investing and financing activities:

        Conversion of notes payable to preferred stock                                $ 2,495,000       $      --
                                                                                      ===========       ===========
        Accrued stock registration costs                                              $    50,000       $      --
                                                                                      ===========       ===========
        Issuance of common stock                                                      $    23,200       $      --
                                                                                      ===========       ===========
        Transfer of allowance for credit losses to accrued liability
           for recourse on contracts sold                                             $   156,302       $      --
                                                                                      ===========       ===========

        Acquisitions of Gold Coast and National-Wide:
             Fair value of assets acquired                                            $ 8,450,203       $      --
             Fair value of liabilities assumed                                          8,986,909              --
                                                                                      -----------       -----------
                                                                                         (536,706)             --
             Issuance of common stock                                                   1,500,000              --
             Acquisition costs                                                             49,422              --
                                                                                      -----------
             Goodwill                                                                 $ 2,086,128       $      --
                                                                                      ===========       ===========


            See accompanying independent accountants' review report.

                                USA Finance, Inc.

                        (formerly LMI Acquisition Corp.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               September 30, 1996
                                   (unaudited)



Note 1 - Description of the Business

         Through its wholly owned subsidiaries, Gold Coast Finance, Inc. ("Gold Coast") and National-Wide Premium Finance Co. ("National-Wide"), USA Finance, Inc., a Delaware corporation, formerly known as "LMI Acquisition Corp." (the "Company"), is licensed as a property and casualty premium finance company under the laws of the states of Florida, Tennessee, South Carolina and Kentucky. Unless otherwise specified, references to the "Company" shall include USA Finance, Inc., Gold Coast and National-Wide.


         The Company offers collateralized loans primarily to purchasers of automobile insurance policies including policies with collision, comprehensive and liability coverage. A substantial portion of the Company's premium finance activities relate to non-standard automobile insurance policies which typically cover insureds who have previously been rejected or refused renewal by one or more insurance carriers for failure to make premium payments, poor driving records, age or other demographic factors.


         The interim financial statements include all adjustments which, in the opinion of management, are necessary to make the consolidated financial statements not misleading. All such adjustments were of a normal and recurring nature.


Note 2 - Commencement of Business Operations - Acquisition of Subsidiaries


         Gold Coast and National-Wide have been engaged in the insurance premium finance business since their respective formations in 1989 and 1985. LMI Acquisition Corp. was principally inactive and had no significant assets or liabilities from inception on May 12, 1994 until March 28, 1996, when it completed the acquisition of Gold Coast on a stock-for-stock basis and National-Wide for a combination of cash and stock. Concurrent with these acquisitions, the Company completed the private placement of 384,625 Shares of Series A $.001 Convertible Preferred Stock (the "Series A Shares") at $4.00 per share and 636,666 Shares of Series B $.001 Convertible Preferred Stock (the "Series B Shares") at $3.00 per share. See Note 13.


         The acquisition of Gold Coast was completed on March 28, 1996 pursuant to the terms of an Agreement and Plan of Reorganization dated May 19, 1995. Pursuant to this Agreement, 100% of the issued and outstanding capital stock of Gold Coast was acquired in exchange for 920,000 shares of the Company's Common Stock. In addition, the two former stockholders of Gold Coast, became executive officers of the Company in accordance with the terms of three (3) year employment agreements.

                                USA Finance, Inc.

                        (formerly LMI Acquisition Corp.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               September 30, 1996
                                   (unaudited


Note 2 - Commencement of Business Operations - Acquisition of Subsidiaries (continued)



         The acquisition of National-Wide was completed on March 28, 1996 pursuant to the terms of a Stock Purchase Agreement dated May 5, 1996. The Stock Purchase Agreement provided for the purchase of 100% of the issued and outstanding capital stock of National-Wide for the sum of
         (a) $200,000, (b) an amount equaling the net book value of the accounts receivable of National-Wide; and (c) that amount necessary to satisfy the outstanding balance due under the outstanding credit facilities of National-Wide.


         The acquisitions of Gold Coast and National-Wide were accounted for under the purchase method of accounting. The cost of the acquisitions were valued at $1,500,000 based upon a valuation performed by an investment banking group which has a financial interest in the Company. See Notes 7, 13 and 14.



Note 3 - Summary of Significant Accounting Policies


         A.   Principles of Consolidation

              The purchase of Gold Coast and National-Wide by USA Finance, Inc. occurred on March 28, 1996. The financial statements of USA Finance, Inc. are presented on a consolidated basis and include the accounts of its three wholly-owned subsidiaries, Gold Coast, National-Wide, and a special purpose corporation, Contract Funding Corp., formed September, 1996 (see note 9). Consequently, the operations of Gold Coast and National-Wide, prior to the date of acquisition (January 1, 1996 to March 28, 1996) are not included in the consolidated statements of operations. All significant intercompany accounts and transactions have been eliminated.


         B.   Residual Interest in Finance Contracts

              In September, 1996, the Company entered into a Contract purchase agreement whereby all finance contracts are sold to a financial institution, through a special purpose corporation (see note 9). The contracts are purchased at the net contract value, with a portion of the purchase price withheld. The residual interest in finance contracts represents the unfunded principal of the withheld portion retained by the Company.

              Finance contracts and the related residual interest are secured by unearned insurance premiums. Should the borrower fail to make timely payments under the finance contract, the insurance coverage may be canceled by the Company, and the proceeds

                                USA Finance, Inc.

                        (formerly LMI Acquisition Corp.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               September 30, 1996
                                   (unaudited)


Note 3 - Summary of Significant Accounting Policies (continued)

              from the canceled policy, representing the unearned insurance premium, can be recovered from the insurance carrier to the extent of the unpaid balance and fees.

         C.   Cash and cash equivalents

              Cash and cash equivalents include cash in banks and certificates of deposit with original maturity of three months or less for the purposes of analyzing cash flows.


         D.   Revenue Recognition

              Interest income, resulting from the financing of insurance premiums, is recognized using the "rule of 78's", which, given the short-term nature of the receivables, approximates the interest method. Late charges are recognized as income when collected. Interest income is recognized on defaulted loans until a refund of the unearned portion of the insurance premium is received from the insurance carrier at which time uncollected interest is charged off.

              Contracts sold subject to the purchase agreement are sold at par, and income and servicing fees are recognized when earned over the lives of the contracts.




         E. Credit losses

              The Company maintains an allowance for credit losses and an accrued liability for recourse on finance contracts sold pursuant to the provisions of the purchase agreement (see note 9). Provisions for both the allowance for credit losses and the accrued liability for recourse on finance contracts sold are provided through the provision for credit losses.

              Management believes that both the allowance for credit losses and the accrued liability for recourse on finance contracts sold are adequate to cover losses of principal and interest.

        F. Property and Equipment

              Property and equipment are stated at cost less accumulated depreciation. Equipment under capital leases is stated at the present value of minimum lease payments.

                                USA Finance, Inc.

                        (formerly LMI Acquisition Corp.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               September 30, 1996
                                   (unaudited)


Note 3 - Summary of Significant Accounting Policies (continued)

              Depreciation on property and equipment is calculated on the straight-line method over the estimated useful lives of the assets. Equipment held under capital leases is amortized on the straight-line method over the estimated useful lives of the assets.

        C. Goodwill

              Goodwill,which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over the expected 20 year period to be benefited. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

         H.   Income Taxes

              Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         I.   Use of Estimates

              The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported. Actual results could differ from those estimates. The most significant of such estimates relates to the allowance for credit losses, the accrued liability for recourse on finance contracts sold and the valuation of the acquired companies.

                                USA Finance, Inc.

                        (formerly LMI Acquisition Corp.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               September 30, 1996
                                   (unaudited)


Note 3 - Summary of Significant Accounting Policies (continued)

         J.   Earnings Per Share

              Primary earnings per common and common equivalent share is computed by dividing net income available for common shares by the average number of common shares and equivalents outstanding for each period. Common share equivalents include the dilutive effect of stock options and warrants. Earnings per common share, assuming full dilution, assume the maximum dilutive effect on the average number of shares from stock options and warrants and the conversion equivalents of the preferred stocks.

         K.   New Accounting Pronouncements

              1. Accounting for Stock-Based Compensation

              On October 23, 1995, the FASB issued Statement No. 123, "Accounting for Stock-Based Compensation" ("FAS 123"). This Statement applies to all transactions in which an entity acquires goods or services by issuing equity instruments or by incurring liabilities where the payment amounts are based on the entity's common stock price. The Statement covers transactions with employees and nonemployees and is applicable to both public and nonpublic entities. Entities are allowed (1) to continue to use the Accounting Principles Board Opinion No. 25 method ("APB 25"), or (2) to adopt the FAS 123 fair value based method. Once the method is adopted, an entity cannot change and the method selected applies to all of an entity's compensation plans and transactions. For entities not adopting the FAS 123 fair value based method, FAS 123 requires pro forma net income and earnings per share information as if the fair valued based method has been adopted. For entities not adopting the fair value based method, the disclosure requirements of FAS 123, including the pro forma information, are effective for financial statements for fiscal years beginning after December 15, 1995 (calendar year 1996). The pro forma disclosures are to include all awards granted in fiscal years that begin after December 15, 1994 (calendar year 1995). However, the disclosures, including the pro forma net income and earnings per share disclosures, for the fiscal year beginning after December 15, 1994 (calendar year 1995) were not included in that

                                USA Finance, Inc.

                        (formerly LMI Acquisition Corp.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               September 30, 1996
                                   (unaudited)


Note 3 - Summary of Significant Accounting Policies (continued)

              year's financial statements but will be included in the following year-end (calendar year 1996) financial statements if the first fiscal year is presented for comparative purposes. Management has not yet determined the impact of FAS 123 on the Company. The Company continues to apply the provision of Account Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" to applicable transactions with employees.

          2. Accounting for Transfers of Servicing of Financial Assets and Extinguishments of Liabilities.

               In June 1996, the FASB issued Statement of Financial Accounting Standards No. 125 ("FAS 125"). "Accounting for Transfers of Servicing of Financial Assets and Extinguishments of Liabilities." FAS 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities based on a financial-components approach that focuses on control. FAS 125 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996 and is to be prospectively applied. The Company's assessment of the adoption of FAS No. 125 indicates that the accounting for the sales of finance contracts will not change materially from the present accounting.

Note 4 - Allowance for Credit Losses

         The allowance for credit losses for the nine month period ended September 30, 1996 is summarized as follows:

              Balance, at beginning of period             $    -
              Allowance acquired                            307,253
              Provisions for credit losses                  500,202
              Charge-offs                                  (587,078)
              Transfer to accrued liability for
              recourse on finance contracts (See note 9)   (156,302)
                                                          ---------

              Balance, at end of period                   $  64,075
                                                          =========

         There was no allowance for credit losses at September 30, 1995, or any provisions

                           USA Finance, Inc.

                   (formerly LMI Acquisition Corp.)

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          September 30, 1996
                              (unaudited)


Note 4 - Allowance for Credit Losses (continued)

         recorded during the nine month period then ended as the Company was inactive until the acquisitions of Gold Coast and National-Wide were completed during March 1996.

Note 5 - Property and Equipment

         The components of property and equipment as of September 30, 1996 are as follows

                Furniture, fixtures and equipment   $292,446
                Leasehold improvements                 1,700
                Equipment under capital leases        51,486
                                                    --------
                                                     345,632
                Less accumulated depreciation         94,023
                                                    --------
                                                    $251,609
                                                    ========

Note 6 - Other Receivables

         The components of other receivables as of September 30, 1996 are as follows:

                Agent statement receivables         $254,689
                Notes receivable                     347,281
                Down payment receivables             261,615
                Other                                165,887
                                                  ----------
                                                  $1,029,472
                                                  ==========

Note 7 - Goodwill

         A value of $2,086,128 was established for goodwill in the purchase of the operating companies. The amount will be amortized over 20 years, with $52,153 amortized in the current period.

Note 8 - Borrowings Under Financing Agreement

         The operating companies had entered into a premium finance contract purchase and servicing agreement ("Financing Agreement") with a bank which is collateralized by the finance contracts. The Financing Agreement provided for transfer of finance contracts to the bank based on the present value of the finance contract payments, discounted at the bank's prime rate plus 1.75%. The operating companies provided servicing for the

                                USA Finance, Inc.

                        (formerly LMI Acquisition Corp.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               September 30, 1996
                                   (unaudited)


Note 8 - Borrowings Under Financing Agreement (continued)

         finance contracts and received all collection fees. The bank had full recourse to the operating companies in the event of default.

         The arrangement was accounted for as a financing transaction. Advances under the Financing Agreement were originally limited to $5,000,000 of finance contracts, and were increased to $6,000,000. The Financing Agreement was scheduled to expire effective August, 2005. Interest expense related to the Financing Agreement totaled approximately $269,084 for the nine months ended September 30, 1996.

         On September 19, 1996, the Company concurrently terminated the Financing Agreement and entered into a revolving purchase agreement with another entity. Accordingly, the Company has recorded an extraordinary loss of $439,813 related to the termination, principally relating to early termination penalties and legal fees.

Note 9 - Contract Purchase Agreement

         On September 19, 1996 the Company entered into a revolving purchase agreement with SunAmerica Financial Resources, Inc. ("SunAmerica") providing for the purchase of up to $25 million of receivables (the "SunAmerica Facility"). Under the SunAmerica Facility, premium finance contract receivables originated by the Company are sold to Contract Funding Corp. (a special purpose wholly owned subsidiary of the Company formed during September
         1996) which, in turn will sell the receivables to SunAmerica. The Company incurred costs of approximately $407,000 related to the consummation of the contract purchase agreement. Such costs were expensed during the nine month period ended September 30, 1996.

         All contracts are endorsed to the ownership of SunAmerica. SunAmerica withholds certain amounts of the par value of the receivables based on the industry rating of the premium carrier and other criteria. The residual interest in finance contracts represents the receivables not funded by SunAmerica. The Company receives monthly payments for servicing the accounts based on collections.

         At September 30, 1996, the Company had sold to SunAmerica and was servicing $7,611,031 of receivables at par, resulting in no gain or loss, which are subject to recourse provisions principally requiring the Company to repurchase defaulted contracts. An accrued liability for losses on defaulted receivables has been established amounting to $156,302. Such liability was established based upon historical loss experience for similar receivables.

                                USA Finance, Inc.

                        (formerly LMI Acquisition Corp.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               September 30, 1996
                                   (unaudited)


Note 9 - Contract Purchase Agreement (continued)

         An analysis of the accrued liability for losses as defaulted receivables is as follows:

                 Balance, at beginning of period      $   -
                 Transfer from allowance for
                    credit losses (see note 4)         156,302
                                                     ---------
                 Balance, at end of period            $156,302
                                                     =========

Note 10 - Convertible Debentures

          The Company issued convertible debenture notes in the aggregate principal amount of $1,335,000 at an interest rate of 10% per annum. The notes are payable within one year, however, if USA Finance, Inc. secures a line of credit of at least $15,000,000, investors have the right to demand immediate repayment. The notes are convertible at the option of the holder into shares of Company Common Stock at a conversion price of $5.00 per share. In the event the shares of the Company's Common Stock are publicly traded, the conversion price shall be the lesser of $5.00 per share or an 18% discount to market. The notes were issued in conjunction with common stock purchase warrants exercisable at $4.00 per share at the rate of 5,500 Warrants for each $100,000 principal amount of debenture notes.

Note 11 - Fair Value of Financial Instruments

          The following presents the carrying amounts and estimated fair values of the Company's financial instruments at September 30, 1996. FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments, defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.

                                         Carrying                Fair
                                          Amount                 Value
                                        -----------           -----------
          Financial assets
              Cash                      $   175,621           $   175,621
              Residual interest
                in finance contracts      2,137,459             2,137,459
              Other receivables           1,029,472             1,029,472

                                USA Finance, Inc.

                        (formerly LMI Acquisition Corp.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               September 30, 1996
                                   (unaudited)



Note 11 - Fair Value of Financial Instruments (continued)

          Financial liabilities
              Convertible  debentures   $1,335,000             $1,335,000
              Notes payable                116,061                116,061

          The carrying amounts shown in the table are included in the consolidated balance sheet under the indicated captions.

          The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

          Cash and cash equivalents, and other receivables: The carrying amounts approximate fair value because of the short maturity of those instruments.

          Residual interest in finance contracts: The carrying amounts approximate fair value because of the short average maturity of the contracts and the contracts' yield approximating current market rates for new contracts.

          Convertible debentures and notes payable: The fair values of the Company's convertible debentures and notes payable are estimated by discounting the future cash flows of each instrument at rates currently offered the Company for similar maturities.

Note 12 - Rental Expense and Lease Commitment

          On June 1, 1996 the Company entered into a lease agreement for office facilities ending on November 30, 2002. The following amounts will approximate the payments for the lease for the periods subsequent to September 30,1996:

          Years ending December 31:
                                1997           $100,936
                                1998            119,072
                                1999            125,339
                                2000            130,946
                                2001            134,904

                                USA Finance, Inc.

                        (formerly LMI Acquisition Corp.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               September 30, 1996
                                   (unaudited)


Note 13 - Issuance of Preferred Stock

          Concurrent with the acquisition of Gold Coast and National-Wide, on March 28, 1996, the Company completed the private placement of 636,666 Series B Shares and 384,625 Series A Shares. The private placement transaction, in the aggregate, resulted in realization by the Company of $953,500 cash proceeds and the conversion and cancellation of approximately $2.5 million of existing Gold Coast indebtedness. The funding provided by these transactions was utilized to finance the working capital of the combined companies.

         Holders of the Series A preferred stock, and Series B preferred stock, are entitled to receive a cumulative dividend of ten (10%) percent per annum payable semi-annually. Series A preferred stockholders have been paid a dividend totaling $25,641 during the current period. A cumulative dividend for Series B preferred stockholders of $81,633 was declared subsequent to September 30, 1996. The holders of Series B preferred stock are entitled to one (1) vote per share. The holders of Series A preferred stock have no voting rights. Upon the effectiveness of a registration statement to be filed with the Securities and Exchange Commission for the purpose of permitting the resale of certain of the outstanding shares of common stock of the Company, all issued and outstanding Series A preferred stock and Series B preferred stock, will automatically convert into an equal number of shares of common stock. Holders of the Series A preferred stock and Series B preferred stock can, however, convert their shares into an equal number of shares of common stock at any time.

Note 14 - Issuance of Common Stock

         In connection with certain investment banking services provided relative to the organization of the Company, the acquisitions of Gold Coast and National-Wide and the completion of the private placement transactions, the Company issued 622,708 shares of common stock to American Maple Leaf Financial Corporation ("AMLF"), an affiliate of certain of the principal stockholders and of a director of the Company. To the extent such shares (300,000 shares of common stock) related to the acquisitions of Gold Coast and National-Wide, such issuance was considered a part of the acquisition costs. To the extent such shares (322,708 of common stock) related to the issuance of preferred stock, such issuance was considered a stock issuance cost.

                                USA Finance, Inc.

                        (formerly LMI Acquisition Corp.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               September 30, 1996
                                   (unaudited)


Note 15 - Outstanding Common Stock Purchase Warrants and Options

         From March 28, 1996 through September 30, 1996, the Company has issued a total of 132,678 common stock purchase warrants (the "Warrants") and 781,875 options to purchase shares of common stock (the "Options"). The Warrants were issued in conjunction with various financing transactions, have terms ranging from one (1) to five (5) years and exercise prices ranging from $4.00 to $8.00 per share. The Options were issued in connection with the employment of the current and former executive officers of the Company. The options have terms ranging from approximately three (3) to five (5) years with various vesting provisions. 200,000 of the Options will have an exercise price equal to the average bid of the Company's Common Stock for the first Sixty (60) days of public trading. The remaining Options have exercise prices ranging from $3.00 to $7.00 per share. The weighted average price of these options is $5.28 per share. As of September 30, 1996, 210,000 Options are vested and excercisable.

Note 16 - Income Taxes

         The provisions for income taxes for the nine-month periods ended September 30, 1996 and 1995 consist of:

                  Current:                   1996                     1995
                                             ----                     ----
                   Federal                  $  -                   $   -
                   State                       -                       -
                                           --------                --------
                                               -                       -
                                           --------                --------
                  Deferred:
                   Federal                     -                       -
                   State                       -                       -
                                           --------                --------
                   Total                    $  -                    $  -
                                           ========                ========

                                USA Finance, Inc.

                        (formerly LMI Acquisition Corp.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               September 30, 1996
                                   (unaudited)



Note 16 - Income Taxes (continued)

         Reasons for differences between income tax expense and the amount computed by applying the statutory federal income tax rate of 34% to loss before income taxes were:

         Income tax benefit at applicable                 1996       1995
            statutory tax rate of income before           ----       ----
            income taxes                              ($225,200)   $  (15)

         Add:
              State income tax benefit
                   net of Federal benefit             (  24,000)       -
              Change in valuation allowance             228,600        -
              Other                                      20,600        15
                                                       ---------   --------
         Income tax provision (benefit)                $    -      $   -
                                                       =========   ========

         The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at September 30, 1996 is presented below.

         Deferred tax assets:
              Net operating loss carryforward           341,000
              Allowance for credit losses                83,000
              Other                                      23,000
                                                       ---------
                   Total gross deferred tax assets      447,000
                   Less valuation allowance            (447,000)
                                                       ---------
                   Net deferred tax assets             $      -
                                                       =========

         There were no significant deferred tax assets or liabilities at September 30, 1995.

         At September 30, 1996, the Company has a net operating loss carryforward for federal income tax purposes of $905,000 which is available to offset future federal taxable income, if any, through 2011.

         A valuation allowance is provided to reduce deferred tax assets to a level which more likely than not, will be realized. The net deferred assets reflect management's estimate of the amount of which will be realized from future profitability which can be predicted with reasonable certainty.

                                USA Finance, Inc.

                        (formerly LMI Acquisition Corp.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               September 30, 1996
                                   (unaudited)



Note 17 - Proforma information

         The following proforma financial information for the Company gives effect to the Gold Coast Finance, Inc. and National-Wide Premium Finance Corp. acquisitions as if they occurred on January 1, 1995. The pro forma results of operations include an adjustment to reflect a provision for income taxes to give effect to the change in the Company's tax status to a C Corporation. These proforma results have been prepared for comparative results only and do not purport to be indicative of the results of operations which actually would have resulted had the acquisitions occurred on the date indicated.

         The following reflects the results of operations on the stated basis:

                                    Nine months
                                       ended                 Year ended
                                  September 30, 1996       December 31,1995
                                  ------------------       ----------------

Revenues:
     Interest and fees               $ 2,472,462             $1,466,647
     Other income                         68,437                 45,128

                                    ------------            -----------
        Total revenues                 2,540,899              1,511,775

Expenses:
    Interest expense                     603,003                357,717
                                    ------------            -----------

      Net finance contract income      1,937,896              1,154,058

    Provision for credit losses          700,481                212,441
                                    ------------            -----------
      Net finance contract
       income after provision
       for credit losses               1,237,415               941,617

    General and administrative
      expenses                         1,509,826               922,114
    Amortization of goodwill              78,230               104,306

    Costs associated with
      implementation of contract
      purchase agreement                 407,303                     -
                                    ------------            -----------

    Loss before provision for
      income taxes and
       extraordinary item               (757,944)              (84,803)

    Provision for income taxes                -                 (8,301)
                                    ------------            -----------

                                USA Finance, Inc.

                        (formerly LMI Acquisition Corp.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               September 30, 1996
                                   (unaudited)


Note 17 - Proforma Information (continued)

Loss before extraordinary item          (757,944)              (93,104)
Extraordinary item,
  net of income taxes                   (439,813)                    -
                                    ------------            -----------

        Net loss                    $ (1,197,757)           $  (93,104)
                                    ============            ===========



      Net loss                      $ (1,197,757)           $  (93,104)
      Preferred stock dividend           (25,641)                    -
                                    ------------            -----------
        Net loss on common stock    $ (1,223,398)           $  (93,104)
                                    ============            ===========
Loss per share:

Primary and fully diluted

     Loss before extraordinary
       item per common and
       common equivalent share      $       (.36)           $     (.04)
     Extraordinary item
       per share                            (.21)                    -
                                    ------------            ------------
     Loss per common and
       common equivalent
       share                        $       (.57)            $    (.04)
                                    ============            ===========

     Weighted average number
      of common shares and
      common equivalent shares
      assumed outstanding
      during the period                2,104,336             2,104,336
                                    ============            ===========



Note 18- Related Party Transactions

         Notes receivable include $150,000 due from various insurance agencies owned by the brother of the President of the Company. The notes are at a 12% annual interest rate, paid monthly, over three years.

Note 19 - Subsequent Events

         In October and November 1996, Sands Brothers & Co. Ltd was engaged as the Company's exclusive placement agent in connection with the offer of $1,000,000 convertible subordinated debentures at 10% per annum. The principal amount and interest due under the debenture is convertible into common stock of the Company at any

                                USA Finance, Inc.

                        (formerly LMI Acquisition Corp.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               September 30, 1996
                                   (unaudited)


Note 19 - Subsequent Events (continued)

         time prior to maturity. If the Company's stock is publicly traded, conversion may occur at the lesser of $4.00 per share or 18% less than the average closing market price. These debentures were issued in conjunction with common stock purchase warrants exercisable at $4.00 per share at a rate of 2,750 warrants for each $50,000 principal amount of debenture note. 55,000 common stock purchase warrants were issued relating to this issuance of these convertible debentures.

         Additionally, Sands Brothers & Co. Ltd ("Sands Brothers") was selected to be the financial advisors for the Company for a period of one year, whereby, the Company issued to Sands Brothers and certain of its designees 200,000 shares of the Company's Common Stock and 200,000 Common Stock purchase warrants, 100,000 of which are exercisable at $5.00 per share and the remainder at $8.00 per share. These were issued in October, 1996.

No dealer, salesperson or other person has been authorized in connection with this offering to give any information or to make any representations other than those contained in this Prospectus. This Prospectus does not constitute an offer or a solicitation in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the circumstances of the Company or the facts herein set forth since the date hereof.

                             ----------------------

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

Prospectus Summary..........................................................
The Company.................................................................
The Offering................................................................
Summary Financial Information...............................................
Risk Factors................................................................
Use of Proceeds.............................................................
Market for Common Equity and Related
   Stockholder Matters......................................................
Capitalization..............................................................
Management's Discussion and Analysis of
   Financial Condition and Results of Operations............................
Business of the Company.....................................................
Management..................................................................
Certain Transactions........................................................
Principal Stockholders......................................................
Description of Securities...................................................
Selling Security Holders....................................................
Plan of Distribution........................................................
Legal Matters...............................................................
Statement of Indemnification................................................
Experts.....................................................................
Additional Information......................................................
Financial Statements........................................................

Until [_____] (90 days after the date of the Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus.


                        3,585,894 Shares of Common Stock
                               offered by certain
                            Selling Security Holders

                                USA FINANCE, INC.


                               -------------------

                              P R E L I M I N A R Y
                               P R O S P E C T U S

                               -------------------


                                -----------------

                                January 21, 1997

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

      The Company has adopted the provisions of Section 102(b)(7) of the Delaware General Corporation Law (the "GCL") which eliminate or limit the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty under certain circumstances. Furthermore, under Section 145 of the GCL, the Company may indemnify each of its directors and officers against his expenses (including reasonable costs, disbursements and counsel fees) in connection with any proceeding involving such person by reason of his having been an officer or director to the extent he acted in good faith and in a manner reasonably believed to be in, or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The determination of whether indemnification is proper under the circumstances, unless made by a court, shall be determined by the Board of Directors.

      Reference is made to Item 28 for the undertakings of the Registrant with respect to indemnification of liabilities arising under the Securities Act.

Item 25. Other Expenses of Issuance and Distribution

      The following is a list of the estimated expenses to be incurred by the Registrant in connection with the preparation and filing of this Registration Statement.

      S.E.C. Registration Fee...............................            2,511.62
      Printing and Engraving................................
      Accountants' Fees and Expenses........................
      Blue Sky Filing Fees and Expenses.....................
      Legal Fees and Expenses...............................

                 TOTAL:.............

Item 26. Recent Sales of Unregistered Securities

      1. In May 1994, the Company issued 1,000,000 shares of Common Stock, $.001 par value per share, in consideration for the purchase price of $1,066 representing the initial capitalization of the Company. The shares were sold to the initial directors of the Company and certain other persons all of whom are listed below. This sale was undertaken as a private placement transaction exempt under Section 4(2) of the Act as a transaction by an issuer not involving a public offering to the following individuals.

                                             Number of Shares
                Name                         of Common Stock
                ----                         ---------------

                Andrew Panzo                     585,000
                Leonard Linsker                  327,500
                David Alperin                     50,000
                Jere Dumanic                      12,500
                Steve Levin                       12,500
                Steve Funk                        12,500

      2. On March 28, 1996, the Company completed the acquisitions of Gold Coast Finance, Inc. and National-Wide Premium Finance Co. pursuant to separate agreements executed in May, 1995 (the "Acquisitions"). In conjunction with the Acquisitions, the Company completed a series of private placement transactions of its Series A $4.00 Convertible Preferred Stock, Series B $3.00 Convertible Preferred Stock, Common Stock and Common Stock Purchase Warrants to certain accredited and sophisticated investors pursuant to exemptions from registration under the Securities Act provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. These transactions consisted of the issuance of (i) Series B Preferred and Common shares to the Gold Coast shareholders; (ii) Series B Preferred shares to the National-Wide shareholders; and (iii) Series A Preferred shares, Series B Preferred shares and Common Stock Purchase Warrants exercisable at $4.00 per share to certain creditors of Gold Coast and other Accredited Investors. The Company raised gross proceeds of $3,448,498 in these transactions consisting of the cancellation of $2,494,998 of outstanding indebtedness and $953,500 in cash proceeds. The following persons purchased securities in these private placement transactions.

                                          Number and Type of
      Name                             Securities Purchased(1)    Consideration
      ----                             -----------------------    -------------

      Peter Abatiello                        3,333 Series B          $10,000(2)
      Henry Adleman                          5,000 Series A
                                               800 Warrants          $20,000
      Trustees for the JM Alperin
         Pension Benefits Trust              6,667 Series B          $20,000(2)
      American Maple Leaf
      Financial Corp.                        622,708 Common                 (3)
      Irwin & Bernice Baron                  6,000 Series B          $18,000(2)
      Lawrence Bass                          2,500 Series A          $10,000
      Stuart Baumel                          4,000 Series B          $12,000(2)
      Paul Berman                            2,500 Series A          $10,000
      Tonya Bleier                           6,667 Series B          $20,000(2)
      Charles Block                          2,500 Series A          $10,000
      Boston Provident Ptrs.                25,000 Series A         $100,000
      Scott Brenner                          3,750 Series A          $15,000
      Mark Chessen                           6,000 Series A          $24,000

      Cliff Associates                      10,000 Series A          $40,000

                                          Number and Type of
      Name                             Securities Purchased(1)    Consideration
      ----                             -----------------------    -------------

      Arlene Cohen                          13,333 Series B          $40,000(2)
      Fred Cohen and
         Debra Bloomberg                     8,333 Series B          $25,000(2)
      Gisella Cohen                          6,667 Series B          $20,000(2)
      Jeffrey & Charlene Cohen               7,500 Series B          $22,500(2)
      Jonathan Cohen                          35,000 Common                 (4)
      Mitchell Cohen                         6,667 Series B          $20,000(2)
      Susan Cohen                           28,333 Series B          $85,000(2)
      D&D Bloomberg                          6,667 Series B          $20,000(2)
      Linda Davis                            1,250 Series A           $5,000
      Jacquelyn DeMirjian                    2,500 Series A          $10,000
      Roland DeSilva                        12,500 Series A          $50,000
      Richard Drath                          7,000 Series B          $21,000(2)
      Carol Ann Federman                     2,500 Series A          $10,000
      Dale Filhaber                          5,000 Series A          $20,000
      Trustee, Ed Filhaber Cust.
          For Scott Filhaber                 3,333 Series B          $10,000(2)
      Edward Filhaber                        7,500 Series A          $30,000
      Michael Forman                         3,333 Series B          $10,000(2)
                                             5,000 Series A
                                               800 Warrants          $20,000
      Mark Freedman                          3,333 Series B          $10,000(2)
      Harry Frei                             2,500 Series A          $10,000
      William Fried                         15,000 Series B          $45,000(2)
      Frances Gertsman                       3,750 Series A          $15,000
      Global Equity Partners                12,500 Series A
                                             2,000 Warrants          $50,000
      Robert T. Goldberg                    12,500 Series A          $50,000
      Linda Greenspan                        5,000 Series B          $15,000(2)
      Jeffrey Grinspoon                     25,000 Series A
                                             4,000 Warrants         $100,000
      Arnold Hantverk                        6,667 Series B          $20,000(2)
      Milton Hantverk                        6,667 Series B          $20,000(2)
      Manfred Hoffman                        2,500 Series A          $10,000
      IHN Partners                          33,167 Series B          $99,500(2)
      Richard Jacobs                         5,000 Series A          $20,000
      Slobodan Jovcic                        5,000 Series A
                                               800 Warrants          $20,000
      Elliot Kaufman                         1,250 Series A           $5,000
      Richard Kaufman                        2,500 Series A          $10,000
      Marsha Kesh                            5,000 Series B          $15,000(2)
      Lee Kort                               2,500 Series A          $10,000
      Arlene Kraines                        16,667 Series B          $50,000(2)
      Martin Krimsky                         3,000 Series A          $12,000
      Henry Leace                           12,500 Series A
                                             2,000 Warrants          $50,000

                                          Number and Type of
      Name                             Securities Purchased(1)    Consideration
      ----                             -----------------------    -------------

      Peter Lesser                           2,500 Series A          $10,000
      Howard Levine                          6,250 Series A
                                             1,000 Warrants          $25,000
      Howard Levine                          3,333 Series B          $10,000(2)
      Rita Linsker                          33,333 Series B         $100,000(2)
      Doug Love                              6,250 Series A          $25,000
      Theodore Lutins                        2,500 Series A          $10,000
      Mark Margolis                          460,000 Common
                                            33,333 Series B         $100,000(5)
      Steven Margolis                        460,000 Common
                                            66,666 Series B         $200,000(6)
      Douglas Martin                        33,333 Series B         $100,000(2)
      Sandy Martin                           3,333 Series B          $10,000(2)
      Norman Millan                         12,500 Series A
                                             2,000 Warrants          $50,000
      Richard Millan                         6,250 Series A
                                             1,000 Warrants          $25,000
      Marc Miller                           12,500 Series A          $50,000
      Pasquale Nestico                      12,500 Series A          $50,000
      Philip Nicozisis                       2,500 Series A          $10,000
      Sharon Novak                          25,000 Series B          $75,000(2)
      Andrew Panzo                          25,000 Series A
                                             4,000 Warrants         $100,000
      Boris Pavic                           12,500 Series A
                                             2,000 Warrants          $50,000
      Lawrence Perelman                      4,000 Series B          $12,000(2)
                                             3,000 Series A          $12,000
      Robert Perelman                        6,667 Series B          $20,000(2)
      Prevor Marketing Intl                  6,000 Series A          $24,000
      Michael Prevor                         5,000 Series A          $20,000
      Isaac Raijman                         33,333 Series B         $100,000(2)
      Marylyn Rose                           3,750 Series A          $15,000
      Jeffrey Rosenberg                      7,500 Series A
                                             1,200 Warrants          $30,000
      Steven Rosner                           35,000 Common                 (4)
      Larry Rotenberg                        2,500 Series A          $10,000
      Alan Rothberg                          2,500 Series A          $10,000
      Dr. & Mrs. Alan  Rothberg              7,333 Series B          $22,000(2)
      Roy Scheinbaum                         6,250 Series A
                                             1,000 Warrants          $25,000
      Melvyn Sherman                         4,000 Series B          $12,000(2)
      Spencer Sherman                        1,750 Series A           $7,000
      Morris Small                           5,000 Series B          $15,000(2)
                                             3,750 Series A          $15,000
      William Smith                          5,000 Series A          $20,000
      Eric Smolen                            6,250 Series A          $25,000

      Nancy Sneider                          3,333 Series B          $10,000(2)
      Robert Sobanski                        2,500 Series A          $10,000
      Craig Sobel                            5,000 Series A
                                               800 Warrants          $20,000
      Elizabeth A. Solms                     3,333 Series B          $10,000(2)
      Jerry Solovay                          6,667 Series B          $20,000(2)
      Jerry and John Solovay                 2,500 Series A          $10,000
      Aaron Some                             3,125 Series A          $12,500
      Ben Sonkin                             2,500 Series A          $10,000
      Nancy Sondow                           6,667 Series B          $20,000(2)
      Georgie Stanley                        7,500 Series A          $30,000
      Michael Stanley                        5,000 Series A          $20,000
      Margaretta Stewart                     2,000 Series A           $8,000
      William Stewart                        1,500 Series A           $6,000
      Straub Family Trust                   16,667 Series B          $50,000(2)
      John N. Straub                        28,333 Series B          $85,000(2)
      John Vincent Straub                    5,000 Series B          $15,000(2)
      Burton R. Turk                         6,000 Series A          $24,000
      Ronald Vara                            3,333 Series B          $10,000(2)
      Michael Wachs                          2,500 Series A          $10,000
      David Walters                          2,500 Series A          $10,000
      Hugh J. Ward III                       1,000 Series A           $4,000
      Jeanette Waserstein                   66,667 Series B         $200,000(2)
      Barbara Weiner                         6,000 Series B          $18,000(2)
      Robert Weiner                          6,000 Series B          $18,000(2)
      Bart Yachbes                           8,333 Series B          $25,000(2)
      Gertrude Yachbes                       8,333 Series B          $25,000(2)
      Edward Zobian                          2,500 Series A          $10,000

(1) "Series A" refers to Series A $4.00 Convertible Preferred Shares; "Series B" refers to Series B $3.00 Convertible Preferred Shares; "Common" refers to Common Shares; and "Warrants" refers to Common Stock Purchase Warrants.

(2) Represents cancellation of equivalent amount of outstanding indebtedness owed by Gold Coast to the purchaser.

(3) AMLF received 622,708 shares of Common Stock in consideration for investment banking services rendered in connection with the Company's acquisitions of Gold Coast and National-Wide.

(4) Received as a finder's fee in connection with the Company's acquisition of Gold Coast.

(5) Represents cancellation of equivalent amount of outstanding indebtedness owed by Gold Coast to Mr. Margolis in consideration for 33,333 shares of Series B $3.00 Convertible

    Preferred Stock. The 460,000 shares of Common Stock were issued to Mr. Margolis in connection with the Company's acquisition of Gold Coast in exchange for his shares of common stock of Gold Coast.

(6) Represents cancellation of equivalent amount of outstanding indebtedness owed by Gold Coast to Mr. Margolis in consideration for 66,666 shares of Series B $3.00 Convertible Preferred Stock. The 460,000 shares of Common Stock were issued to Mr. Margolis in connection with the Company's acquisition of Gold Coast in consideration for his shares of common stock of Gold Coast.

------------------------------------------------

      3. Between April and October 1996, the Company sold Debenture Units consisting of $1,355,000 of its one-year ten percent (10%) Convertible Subordinated Debentures and 74,525 Common Stock Purchase Warrants with each Unit consisting of a $50,000 principal amount Convertible Debenture and up to 2,750 Common Stock Purchase Warrants exercisable at $4.00 per share. The Debenture Units were sold to accredited investors in private placement transactions exempt from registration under the Securities Act pursuant to Rule 506 of Regulation D thereunder as transactions by an issuer not involving a public offering to the following persons:

                                            Number of
                     Name                Debenture Units           Consideration
                     ----                ---------------           -------------

     APP                                        3                     $150,000
     Lawrence Bass                            .25                      $12,500
     IRA account for Robert R.                  1                      $50,000
        Bartolini
     Charles Block                              1                      $50,000
     Fredrick Cohen                            .2                      $10,000
     Herb Cohen                                 1                      $50,000
     Susan Cohen                                2                     $100,000
     Sidney Covich                              1                      $50,000
     Doug Cox                                 .50                      $25,000
     Michael Forman                            .4                      $20,000
     Terry Fried                              .25                      $12,500
     Sid Greenspan                              1                      $50,000
     Karen and Leslie Groffman                .25                      $12,500
     Lennart Hagegard                           1                      $50,000
     IHN Partners                             2.9                     $145,000
     Carletta Nonziato                        .50                      $25,000
     Sharon Novak                               2                     $100,000
     Richard Olstein                          .25                      $12,500
     Rick Parker                                1                      $50,000
     Mark Perelman                              2                     $100,000
     Professional Investment Group,
       L.L.C.                                   1                      $50,000
     Nancy Rothman                            .25                      $12,500
     Anna Smith                                .4                      $20,000

                                            Number of
                     Name                Debenture Units           Consideration
                     ----                ---------------           -------------

     Jerry and Joan Solovay                  1.25                      $62,500
     Kathryn & Michael Stati                  .25                      $12,500
     Gilbert Stein                              1                      $50,000
     John N. Straub, Ltd.                       1                      $50,000
     Hugh Ward                                 .2                      $10,000
     Stanley & Carol Weinstock                .25                      $12,500
                                            -----                      -------
                                             27.1                   $1,355,000

      4. On June 19 and August 19, 1996, the Company issued a total of 18,750 Common Stock Purchase Warrants exercisable at $4.00 per share and a $250,000 promissory note to Odyssey Capital Group, L.P., an institutional investor, in a private placement transaction exempt from registration under the Securities Act pursuant to Rule 506 of Regulation D thereunder as a transaction not involving a public offering. The Company realized gross proceeds of $250,000 in this transaction.

      5. On September 19, 1996, the Company issued 15,000 Common Stock Purchase Warrants at a nominal exercise price to First Western Bank in consideration of the termination of its credit facility with First Western Bank in a private placement transaction exempt from registration under the Securities Act pursuant to Section 4(2) thereof as a transaction not involving a public offering.

      6. In October 1996, the Company issued 200,000 shares of Common Stock and 200,000 Common Stock Purchase Warrants, 100,000 exercisable at $5.00 per share and the remainder at $8.00 per share, to Sands Brothers & Company, Ltd. and its designees in consideration for financial advisory services. These securities were sold to accredited and sophisticated investors in a private placement transaction exempt from registration under the Securities Act pursuant to section 4(2) thereof as a transaction not involving a public offering to the following persons:

                                                  Amount and
         Name                                 Type of Securities
         ----                                 ------------------

         Alan Bluestine                     31,667 Common Shares
                                            5,000 Warrants
         Gordon Fallone                     31,667 Common Shares
                                            5,000 Warrants
         Seth Potter                        625 Common Shares
         Rawhide Partners, L.P.             100,000 Common Shares
                                            100,000 Warrants
         Mathiew Russo                      625 Common Shares
         Sands Brothers, Co. & Ltd.         85,000 Warrants
         Aaron Scott                        3,750 Common Shares
         Robert Spiegel                     31,666 Common Shares
                                            5,000 Warrants

      7. On October 31, November 25 and December 5, 1996, the Company sold Debenture Units consisting of an aggregate of $1,000,000 principal amount of its one-year ten percent (10%) Convertible Subordinated Debentures and 55,000 Common Stock Purchase Warrants with each Unit consisting of a $50,000 principal amount Convertible Debenture and 2,750 Common Stock Purchase Warrants exercisable at $4.00 per share. The Company realized gross proceeds of $1,000,000 and paid sales commissions in the aggregate amount of $100,000 to Sands Brothers & Co., Ltd. The Debenture Units were sold to accredited investors in a private placement transaction exempt from registration under the Securities Act pursuant to Rule 506 of Regulation D thereunder as transactions by an issuer not involving a public offering to the following persons:

                                                  Number of
                               Name            Debenture Units     Consideration
                               ----            ---------------     -------------

               David Alldian                           .5               $25,000
               David Brown                             .5               $25,000
               Myles A. Cane                          1.5               $75,000
               Dr. Arnold Curnyn                        1               $50,000
               Granite Associates, LLC                  6              $300,000
               Katie and Adam Bridge
                  Ptnrs, L.P.                           2              $100,000
               Lorne House Nominees Ltd.                1               $50,000
               Ronald Rasch                            .5               $25,000
               SAGAX Fund II Ltd.                       1               $50,000
               Hal Satnick                              1               $50,000
               Richard Seidenberg                       2              $100,000
               Philip Thompson                         .5               $25,000
               Dianne Vaughn                           .5               $25,000
               Simon Zunamon                            2              $100,000
                                                      ---            ----------
                                                       20            $1,000,000

Item 27. Exhibits

      The following Exhibits are filed as part of this Report:

Exhibit No.         Description                                 Method of Filing
-----------         -----------                                 ----------------

2.1     Agreement and Plan of Reorganization by and between      Filed herewith
        LMI Acquisition Corp., Gold Coast Finance, Inc.,
        Roberta Margolis, Steven Margolis and Mark Margolis dated May 19, 1995

2.2     Amendment to the Agreement and Plan of                   Filed herewith
        Reorganization by and between LMI Acquisition Corp.
        and Gold Coast et. al. dated July 17, 1995

2.3     Amendment to the Agreement and Plan of                   Filed herewith
        Reorganization by and between LMI Acquisition Corp.
        and Gold Coast et al. dated January 26, 1996

2.4     Amendment to the Agreement and Plan of                   Filed herewith
        Reorganization between LMI Acquisition Corp. and
        Gold Coast et. al. dated March 28, 1996

2.5     Stock Purchase Agreement by and between LMI              Filed herewith
        Acquisition Corp. and Jeanette Waserstein and
        National-Wide Premium Finance Company dated May 5,
        1995

3.1     Certificate of Incorporation of Registrant dated May     Filed herewith
        12, 1994

3.2     Certificate of Amendment to the Registrant's             Filed herewith
        Certificate of Incorporation dated June 14, 1996

3.3     By-Laws of the Registrant                                Filed herewith

4.1     Specimen Common Stock Certificate                        Filed herewith

4.2     Specimen Series A $4.00 Preferred Stock Certificate      Filed herewith

4.3     Specimen Series B $3.00 Preferred Stock Certificate      Filed herewith

4.4     Certificate of Designation of Series A $4.00             Filed herewith
        Convertible Preferred Stock

4.5     Certificate of Designation of Series B $3.00             Filed herewith
        Convertible Preferred Stock

4.6     Form of 10% Subordinated Convertible Debenture           Filed herewith
        issued between April 25 and October 19, 1996

4.7     Form of 10% Subordinated Convertible Debenture           Filed herewith
        issued between October 31 and December 5, 1996

4.8     Form of Common Stock Purchase Warrant exerciseable       Filed herewith
        at $4.00 per Share issued March 28, 1996

4.9     Form of Common Stock Purchase Warrant exerciseable       Filed herewith
        at $4.00 per Share issued between April 25 and October 19, 1996

4.10    Form of Common Stock Purchase Warrant exerciseable       Filed herewith
        at $4.00 per Share issued between October 31 and December 5, 1996

4.11    Form of Common Stock Purchase Warrant exerciseable       Filed herewith
        at $5.00 per Share issued October 31, 1996

4.12    Form of Common Stock Purchase Warrant exerciseable       Filed herewith
        at $8.00 per Share issued October 31, 1996

4.13    Form of Common Stock Purchase Warrant exerciseable       Filed herewith
        at $4.00 per Share issued to Odyssey Capital Group,
        L.P. on June 20 and August 19, 1996

4.14    Common Stock Purchase Warrant Issued to First            Filed herewith
        Western Bank on September 19, 1996

5.1     Opinion of Buchanan Ingersoll Professional               To be filed by
        Corporation                                              Amendment

10.1    Amended and Restated Stockholders' Agreement by and      Filed herewith
        among Steven Margolis, Mark Margolis, Andrew Panzo and American Maple Leaf Financial Corp.

10.2    Employment Agreement by and between the Registrant       Filed herewith
        and Mark Margolis dated March 28, 1996

10.3    Employment Agreement by and between the Registrant       Filed herewith
        and Stephen E. Michaelson dated May 1, 1996



10.4    Employment Arrangement by and between the                Filed herewith
        Registrant and Robert Cohen dated September 27,
        1996

10.5    Option Agreement by and between the Registrant and       Filed herewith
        Stephen E. Michaelson dated May 1, 1996

10.6    Option Agreement by and between the Registrant and       Filed herewith
        Jeanette Waserstein dated July 16, 1996

10.7    Option Agreement by and between the Registrant and       Filed herewith
        Steven Margolis dated December 5, 1996

10.8    Separation Agreement by and between the Registrant       Filed herewith
        and Jeanette Waserstein dated July 16, 1996

10.9    Separation Agreement by and between the Registrant       Filed herewith
        and Steven Margolis dated December 5, 1996

10.10   Placement Agent Agreement by and between the             Filed herewith
        Registrant and Sands Brothers & Co., Ltd. dated
        October 15, 1996

10.11   Investment Banking Advisor Agreement by and between      Filed herewith
        the Registrant and American Maple Leaf Financial
        Corporation dated March 28, 1996

10.12   Financial Advisory Agreement by and between the          Filed herewith
        Registrant and Sands Brothers & Co., Ltd. dated
        August 14, 1996

10.13   Receivables Purchase and Sale Agreement by and among     Filed herewith
        Contract Funding Corp., Gold Coast Finance Inc., and
        SunAmerica Financial Resources, Inc. dated September
        19, 1996

10.14   Pledge Agreement by and between the Registrant and       Filed herewith
        SunAmerica Financial Resources, Inc. dated September
        19, 1996.

10.15   Demand Promissory Note in the Principal Amount of        Filed herewith
        $500,000 payable to SunAmerica Financial Resources,
        Inc. dated September 19, 1996

10.16   1997 Stock Option Plan of the Registrant                 To be filed by
                                                                 Amendment

21      Subsidiaries of the Registrant                           Filed herewith

23.1    Consent of Buchanan Ingersoll Professional               Included within
        Corporation                                              Exhibit 5.1

                                                                 Filed herewith
23.2    Consent of Peat Marwick, KPMG

Item 28. Undertakings

        The undersigned registrant hereby undertakes:

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement which individually or together represent a fundamental change in the information set forth in the registration statement; and (iii) include any additional or changed material information on the plan of distribution.

      2. For the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the termination of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Miami, State of Florida on January 13, 1997.

                                        USA FINANCE, INC.

                                        By:_____________________________________
                                           Stephen E. Michaelson
                                           Chief Executive Officer

                                        By:_____________________________________
                                           Robert Cohen
                                           Chief Financial Officer
                                           (Principal Financial and
                                             Accounting Officer)

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints STEPHEN E. MICHAELSON his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form SB-2 was signed by the following persons in the capacities and on the dates stated.

Signature                     Title                            Date
---------                     -----                            ----

_________________________     Chief Executive Officer          January 13, 1997
Stephen E. Michaelson         and Director

__________________________    President and Director           January 13, 1997
Mark Margolis

__________________________    Director                         January 13, 1997
Robert R. Bartolini
_________________________     Director and Secretary           January 13, 1997
David Alperin

                           Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

--------------------------------------------------------------------------------

                                    EXHIBITS

                                   Filed with
                                    Form SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

--------------------------------------------------------------------------------

                                USA FINANCE, INC.
             (Exact name of registrant as specified in its charter)

                                  EXHIBIT INDEX

Exhibit No.         Description                                 Method of Filing
-----------         -----------                                 ----------------

2.1     Agreement and Plan of Reorganization by and between      Filed herewith
        LMI Acquisition Corp., Gold Coast Finance, Inc.,
        Roberta Margolis, Steven Margolis and Mark Margolis dated May 19, 1995

2.2     Amendment to the Agreement and Plan of                   Filed herewith
        Reorganization by and between LMI Acquisition Corp.
        and Gold Coast et. al. dated July 17, 1995

2.3     Amendment to the Agreement and Plan of                   Filed herewith
        Reorganization by and between LMI Acquisition Corp.
        and Gold Coast et al. dated January 26, 1996

2.4     Amendment to the Agreement and Plan of                   Filed herewith
        Reorganization between LMI Acquisition Corp. and
        Gold Coast et. al. dated March 28, 1996

2.5     Stock Purchase Agreement by and between LMI              Filed herewith
        Acquisition Corp. and Jeanette Waserstein and
        National-Wide Premium Finance Company dated May 5,
        1995

3.1     Certificate of Incorporation of Registrant dated May     Filed herewith
        12, 1994

3.2     Certificate of Amendment to the Registrant's             Filed herewith
        Certificate of Incorporation dated June 14, 1996

3.3     By-Laws of the Registrant                                Filed herewith

4.1     Specimen Common Stock Certificate                        Filed herewith

4.2     Specimen Series A $4.00 Preferred Stock Certificate      Filed herewith

4.3     Specimen Series B $3.00 Preferred Stock Certificate      Filed herewith

4.4     Certificate of Designation of Series A $4.00             Filed herewith
        Convertible Preferred Stock

4.5     Certificate of Designation of Series B $3.00             Filed herewith
        Convertible Preferred Stock

4.6     Form of 10% Subordinated Convertible Debenture           Filed herewith
        issued between April 25 and October 19, 1996

Exhibit No.         Description                                 Method of Filing
-----------         -----------                                 ----------------
4.7     Form of 10% Subordinated Convertible Debenture           Filed herewith
        issued between October 31 and December 5, 1996

4.8     Form of Common Stock Purchase Warrant exerciseable       Filed herewith
        at $4.00 per Share issued March 28, 1996

4.9     Form of Common Stock Purchase Warrant exerciseable       Filed herewith
        at $4.00 per Share issued between April 25 and October 19, 1996

4.10    Form of Common Stock Purchase Warrant exerciseable       Filed herewith
        at $4.00 per Share issued between October 31 and December 5, 1996

4.11    Form of Common Stock Purchase Warrant exerciseable       Filed herewith
        at $5.00 per Share issued October 31, 1996

4.12    Form of Common Stock Purchase Warrant exerciseable       Filed herewith
        at $8.00 per Share issued October 31, 1996

4.13    Form of Common Stock Purchase Warrant exerciseable       Filed herewith
        at $4.00 per Share issued to Odyssey Capital Group,
        L.P. on June 20 and August 19, 1996

4.14    Common Stock Purchase Warrant Issued to First            Filed herewith
        Western Bank on September 19, 1996

5.1     Opinion of Buchanan Ingersoll Professional               To be filed by
        Corporation                                              Amendment

10.1    Amended and Restated Stockholders' Agreement by and      Filed herewith
        among Steven Margolis, Mark Margolis, Andrew Panzo and American Maple Leaf Financial Corp.

10.2    Employment Agreement by and between the Registrant       Filed herewith
        and Mark Margolis dated March 28, 1996

10.3    Employment Agreement by and between the Registrant       Filed herewith
        and Stephen E. Michaelson dated May 1, 1996



10.4    Employment Arrangement by and between the                Filed herewith
        Registrant and Robert Cohen dated September 27,
        1996

10.5    Option Agreement by and between the Registrant and       Filed herewith
        Stephen E. Michaelson dated May 1, 1996

Exhibit No.         Description                                 Method of Filing
-----------         -----------                                 ----------------
10.6    Option Agreement by and between the Registrant and       Filed herewith
        Jeanette Waserstein dated July 16, 1996

10.7    Option Agreement by and between the Registrant and       Filed herewith
        Steven Margolis dated December 5, 1996

10.8    Separation Agreement by and between the Registrant       Filed herewith
        and Jeanette Waserstein dated July 16, 1996

10.9    Separation Agreement by and between the Registrant       Filed herewith
        and Steven Margolis dated December 5, 1996

10.10   Placement Agent Agreement by and between the             Filed herewith
        Registrant and Sands Brothers & Co., Ltd. dated
        October 15, 1996

10.11   Investment Banking Advisor Agreement by and between      Filed herewith
        the Registrant and American Maple Leaf Financial
        Corporation dated March 28, 1996

10.12   Financial Advisory Agreement by and between the          Filed herewith
        Registrant and Sands Brothers & Co., Ltd. dated
        August 14, 1996

10.13   Receivables Purchase and Sale Agreement by and among     Filed herewith
        Contract Funding Corp., Gold Coast Finance Inc., and
        SunAmerica Financial Resources, Inc. dated September
        19, 1996

10.14   Pledge Agreement by and between the Registrant and       Filed herewith
        SunAmerica Financial Resources, Inc. dated September
        19, 1996.

10.15   Demand Promissory Note in the Principal Amount of        Filed herewith
        $500,000 payable to SunAmerica Financial Resources,
        Inc. dated September 19, 1996

10.16   1997 Stock Option Plan of the Registrant                 To be filed by
                                                                 Amendment

21      Subsidiaries of the Registrant                           Filed herewith

23.1    Consent of Buchanan Ingersoll Professional               Included within
        Corporation                                              Exhibit 5.1

                                                                 Filed herewith
23.2    Consent of Peat Marwick, KPMG